SCHEDULE 14C INFORMATION

 Information Statement Pursuant to Section 14(c) of the Securities Exchange Act
                                     of 1934

                                (Amendment No. 5)


Check the appropriate box:
[X]  Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ]  Definitive Information Statement

                           INTRAOP MEDICAL CORPORATION

                      (FORMERLY DIGITALPREVIEWS.COM, INC.)

                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
[ ]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

     1)   Title of each class of securities to which transaction applies:

          ___________________________________________________________________

     2)   Aggregate number of securities to which transaction applies:

          ___________________________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     4)   Proposed maximum aggregate value of transaction:

          ___________________________________________________________________


     5)   Total fee paid:

          ___________________________________________________________________


[ ]  Fee paid previously with preliminary materials.

[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
          $4,065.10
          ___________________________________________________________________

     2)   Form, Schedule or Registration Statement No.:
          Schedule 14C
          ___________________________________________________________________

     3)   Filing Party:
          Intraop Medical Corporation
          ___________________________________________________________________

     4)   Date Filed:
          April 20, 2004
          ___________________________________________________________________

                           INTRAOP MEDICAL CORPORATION


                              INFORMATION STATEMENT

                       FOR WRITTEN CONSENT OF STOCKHOLDERS

     This Information Statement (the "UUInformation StatementUU") is being furnished to the holders of outstanding shares of common stock of Intraop Medical Corporation, a Nevada Corporation (the "UUCompanyUU"), by the Board of Directors of the Company to inform the Company's stockholders (the "UUStockholdersUU") of actions taken by written consent in lieu of a special meeting.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

     The Company and Intraop Medical, Inc., a Delaware corporation (the "UUTargetUU"), have entered into an agreement that provides for a merger, as a result of which the Target will be merged with and into the Company. In the merger, the Target's stockholders will receive one share of the Company common stock for each of their shares of the Target common stock and each of their shares of the Target preferred stock. Each warrant and convertible note of the Target, outstanding and unexercised as of the effective time of the merger and each option to purchase common stock of the Target then outstanding will be assumed by the Company. Pursuant to an Agreement for the Purchase of Common Stock dated as of October 3, 2003 (as amended) on the closing of the merger, the Company will cancel up to 19,932,265 shares of its common stock currently owned of record by the Company's principal shareholder, David Shamy, as directed by the Target. Mr. Shamy received remuneration of approximately $148,000 for his agreement to cancel such shares. It is currently expected that all 19,932,265 of such shares will be cancelled.

     Mr. Shamy has consented to the merger and this Information Statement is being provided to inform you of this action and describe certain aspects of the merger as required under applicable law. The merger will be effected 20 days after the mailing date of this Information Statement, assuming satisfaction or waiver of all conditions to the merger.

     All information concerning the Company in this Information Statement has been furnished by the Company, and all information concerning Intraop Medical, Inc., a Delaware corporation has been furnished by Intraop Medical, Inc. The Stockholders are encouraged to read this Information Statement carefully.

     Share Information: The OTC/BB last listed trading price of the Company common stock on February 4, 2005 was $1.30 per share.

     SEE "RISK FACTORS" BEGINNING ON PAGE 6 FOR A DISCUSSION OF CERTAIN RISKS REGARDING THE MERGER.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE SECURITIES TO BE ISSUED IN THIS TRANSACTION OR DETERMINED THAT THIS INFORMATION STATEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THIS INFORMATION STATEMENT IS DATED _________, 2005. THIS INFORMATION STATEMENT IS FIRST BEING MAILED TO THE STOCKHOLDERS ON OR ABOUT ________, 2005.

                                     SUMMARY

     This brief summary highlights selected information from this Information Statement. It does not contain all of the information that is important to you.

     STOCKHOLDERS ARE ENCOURAGED TO CAREFULLY READ THIS ENTIRE DOCUMENT AND OTHER DOCUMENTS TO WHICH THIS INFORMATION STATEMENT REFERS TO FULLY UNDERSTAND THE MERGER. EACH STOCKHOLDER SHOULD CONSULT WITH SUCH STOCKHOLDER'S OWN LEGAL, TAX AND ACCOUNTING ADVISORS REGARDING THE CONSEQUENCES OF THE TRANSACTIONS DESCRIBED HEREIN.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED OR INCORPORATED IN THIS INFORMATION STATEMENT IN CONNECTION WITH THE MATTERS REFERRED TO HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE TARGET.

     This Information Statement shall not, under any circumstances, create any implication that there has been no change in the affairs of the Company or the Target since the date hereof or that the information contained herein is correct as of any time subsequent to its date.

o    The Merger (page 16)

     We have attached the merger agreement to this document as UUAppendix AUU. Please read the merger agreement. It is the legal document that governs the merger.

o    Parties to the Merger

Intraop Medical Corporation (the "Company")
7408 Comstock Circle
Salt Lake City, Utah 84121
801-943-2345

Intraop Medical, Inc. (the "Target")
3170 De la Cruz Blvd., Suite 108
Santa Clara, California 95054
408-986-6020

     Intraop Medical Corporation is a Nevada corporation which was organized for the purposes of engaging in the consulting and seminar business. In September 2003, Intraop Medical Corporation, in anticipation of negotiating the merger with Intraop Medical, Inc. formally abandoned its consulting and seminar business operations.

     Intraop Medical, Inc. is a privately held Delaware corporation which manufactures, markets, and distributes the Mobetron, a proprietary medical device used in Intraoperative Radiation Therapy as therapy for a wide range of cancers.


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

o    Effect and Timing of the Merger

     Assuming satisfaction or waiver of all conditions to the merger, 20 days after the first mailing date of this Information Statement the Company and the Target will combine by merger as a result of which each stockholder of the Target will receive one share of the Company's common stock in exchange for each share of Target common stock or Target preferred stock. Each warrant and convertible note of the Target, outstanding and unexercised as of the effective time of the merger and each option to purchase common stock of the Target then outstanding will be assumed by the Company.

o    Name and Management After the Merger (pages 16 and 17)

     Upon consummation of the merger, the Company will retain its name. Upon the closing of the merger the officers and directors of the Company will resign their positions and the directors and officers of the Target will be the directors and officers of the Company (pages 17 and 66-67).

o Potential Ability of the Officers, Directors and Affiliates to Control the Affairs of the Surviving Corporation

     Based on our current assumptions the proposed officers and directors of the surviving corporation and their affiliates will own approximately 12% (including shares and shares which may be issued for warrants, options or convertible securities) of the surviving corporation's approximately 21,000,000 fully diluted shares. The actual number of shares may vary depending on pre-merger equity activities of the Target and cancellation of Mr. Shamy's shares. If the maximum of 22,000,000 shares are issued to Target equity holders in the merger, total shares outstanding at the closing of the merger would be approximately 24,360,000 and the percentage held by officers and directors and their affiliates would be approximately 10%. See "Business of Target" for a discussion of such activities.

o    Our Reasons for the Merger (page 23)

     The Board believes that as a result of the Company's inability to succeed in the original business of the Company, the best way to give value back to the Company's stockholders was to find an industry which could supply significant revenues and thereby increase the potential for increased shareholder value. The Company believes that it has found such an industry in the industry for medical devices and believes that the Target's unique product, the Mobetron, will provide the Company an opportunity to increase the Company's stockholders return on investment. The Surviving Corporation will be managed by the officers and directors of the Target who have experience in this field.

o    Per Share Market Price Information (page 54)

     The Company's common stock is traded on the Over-the-Counter Bulletin Board Market under the symbol "IOPM." On February 4, 2005, the last listed trading price of the Company's common stock was $1.30 per share.


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

o    Conditions to Completion of the Merger (page 18)

     Whether we complete the merger depends on a number of conditions being satisfied or waived. We cannot be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.

o    Waiver, Extension and Amendment (page 22)

     The Company and the Target may jointly amend the merger agreement, and each of them may waive its right to require the other to adhere to the terms and conditions of the merger agreement and may extend the time for the performance of any obligations or other acts of the other parties.

o    Termination of the Merger Agreement (page 22)

     The Company and the Target can agree at any time prior to completing the merger to terminate the merger agreement. In addition, either the Company or the Target can decide, without the other's consent, to terminate the merger agreement if the merger has not been completed by March 31, 2005, the other company has breached the merger agreement or for other reasons.

o Interests of the Company's Officers and Directors in the Merger that Differ from Your Interests (page 24)

     David Shamy, one of the Directors of the Company and the Company's principal shareholder has interests in the merger that differ from, or are in addition to, your interests as stockholders of the Company. David Shamy has entered into an Agreement for the Purchase of Common Stock dated as of October 3, 2003 (as amended) pursuant to which David Shamy has agreed that on the closing of the merger the Company can cancel up to 19,932,265 shares of its common stock currently owned of record by David Shamy, as directed by the Target. Mr. Shamy received remuneration of approximately $148,000 for his agreement to cancel such shares. It is currently expected that all 19,932,265 of such shares will be cancelled. See "The Merger - Interests of Company Management in the Merger and Potential Conflicts of Interests."

o    Dissenters' Appraisal Rights (page 25)

     Nevada law provides dissenters' appraisal rights in the merger. Any Company Shareholder who perfects his or her dissenters' and appraisal rights under Nevada law will receive payment of the fair market value for his or her shares of the Company common stock. The Target's stockholders will also have dissenters' appraisal rights in the merger pursuant to Delaware law and if applicable, may also have dissenters' rights under California law. The Target covenants in the Merger Agreement that not more than ten percent (10%) of the shares of the Target common stock (including shares of the Target preferred stock on an as-converted basis) outstanding immediately prior to the effective time of the Merger will be eligible as dissenting shares. If more than ten percent (10%) of the Target's stockholders dissent, the Company will have the right to terminate the Merger Agreement.

o    Accounting Treatment (page 27)

     The Surviving Corporation will account for the Merger as a recapitalization of the Target. This means that for accounting purposes, the financial statements of the Surviving Corporation will be substantially those of the Target, as adjusted for the merger. As such, the Target's assets, liabilities, capital accounts, and share data will be retroactively restated to give effect to the merger, and the pre-merger historical financial statements of the Target will become those of the Surviving Corporation.

o    Going Concern Opinion

     In connection with their audit of the financial statements for the year ended December 31, 2003 the Company's auditors, Madsen & Associates, CPAs Inc., have expressed that the Company has incurred losses since inception and has not yet been successful in establishing profitable operations, raising substantial doubt as to the Company's ability to continue as a going concern. See Madsen & Associates, CPAs, Inc.'s report on page 43 and Note 8 to the Financial Statements of the Company on page 52. In addition, there are substantial concerns about the Target's ability to continue as a going concern. See Note 2 to the Target's Consolidated Financial Statements for years ended September 30, 2004 and 2003.

o    Certain Federal Income Tax Consequences (page 27)

     The merger is intended to qualify as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code. Assuming the merger does qualify as a reorganization, subject to the limitations and qualifications referred to in this Information Statement the Company's holders of common stock will generally not recognize gain or loss for United States federal income tax purposes as a result of the merger. Stockholders who exercise dissenters' or appraisal rights with respect to their shares of Company common stock with respect to the Merger and receive payment for such shares in cash will generally recognize capital gain or loss measured by the difference between the amount of cash received and the Stockholder's adjusted tax basis in such shares.








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

                                  RISK FACTORS

     The Stockholders should carefully consider the following risk factors, together with the other information included and incorporated by reference in this Information Statement.

Risks Relating to the Proposed Merger

Completion of the proposed merger is subject to satisfaction of closing conditions, including due diligence.

     Although the Merger Agreement has been executed, there can be no assurances that the proposed merger will be completed. There are several conditions to closing of the transaction, including satisfaction by the Target of its on-going due diligence investigation of the Company. If the results of the Target's due diligence investigation is not satisfactory in its sole discretion or if events occur that have a material adverse effect on the Company, the Target may terminate the Agreement and the merger may not occur. Likewise, if events occur that have a material adverse effect on the Target the Company may terminate the Merger Agreement and the proposed merger. In addition, either party can terminate if the other has breached its representations and warranties (subject to a cure period), the parties may agree among themselves for any reason to terminate the Merger or each party may terminate the Merger if the Merger is not consummated by March 31, 2005. There can be no assurances that such events will not occur and the merger is therefore not a certainty.

     If the merger does not occur, we will not have a viable business and unless another suitable merger partner can be found we will likely go out of business.

On completion of the merger we will assume all of the Target's liabilities, whether disclosed or not, and after the merger we will not be able to obtain relief from anyone for breaches of the Target representations and warranties.

     If we merge with the Target, the entire Target's business will become ours, including any and all liabilities whether or not disclosed. And since after the merger the Target will cease to exist as an entity, we will have no-one to sue if there are any misrepresentations about the Target's business. We have conducted only a limited review of the Target business and there can be no assurances that such undisclosed liabilities do not exist.

     In addition, the Target has significant obligations due or becoming due in the near future. At September 30, 2004 the Target owed Siemens Medical Solutions, Oncology Care Systems Division, a division of Siemens Medical Solutions USA, Inc. (collectively "Siemens") $575,831 (after including interest) due to the termination of the Target's Manufacturing and Distribution agreement with Siemens which was terminated in October 2002. Repayment of amounts due under the termination agreement were due in five equal monthly installments beginning June 25, 2003. Four payments have been made, $159, 032 in March 2004, and $150,000 each in September, October and November 2004. In December 2004, the Target and reached a settlement agreement whereby the Target signed an unsecured note in the amount of $171,185 in full satisfaction of all outstanding amounts due Siemens. The note is due in full on December 31, 2005. The note is non-interest bearing unless the Target fails to repay the note when due after which the note accrues interest from the due date until repaid at 9% per annum. Pursuant to the terms of the settlement agreement and mutual release, the Company executed a stipulation for entry of judgment in Siemen's favor, which entitles Siemens to immediately enforce a judgment against the Company in the


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

amount of any payment due under the settlement agreement and mutual release which is not paid in accordance with such settlement agreement. The Company did not make the payment due on December 31, 2004 and, therefore, Siemens is entitled to enforce a judgment against the Company in the amount of $171,185 plus any other amounts due under the settlement agreement and mutual release. The Target and Siemens are currently in discussions regarding the non-payment, and Siemens has not yet indicated to the Company whether it will enforce the judgment or what other actions, if any, it may take with respect to the missed payment. No assurance can be given that resolution favorable to the Target will be reached or that Siemens will continue to grant forbearance. Actions by Siemens could have a material adverse effect on the business of the Target and cause the Company to terminate the Merger Agreement.

     The Target has certain past due promissory notes under its Promissory Note Program with an aggregate outstanding principal balance of $520,000 (including amounts due related parties and after repayment of $325,000 of principal subsequent to September 30, 2004); see Note 8, Convertible Notes to Target's Consolidated Financial Statements for September 30, 2004. The notes, which matured at various dates between June 1, 2004 and September 1, 2004, were not paid when due. The Target has been in contact with the noteholders and is working to find a solution to the non-payment of the notes. No assurance can be given that these noteholders will continue to grant forbearance to the Target. Additionally, Target noteholders representing an additional $280,000 in obligations under the Promissory Note Program have agreed to convert their notes to equity upon completion of the merger while noteholders in the Company's Convertible Note Program (see Note 8, Convertible Notes to Target's Consolidated Financial Statements for September 30, 2004) have agreed to extend the maturity date of their notes, originally maturing in November 2004, until March 31, 2005. Noteholders under the Promissory Note Program have received warrants from the Target for their agreements to extend maturity and/or convert their promissory notes. Upon completion of the merger these obligations will be assumed by us. There can be no assurances that Target or, upon completion of the merger, the Company, will be able to satisfy these obligations. If any of the obligations are not timely repaid, actions by the noteholders could have a material adverse effect on the business of the Target and cause the Company to terminate the Merger Agreement.

The Target has pledged all of its assets and issued a significant amount of its capital stock as security for a loan.

     In March 2004, the Target borrowed $3,000,000 from a financial institution which is more fully described in Note 8 to the Target's September 30, 2004 financial statements and due at maturity in March 2005. Among other terms, the loan is secured by a lien on all of the assets of the Target. In addition, the Target issued 2,400,000 shares of its common stock to the lender as security for the note ("Collateral Shares"). So long as an event of default under the agreement has not occurred, the Target retains voting rights over the Collateral Shares and the lender is not permitted to sell the Collateral Shares. Should a default occur under this loan, the lender under this agreement would be entitled to exercise its rights as a secured creditor under the Uniform Commercial Code, including the right to take possession of all of the Target's assets and to sell those assets at a public or private sale following five business days' prior written notice to the Target and, pursuant to the agreement, also to sell the Collateral Shares. In the event the lender exercises those rights, the Target would have a very short period of time in which to obtain adequate capital to satisfy the amount of the obligations to the lender in order to prevent the sale of its assets. For the Target to obtain such capital in such a short period would result in very significant dilution to the stockholders and if the Target is unable to obtain those funds, the Target could be unable thereafter to operate, possibly resulting in a total loss of the investment made by its stockholders.

We have not been represented by counsel in the merger negotiations.

     Due to our lack of resources, we have not been able to hire counsel to represent the Company in connection with the merger. While we believe the merger terms to be fair, we have not had the benefit of experienced counsel assisting us with preparing the merger agreement and related documents. Not having counsel means we are not as confident as we might otherwise be that the terms of the merger are fair or that appropriate disclosures have been made, and there is no legal opinion to rely on.

We do not know how many shares will be outstanding after the merger.

     The number of shares we are required to issue in the merger will depend on a number of factors, including the possible conversion of promissory notes to stock, the amount of equity fundraising completed before the merger and the amount of interest and dividends convertible into stock. The maximum number of shares we are required to issue in the merger is 22,000,000. Each additional share that is issued in the merger will mean additional dilution for our equity holders on the date of the merger.

Risks Relating to the Target's Business

     If the proposed merger is completed, the business of the Target will become the sole business of the Company. The following are certain risks relating to the Target business as currently conducted.

     The Target been in operation for over 10 years and has never been profitable.

     The Target is a medical device company that has experienced significant operating losses in each year since incorporation on March 9, 1993, primarily due to the cost of substantial research and development of its sole product, the Mobetron. The Target has generated about $8.8 million in operating revenues through September 30, 2004, and it expects to incur additional operating losses as well as negative cash flows from operations in future periods. The Target's ability to achieve profitability will depend upon its successful commercial marketing of the Mobetron and its effectively making the transition to a manufacturing and marketing company. It is possible that the Mobetron and any other products of the Target will never gain full commercial acceptance, and as a result the Target may never generate significant revenues or achieve or maintain profitability.

The Target has significant additional capital needs.

     The Target has expended, and will continue to expend, substantial funds on development, marketing, research, and commercialization related to the Mobetron. At present, the Target receives liquidity from proceeds from the sale of securities, funding from strategic partners, and payments by distributors and customers.

     However, the Target currently lacks the working capital to continue in business for more than about three months and has obligations described above that it may not be able to meet. The Target is attempting to raise funding privately to sustain it through the merger and will need to raise additional working capital after the merger to sustain the business. Any additional secured debt financing would require the consent of its senior lender. Equity or debt financing may not be available on terms favorable to the Target or at all, in which case the Target may be unable to meet its expenses, either before or after the merger.


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

The Target's single product is subject to uncertain market acceptance.

     Through January 31, 2005, the Target has delivered twelve Mobetron units to: the University of California-San Francisco, University Hospitals of Cleveland, University of Louisville Hospital, University of Tokyo, University of North Carolina, Methodist Hospital of Indianapolis, Mayo Clinic of Arizona, Jagiellonian University Hospital in Krakow, Poland, Catharina Ziekenhuis in Eindhoven, the Netherlands, Hospital San Jaime in Alicante, Spain, The Ohio State University Medical Center, and Azienda Ospedelariera "Maggiore della Carrita" in Novara, Italy. The Target has not yet manufactured, marketed, or sold the Mobetron in full commercial quantities. There can be no assurances that the Mobetron will gain broad commercial acceptance or that commercial viability will be achieved; that future research and development related to the Mobetron system will be successful or produce commercially salable products; that other products under development by the Target will be completed or commercially viable; or that hospitals or other potential customers will be willing to make the investment necessary to purchase the Mobetron or other products under development by the Target, or be willing to comply with applicable government regulations regarding their use.

The Target is dependent on key suppliers and has limited manufacturing experience.

     The Target has entered into an exclusive agreement with CDS Group for the manufacture of the Mobetron System, while the accelerator component of the Mobetron is manufactured to its specifications by American Science & Engineering, Inc. ("AS&E"), Santa Clara, California. On December 13, 2004, AS&E announced that, subject to customary closing conditions, Accuray Incorporated of Sunnyvale, California has agreed to buy the AS&E's High Energy Systems Division which manufactures the accelerator component for the Mobetron. After discussions with Accuray's management, the Target believes that Accuray will continue to supply guides to the Target on terms no less favorable than those enjoyed by the Target prior to the acquisition.

     Though members of management have extensive experience in manufacturing, to date the Target has not itself manufactured the Mobetron system. The Target does not have experience manufacturing its products in the volumes that will be necessary for the Target to achieve significant commercial sales. Any significant interruption in the Target's relationship with AS&E (or Accuray following the announced acquisition), CDS Group, or any other key suppliers, including subcontractors, would have a material adverse effect on the Target's ability to manufacture the Mobetron and, therefore, on its business, financial condition, and results of operation.

     The Target expects to retain the rights to manufacture certain Mobetron accessories, options, and disposable medical devices. The Target may encounter difficulties in scaling up the production of the Mobetron or in hiring and training additional personnel to manufacture the Mobetron in commercial quantities.

     The Target intends to do its own final testing of the Mobetron. This testing requires a specialized test facility. The Target currently has access to test facilities which it believes to be adequate for testing the Mobetrons produced by CDS Group through July 15, 2005. The Target is working on obtaining additional test facilities. The inability of the Target to locate additional test facilities would likely have a material adverse effect on the Target's ability to manufacture the Mobetron and, therefore, on its business, financial condition, and results of operation.

The Target is subject to intense competition.

     Conventional linear accelerator manufacturers have more substantial histories, backgrounds, experience, and records of successful operations; possess greater financial, technical, marketing, and other resources; and have more employees and more extensive facilities than the Target now has, or will have in the foreseeable future. These companies have sold one or two modified conventional accelerators and could continue to offer essentially the same type of conventional unshielded system. Additionally, two other manufacturers, Hytesis and Liac, are known to the Target to have developed systems that are light enough for operating room use.

     The possibility of significant competition from other companies with substantial resources also exists. The cancer treatment market is subject to intense research and development efforts all over the world, and the Target can face competition from competing technologies that treat cancer in a different manner. It is also likely that other competitors will emerge in the markets that the Target intends to commercialize. There can be no assurances that the Target's competitors will not develop technologies or obtain regulatory approval for products that may be more effective than the Target's products, and that Target's technologies and products would not be rendered less competitive or obsolete by such developments.

The Target's industry is subject to rapid, unpredictable, and significant technological change.

     The medical device industry is subject to rapid, unpredictable, and significant technological change. The Target's business is subject to competition in the U.S. and abroad from a variety of sources, including universities, research institutions, and medical device and other companies. Many of these potential competitors have substantially greater technical, financial, and regulatory resources than the Target does and are accordingly better equipped to develop, manufacture, and market their products. If these companies develop and introduce products and processes competitive with or superior to the Target's products, the Target may not be able to compete successfully against them.

The Target may be unable to protect its patents and proprietary technology.

     The Target's ability to compete effectively in the marketplace will depend, in part, on its ability to protect its intellectual property rights. The Target relies on patents, trade secrets, and know-how to establish and maintain a competitive position in the marketplace. The enforceability of medical device or other patents, however, can be uncertain. Any limitation or reduction in its rights to obtain or enforce its patents could have a material adverse effect on its ability to maintain or protect its intellectual property rights.

The Target may unknowingly infringe the intellectual property rights of third parties and thereby expose ourselves to suit.

     The Target attempts to avoid infringing known proprietary rights of third parties in its product development efforts. However, the Target has not conducted and does not conduct comprehensive patent searches to determine whether the technology used in its products infringes patents held by third parties. In addition, it is difficult to proceed with certainty in a rapidly evolving technological environment in which there may be numerous patent applications pending, many of which are confidential when filed, with regard to similar technologies.


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

     If the Target were to discover that its products violate third-party proprietary rights, there can be no assurance that it would be able to obtain licenses to continue offering such products without substantial reengineering or that any effort to undertake such reengineering would be successful, that any such licenses would be available on commercially reasonable terms, if at all, or that litigation regarding alleged infringement could be avoided or settled without substantial expense and damage awards. Any claims against the Target relating to the infringement of third-party proprietary rights, even if not meritorious, could result in the expenditure of significant financial and managerial resources and in injunctions preventing the Target from distributing certain products. Such claims could materially adversely affect the Target's business, financial condition, and results of operations.

The Target is subject to extensive government regulation.

     The development, testing, manufacturing, and marketing of the Target's Mobetron are regulated by the United States Food and Drug Administration ("FDA"), which requires government clearance of such products before they are marketed. The Target filed and received 510(k) pre-market notification clearance from the FDA in July 1998. The Target received clearance for sales in Japan ("JIS") in May 2000, and received European EC Certificate approval ("CE Mark") on October 12, 2001. However, the Target may need to obtain additional approvals from the FDA or other governmental authorities if they decide to change or modify the Mobetron. In that case, the FDA or other authorities may not grant any new approvals. In addition, if they fail to comply with FDA or other regulatory standards, they could be forced to withdraw their products from the market or be sanctioned or fined.

     The Target is also subject to federal, state, and local regulations governing the use, generation, manufacture, and testing of radiation equipment, including periodic FDA inspections of manufacturing facilities to determine compliance with FDA regulations. In addition, the Target must comply with federal, state, and local regulations regarding the manufacture of healthcare products and radiotherapy accelerators, including Good Manufacturing Practice ("GMP") regulations, Suggested State Regulations for the Control of Radiation ("SSRCR"), and International Electrotechnical Committee ("IEC") requirements, and similar foreign regulations and state and local health, safety, and environmental regulations. In addition, they may not be able to identify and retain manufacturers on commercially acceptable terms, if at all, and any manufacturers they do retain might not be able to meet all relevant regulatory requirements. Although the Target believes that it has complied in all material respects with applicable laws and regulations, there can be no assurances that the Target will not be required to incur significant costs in the future in complying with manufacturing and environmental regulations. Any problems with their ability to meet regulatory standards could prevent the Target from marketing the Mobetron or other products.

The Target expects to be highly dependent on overseas sales.

     The Target believes that the majority of its sales over at least the next two years will be made to overseas customers. The Target's business, financial condition, and results of operations could be materially adversely affected by changes in the political or economic climates, laws, regulations, tariffs, duties, import quotas, or other trade policies in the United States or foreign countries.

     Additionally, the Target has limited experience in many of the foreign markets in which it plans to sell its goods and services. To succeed, the Target will need to expand its presence overseas by hiring addition staff and opening overseas offices to meet its sales, manufacturing, and customer support goals. No assurance can be given that the Target can meet these goals. An inability to expand its overseas presence could have a material adverse affect on the Target's business, financial condition, and results of operations.

If the Target's revenue stream were to become more dependent upon third party payors such as insurance companies, their revenues could decrease and their business could suffer.

     The system of health care reimbursement in the United States is being intensively studied at the federal and state level. There is a significant probability that federal and state legislation will be enacted that may have a material impact on the present health care reimbursement system. If, because of a change in the law or other unanticipated factors, certain third party payors (primarily insurance companies) were to become a more substantial source of payment for the Target's products in the future, the Target's revenues may be adversely affected. This is because such providers commonly negotiate or legislate cost structures below the prevailing market rate and typically negotiate payment arrangements which are less advantageous than those available from private payors. Payment by third party payors could also be subject to substantial delays and other problems related to receipt of payment. The health care industry, and particularly the operation of reimbursement procedures, has been characterized by a great deal of uncertainty, and accordingly no assurance can be given that third party payors will not become a significant source of payment for the Target's products, or that such a change in payment policies will not occur. Any of these factors could have a material adverse effect on the Target's business and financial condition and affect the Target's ability to make interest and principal payments under the Target's notes. There can be no assurances that such legislation will not restrict hospitals' ability to purchase equipment such as the Mobetron or that such legislation will not have a material adverse effect on the Target's ability to sell the Mobetron and the Target's business prospects and financial condition.

The Target could be subject to product liability claims for which it has no insurance coverage.

     The manufacture and sale of the Target's products entails the risk of product liability claims. Although the Target has obtained product liability insurance prior to commercially marketing its products, product liability insurance is expensive and may not be available to the Target in the future on acceptable terms or at all. To date, the Target has not experienced any product liability claims. A successful product liability claim against the Target in excess of its insurance coverage could have a material adverse effect on the Target's business, financial condition, and results of operations.

The Target is substantially dependent on certain key employees.

     The Target believes that its success will depend to a significant extent upon the efforts and abilities of a relatively small group of management personnel, particularly Donald Goer, PhD, Chief Executive Officer of the Target. The loss of the services of one or more of these key people could have a material adverse effect on the Target. The Target has employment agreements with Mr. Goer and one other employee and has purchased "key person" life insurance in the amount of $5,000,000, of which $3,000,000 has been pledged to one of its lender's as security for their loan.

     The Target's future success will also depend upon its ability to continue to attract and retain qualified personnel to design, test, market, and service its products and manage its business. There is significant competition for these technical and management employees. There can be no assurance that the Target will be successful in attracting and retaining such personnel.

The Target's limited resources may prevent it from developing additional products or services.

     The Target has limited financial, management, research, and development resources. Plans by the Target to develop additional products and services may require additional management or capital which may not be available at the appropriate time or at a reasonable cost. In addition, these products and services may divert management and research and development resources from the development and marketing of the Mobetron system which would adversely impact the revenue and potential earnings of the Target.

FORWARD-LOOKING STATEMENTS

     This Information Statement contains forward-looking statements that address, among other things, corporate strategy, acquisition and expansion strategy, development of products and services, projected capital expenditures, liquidity, development of additional revenue sources, development and maintenance of profitable marketing and distribution alliances, market acceptance of the Target's products including the Mobetron, acquisition and/or development of profitable new international business and the acceptance of the surviving corporation's products, technological advancement, ability to develop a market for its products and global expansion and risk factors. These forward-looking statements include information about possible or assumed future results of our operations or the performance of the surviving company after the merger is completed.

     These statements may be found in the sections of this Information Statement entitled "Summary," "Risk Factors," "Certain Information Concerning the Company
- Management's Discussion and Analysis of Financial Condition and Results of Operations," "Certain Information Concerning the Target" and in this Information Statement generally and in other documents to which we refer you that are subject to risks and uncertainties.

     When we use any of the words "believes," "expects," "anticipates," "intends," "estimates" or similar expressions, we are making forward-looking statements. Many possible events or factors could affect the actual financial results and performance of each of our companies after the merger, and these factors or events could cause those results or performance to differ materially from those expressed in our forward-looking statements. The surviving company's actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including all the risks discussed in "Risk Factors" and elsewhere in this Information Statement.



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                                       13

                                  INTRODUCTION

Purpose of Information Statement

     This Information Statement is being furnished to you by Intraop Medical Corporation, a Nevada corporation (the "Company"), to inform you of the Written Consent of the Company's Stockholders to approve the following:

     o a merger in which Intraop Medical, Inc., a Delaware corporation, will merge with and into the Company, with the Company continuing as the surviving corporation, and all of the transactions contemplated by the Merger Agreement (defined below) attached hereto as Appendix A;

     o the Amended and Restated Articles of Incorporation of the Company, as the surviving corporation, attached as Exhibit B to the Merger Agreement attached hereto as Appendix A;

     o the Amended and Restated Bylaws of the Company, as the surviving corporation, attached as Exhibit C to the Merger Agreement attached hereto as Appendix A.

Merger of Intraop Medical Inc., a Delaware Corporation, with and into Intraop Medical Corporation, a Nevada Corporation.

     Pursuant to an Agreement and Plan of Reorganization dated as of February 24, 2004, as amended to date (the "Merger Agreement") entered into by and among Intraop Medical Corporation, a Nevada corporation (the "Company") and Intraop Medical, Inc., a Delaware corporation (the "Target"), the Target will be merged with and into the Company, with the Company remaining as the surviving corporation (the "Surviving Corporation") and the Target's corporate existence ceasing to exist (the "Merger").

     Pursuant to the Merger Agreement, each of the issued and outstanding shares of Target's preferred stock, $0.001 par value ("Target Preferred Stock"), and Target's common stock, $0.001 par value (the "Target Common Stock") (collectively, the Target Preferred Stock and the Target Common Stock are referred to herein as the "Target Capital Stock"), at the Effective Time (as defined below) of the Merger, will be cancelled and extinguished and automatically converted into the right to receive one (1) corresponding share of Company common stock, $0.001 par value (the "Company Common Stock"). The Company Common Stock to be issued in the Merger shall be referred to herein as the "Merger Consideration."

     At the Effective Time of the Merger, the Company will in accordance to an Agreement for the Purchase of Common Stock Dated October 3, 2003, (as amended) by and between David Shamy and Peyton Chandler & Sullivan, Inc. ("PCS"), and certain affiliates of PCS (the "Principal Shareholder Agreement"), cause up to 19,932,265 shares of Company Common Stock held by David Shamy to be canceled and extinguished, as directed by the Target. According to the Merger Agreement, the Target will have the right to dictate to the Company the amount of shares of the Company Common Stock held by David Shamy to be canceled. Mr. Shamy has received remuneration for his agreement to cancel such shares. It is currently expected that all 19,932,265 of such shares will be cancelled.

     PCS, a financial advisory and consulting firm, and its affiliates under the Principal Shareholder Agreement own as of July 13, 2004, an aggregate of 1,927,839 shares of the Company's common stock and PCS is also entitled to receive up to 350,000 shares of the Company's Common Stock in the Merger for rendering financial advisory and consulting services to the Target.

     In addition, at the Effective Time (as defined herein) of the Merger, (i) each Target warrant ("Target Warrant") outstanding and unexercised as of the Effective Time (as defined herein) will be assumed by the Company and (ii) each Target convertible note ("Target Convertible Note") outstanding and unconverted as of the Effective Time (as defined herein) will be assumed by the Company. Furthermore, all options to purchase Target Common Stock (whether vested or unvested) then outstanding under the Target Stock Option Plan (the "Target Options") at the Effective Time (as defined herein) will be assumed by the Company and will continue to have, and be subject to, the same terms and conditions set forth in the Target Stock Option Plan and any other document governing such Target Option immediately prior to the Effective Time (as defined herein), and any restriction on the exercisability of such Target Option will continue in full force and effect, and the term, exercisability, vesting schedule and other provisions of such Target Option will remain unchanged. If the Merger is completed, all Target warrants and options outstanding and unexercised as of the Effective Time (as defined below) will become exercisable for shares of the Surviving Corporation.

     Unless the Merger Agreement is earlier terminated, the closing of the Merger (the "Closing") will take place as promptly as practicable, but no later than 3 business days, following satisfaction or waiver of the conditions to Closing set forth in the Merger Agreement. The date upon which the Closing actually occurs is herein referred to as the "Closing Date." The parties currently expect that the Closing Date will occur on or before March 31, 2005.

     In connection with the Merger, and effective as of the Effective Time (as defined herein), the articles of incorporation and bylaws of the Surviving Corporation will be amended and restated in the form as is attached as Exhibit B and Exhibit C to the Merger Agreement hereto as Appendix A.

     Following the Merger, the Company's amended and restated articles of incorporation will authorize the Company to issue up to 100,000,000 shares of common stock, with a par value of $.001 per share. The shares of common stock do not have any pre-emptive rights and the Company is not authorized to issue any other class of shares. The Board currently has no agreement or plan to sell any of these shares. The purpose for the authorization of such shares is to enable the Company to raise equity capital to finance its operations, from time to time, as determined by the Board and at such price as fixed by the Board. The issuance of the Company's Common Stock to the Target's stockholders and the potential future issuance of additional authorized capital stock of the Company to raise additional capital will result in dilution to current shareholders of the Company and shareholders of the Surviving Corporation.


     Stockholders who do not vote in favor of or consent to the Merger are entitled to exercise their dissenters' rights with respect to the Merger under Nevada law. A Shareholder who perfects dissenters' rights to the Merger with respect to his or her shares would be entitled to an amount equal to the fair market value of the shares as of the day before the first announcement of the terms of the proposed Merger.

     THE BOARD OF DIRECTORS OF THE COMPANY AND ITS MAJORITY STOCKHOLDER HAVE UNANIMOUSLY APPROVED THE MERGER, THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

                                   THE MERGER

     The description of the Merger Agreement and the Merger contained in this Information Statement does not purport to be complete and is qualified in its entirety by reference to the copy of the Merger Agreement, the full text of which is attached hereto as Appendix A and is incorporated herein by reference. Company Stockholders should read the entire Merger Agreement carefully. Reference should be made to the Merger Agreement, and the exhibits thereto, for a complete description of the terms of the Merger. Any capitalized terms used in connection with the description of the Merger Agreement and the Merger under this heading ("The Merger") and not otherwise defined herein shall have the same meanings given to them in the Merger Agreement.

Background of the Merger

     The potential transaction between the Company and the Target was the result of an introduction provided by PCS as part of its financial advisory and consulting services for the Target. At the time the Company had been considering abandoning its previous business of on-line investor education and the Target was looking for a public merger partner. After the initial introduction and a due diligence process the parties negotiated and signed the Merger Agreement, which was approved by the Company's Board on February 24, 2004 and by the Target's Board on February 12, 2004. In addition, the merger was approved by the Company's majority stockholder on September 3, 2004 and by the Target stockholders on July 13, 2004.

Material Features of the Merger.

     Parties to the Merger.

     Intraop Medical Corporation (the Company) is a Nevada corporation with its principal executive office located at 7408 Comstock Circle, Salt Lake City, Utah 84121. The Company was initially organized to engage in the consulting and seminar business. The Company has not generated any revenues from its consulting and seminar business. In September 2003, the Company, in anticipation of negotiating the merger with Intraop Medical, Inc. (the Target) formally abandoned its consulting and seminar business operations.

     Intraop Medical, Inc. (the Target) is a privately-held Delaware corporation, with its principal executive office located at 3170 De la Cruz Blvd., Suite 108, Santa Clara, California 95054. Intraop Medical, Inc. manufactures, markets, and distributes the Mobetron, a proprietary medical device used in the Intraoperative Radiation Therapy as therapy for a wide range of cancers.

     Effective Time of Merger. Unless the Merger Agreement is earlier terminated pursuant to its terms, the Closing will take place as promptly as practicable, but no later than 3 business days, following satisfaction or waiver of the conditions to Closing set forth in the Merger Agreement. In connection with the Closing, the Merger shall be consummated by the filing of the Articles of Merger with the Secretaries of State of the States of Nevada and Delaware, in accordance with the relevant provisions of applicable Nevada Law and Delaware Law (the time of the later of such filing being referred to herein as the "Effective Time").

     Effect of the Merger. At the Effective Time, the Target will be merged with and into the Company. The Company will continue as the Surviving Corporation of the Merger and the separate corporate existence and identity of the Target will cease. At the Effective Date, and subject to the Merger Agreement, the Articles of Merger and the applicable provisions of the Nevada Law and Delaware Law, all the property, rights, privileges, powers, and franchises of the Target will vest in the Surviving Corporation, and all debts, liabilities and duties of the Target will become the debts, liabilities, and duties of the Surviving Corporation.

     Conversion of the Target Capital Stock. Pursuant to the Merger Agreement, at the Effective Time, each one (1) share of the Target Common Stock issued and outstanding immediately prior to the Effective Date will be cancelled and extinguished and automatically converted into the right to receive one (1) share of Company Common Stock. Likewise, at the Effective Time, each one (1) share of Target Preferred Stock issued and outstanding immediately prior to the Effective Time will be canceled and extinguished and automatically converted into the right to receive one (1) share of Company Common Stock.

Management of the Surviving Corporation Following the Merger

     Directors and Officers of the Surviving Corporation. Pursuant to the Merger Agreement, at the Effective Time, the directors and officers of the Target prior to the Effective Time will be the directors and officers of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified. As of the date of this Information Statement the following are the officers and directors of the Target: Donald A. Goer (Chief Executive Officer, President, and Director); John P. Matheu (Director); Mary Louise Meurk (Secretary and Director); Theodore L. Phillips, M.D. (Director); Dr. Michael Friebe (Director); Howard Solovei (Chief Financial Officer); Richard Simon (Vice President of Operations). See "Certain Information Concerning the Target - Management" for more information.

     The Target's directors, executive officers and affiliates owned no shares of the Company common stock of the record date. On completion of the Merger, the proposed officers and directors of the surviving corporation and their affiliates will own approximately 12.0% of the Surviving Corporation's approximately 21,000,000 fully diluted shares (including shares and shares which can be obtained by exercising warrants, options and convertible notes) if the Company cancels all 19,932,265 shares of Company Common Stock owned by David Shamy.

Amended and Restated Articles of Incorporation and Restated Bylaws of the
Company

     The Merger Agreement provides that at the Effective Time, the Articles of Incorporation of the Surviving Corporation will be amended and restated in its entirety in the form as is attached as Exhibit B to the Merger Agreement attached hereto as Appendix A. The Company Board believes that it is in the best interests of the Stockholders to approve the adoption of the Amended and Restated Articles of Incorporation and authorize their filing together with the Merger Articles, effective upon the Effective Time.

     Comparison of the Current Articles of Incorporation to the Amended and Restated Articles of Incorporation.

     The current Articles of Incorporation of the Company authorized the Company to issue 50,000,000 shares of common stock at a par value of $0.001 per share. The Amended and Restated Articles of Incorporation of the Company increases the authorized common stock of the Company to 100,000,000 shares at a par value of $0.001 per share. In addition, the Amended and Restated Articles of Incorporation provide for elimination of liability of directors of the Company to the fullest extent permissible under Nevada law and authorization for the Company to provide indemnification of officers, directors, employees and agents subject to certain limitations.

     Comparison of the Current Bylaws to the Restated Bylaws.

     The Amended and Restated Bylaws differ in certain respects from the current Bylaws. Among others, the Amended and Restated Bylaws set the office of the Company to the Target's current principal place of business in Santa Clara and set the fiscal year end to be September 30. Regarding the number of directors, the current Bylaws provided that initially there will be one director and thereafter the number of directors may be increased to not more than nine directors by resolution of the board of directors. The Amended and Restated Bylaws provide that the number of directors that will constitute the whole board should be at least one and does not place any further limitations on the number of directors. With respect to the voting powers of the Stockholders, both the current Bylaws and the Amended and Restated Bylaws provide that every stockholder of record will be entitled to one vote for each share of stock standing in his or her name on the books of the Company and that there will be no cumulative voting. With respect to dividends, the current Bylaws of the Company and the Amended and Restated Bylaws provide that dividends are declared at the discretion of the Board of Directors of the Company. Pursuant to the Amended and Restated Bylaws, annual meetings of stockholders will be held on such date and time as the board of directors may determine.

     The current Bylaws allow for certain indemnification of any person made a party or involved in any civil, criminal or administrative action, suit or proceeding by reason of the fact that such person was a Director, officer, or employee of the Company. Although the Amended and Restated Bylaws do not have any indemnification provisions, the Amended and Restated Articles of Incorporation provide for elimination of liability of directors for monetary damages to and for indemnification of officers, directors, employees or agents to the extent permissible under Nevada law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is therefore unenforceable.

     In addition, the Bylaws of the Surviving Corporation will be amended and restated in their entirety in the form as is attached as Exhibit C to the Merger Agreement attached hereto as Appendix A.

Conditions to the Merger Pursuant to the Merger Agreement

     Conditions to Obligations of the Company and the Target to Effect the Merger. The consummation of the Merger is subject to satisfaction at or prior to the Effective Date of the following conditions (any of which may be waived in writing by agreement of all parties to the Merger Agreement):

     (a) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be and remain in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending, which would have a Material Adverse Effect on either the Company or on the Company combined with the Surviving Corporation after the Effective Time, nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

     (b) Governmental Approval. The Company and Target, and their respective subsidiaries and other stockholders of Target, as applicable, shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of or in connection with the Merger and the several transactions contemplated hereby, including such approvals, waivers and consents as may be required under the Securities Act, under state Blue Sky laws, other than filings and approvals relating to the Merger or affecting Company's ownership of Target or any of its properties if failure to obtain such approval, waiver or consent would not have a Material Adverse Effect on Company after the Effective Time.

     (c) Securities Laws. The issuance of the Merger Consideration by the Company in accordance with the Merger Agreement will be exempt from registration with the Securities and Exchange Commission and no other filings, approvals, registrations, or qualifications shall be required under applicable federal or state securities laws for the consummation of the merger in accordance with the Merger Agreement.

     (d) Shareholder Approval. The Merger Agreement, the Merger and the transactions contemplated in the Merger Agreement shall be approved and adopted by the stockholders of both Company and the Target by the requisite vote under applicable law and the Company's Articles of Incorporation and Target's Certificate of Incorporation.

     Additional Conditions to the Obligations of Target. The obligations of the Target to consummate and effect the Merger Agreement and the transactions contemplated thereby are subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by the Target:

     (a) Representations, Warranties and Covenants. The representations and warranties of the Company in the Merger Agreement (i) shall be true and correct in all material respects except that representations and warranties qualified by materiality shall be true and correct to the extent of such qualification on and as of the date of the Merger Agreement and (ii) shall be true and correct on and as of the Closing as though such representations and warranties were made on and as of such time except to the extent that any such failure to be true and correct (without regard to any qualification as to materiality contained in such representation or warranty) would not be reasonably likely to have a Material Adverse Effect on Target nor materially and adversely affect the consummation of the Merger (except, in any case, for such representations and warranties that speak specifically as of the date of the Merger Agreement or as of another date, which shall be true and correct as of such date).

     (b) Performance of Obligations. The Company shall have performed and complied in all material respects with all covenants, obligations and conditions of the Merger Agreement required to be performed and complied with by it as of the Closing.

     (c) Certificate of Officers. Target shall have received a certificate executed on behalf of the Company by the chief executive officer and chief financial officer of the Company certifying that the conditions set forth in
Section 6.2(a) and Section 6.2(b) of the Merger Agreement have been satisfied.

     (d) Third Party Consents. All consents or approvals listed in Schedule 6.2(d) of the Merger Agreement, if any, shall have been obtained and shall be in full force and effect.

     (e) No Governmental Litigation. There shall not be pending or threatened any legal proceeding in which a Governmental Entity is or is threatened to become a party or is otherwise involved, and no party hereto shall have received any communication from any Governmental Entity in which such Governmental Entity indicates the probability of commencing any legal proceeding or taking any other action: (a) challenging or seeking to restrain or prohibit the consummation of the Merger; (b) relating to the Merger and seeking to obtain from the Company or any of its subsidiaries or Target, any damages or other relief that would be material to the Company or Target; (c) seeking to prohibit or limit in any material respect Target's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Company; or
(d) which would materially and adversely affect the right of the Company or Target to own the assets or operate the business of Target.

     (f) No Other Litigation. There shall not be pending any legal proceeding:
(a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement;
(b) relating to the Merger and seeking to obtain from the Company or any of its subsidiaries or Target, any damages or other relief that would be material to the Company or Target; (c) seeking to prohibit or limit in any material respect Target's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Company; or (d) which would affect adversely the right of Target or the Company to own the assets or operate the business of Target.

     (g) No Material Adverse Effect. There shall not have occurred any Material Adverse Effect on the Company.

     (h) Officers and Director Resignations. All persons serving as directors or officers of the Company shall have resigned such positions effective as of the Closing Date.

     (i) Shareholder Approval. The Merger Agreement, the Merger and the transactions contemplated in the Merger Agreement shall be approved and adopted by the stockholders of the Company by the requisite vote under applicable law and Company's Articles of Incorporation.

     (j) Dissenters' Rights. Not more than ten percent (10%) of the shares of Target Common Stock (including shares of Target Preferred Stock on an as-converted basis) outstanding immediately prior to the Effective Time shall be eligible as Dissenting Shares.

     (k) Due Diligence Review. Target, at the sole discretion of its Board of Directors, shall have determined that it is satisfied with its due diligence review of the Company, including, but not limited to, the Company's SEC Filings, the Company's Tax filings, the Company's Financial Statements, and the curative actions of the Company and related parties in connection with the Merger and the transactions contemplated under the Merger Agreement.

     Additional Conditions to Obligations of the Company. The obligations of the Company to consummate and effect the Merger Agreement and the transactions contemplated thereby are subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by the Company:

     (a) Representations, Warranties and Covenants. The representations and warranties of Target in the Merger Agreement (i) shall be true and correct in all material respects except that representations and warranties qualified by materiality shall be true and correct to the extent of such qualification on and as of the date of the Merger Agreement and (ii) shall be true and correct on and as of the Closing as though such representations and warranties were made on and as of such time except to the extent that any such failure to be true and correct (without regard to any qualification as to materiality contained in such representation or warranty) would not be reasonably likely to have a Material Adverse Effect on the Company (except, in any case, for such representations and warranties that speak specifically as of the date of the Merger Agreement or as of another date, which shall be true and correct as of such date).

     (b) Performance of Obligations. Target shall have performed and complied in all material respects with all covenants, obligations and conditions of the Merger Agreement required to be performed and complied with by them as of the Closing.

     (c) Certificate of Officers. The Company shall have received a certificate executed on behalf of Target by an officer of Target certifying that the conditions set forth in Sections 6.3(a) and 6.3(b) of the Merger Agreement have been satisfied.

     (d) No Material Adverse Effect. There shall not have occurred any Material Adverse Effect on the Target prior to the Closing Date.

     (e) No Governmental Litigation. There shall not be pending or threatened any legal proceeding in which a Governmental Entity is or is threatened to become a party or is otherwise involved, and no party hereto shall have received any communication from any Governmental Entity in which such Governmental Entity indicates the probability of commencing any legal proceeding or taking any other action: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or (b) relating to the Merger and seeking to obtain from the Company, any damages or other relief that would be material to them.

     (f) Shareholder Approval. The Merger Agreement, the Merger and the transactions contemplated in the Merger Agreement shall be approved and adopted by the stockholders of Target by the requisite vote under applicable law and Target's Certificate of Incorporation.

     Representations and Warranties. In the Merger Agreement, the Target makes various representations and warranties relating to, among other things, organization, standing and power, authority, governmental authorization, capital structure, litigation, restrictions on business activities, complete copies of materials and compliance with laws. Except as expressly set forth in the Merger Agreement, Target expressly disclaims any representations, warranties of any kind or nature and otherwise as set forth in the Merger Agreement, specifically disclaims any representation or warranty of merchantability, suitability or fitness for any particular purpose with respect to its assets or properties, or any part thereto, or as to the condition of workmanship thereof, or absence of any defects therein, whether latent or patent.

     In the Merger Agreement, the Company makes various representations and warranties relating to, among other things, its organization, standing and power, authority, SEC documents, capitalization, litigation, absence of certain changes, absence of undisclosed liabilities, compliance with laws, taxes, agreements, contracts and commitments and brokers' and finders' fees.

     Definition of "Material Adverse Effect." The term "Material Adverse Effect" under the Merger Agreement means with respect to an entity any event, change or effect that is materially adverse to the financial condition, properties, assets liabilities , business, operations, results or operations or prospects of such entities and its subsidiaries taken as a whole, other than changes directly caused by (i) conditions affecting national, regional or world economies or (ii) conditions affecting the industries of Target or the Company, as applicable, as a whole.

Termination of Merger Agreement

     The Merger Agreement can be terminated at any time prior to the Effective Time for certain reasons including:

     (i)  the mutual written consent of the Company and the Target;

     (ii) by either the Company or the Target if the Merger shall not have been consummated by March 31, 2005, provided that the right to terminate the Merger Agreement is not available to any party whose failure to fulfill any obligation under the Merger Agreement has been the cause of or resulted in the failure of the merger to occur on or before such date;

     (iii)by the Company or the Target if there shall be a final nonappealable order, decree or ruling or any other action of a court of competent jurisdiction or governmental entity permanently restricting, enjoining or otherwise prohibiting the Merger, except, if the party relying on such order, decree or ruling or other action has not complied with its obligations under the Merger Agreement;

     (iv) by either the Company or the Target in the event of certain breaches of representations, warranties, covenants or agreements by the other party which causes the closing conditions not to be met and were not cured within ten (10) business days following receipt of the breaching party of written notice of such breach from the other party; or

     (v) by Target, if its Board of Directors determines in its sole discretion that is its not satisfied with its due diligence review of the Company, including, but not limited to, the Company's SEC Filings, the Company's Tax filings, the Company's Financial Statements, and the curative actions of the Company and related parties in connection with the Merger and the transactions contemplated under the Merger Agreement.

Waiver, Extension and Amendment

     The Company and the Target may jointly amend the Merger Agreement, and each the Company and the Target by action taken of authorized by their respective Boards of Directors may waive its right to require the other to adhere to the terms and conditions of the merger agreement and may extend the time for the performance of any obligations or other acts of the other parties.

Reasons for the Merger

     Reasons of Company. The Company's Board of Directors has approved the Merger in consideration of a number of factors, including among others, the following:

     1. the business, operations, financial condition, competitive position and prospects of the Company;

     2.   current financial market conditions;

     3.   a review of the Company's feasible alternatives to the Merger; and

     4. the principal terms of the proposed Merger, including, among others, the consideration to be received by the Stockholders and the conditions to the parties' obligations to consummate the Merger.

     The Board believes that the best use of Company assets is to find a company in an industry with significant market potential and thereby potentially increase shareholder value. The Company believes that it has found such an industry in the industry for medical devices and believes that the Target's unique product, the Mobetron, will provide the Company an opportunity to increase the Company stockholders' return on investment. The Surviving Corporation will be managed by the officers and directors of the Target who have experience in this field.

     The Company's Board of Directors has unanimously approved the Merger and the Merger Agreement and believes that the terms of the Merger and the Merger Agreement are fair to, and in the best interests of, the Company and its Stockholders.

     Reasons of Target. The Target's Board of Directors believes that the Merger provides the best means to provide the Target's stockholders with liquidity for their investment and achieve registration of the Stockholders' shares in compliance with the Securities Exchange Act of 1934 as amended (the "UUExchange ActUU") and, in the future, to gain access to financing in the public securities market.

Capital Structures of the Company and the Target

     The Company. The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, $0.001 par value per share ("Company Common Stock"), of which 22,284,000 shares were issued and outstanding, and 5,000,000 shares of Preferred Stock, $0.001 par value per share ("Company Preferred Stock"), of which none were issued and outstanding. There is (i) no subscription, warrant, option, convertible security, or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company or any of its subsidiaries authorized or outstanding, (ii) no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company or any of its subsidiaries, and (iii) no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of the capital stock of the Company or any of its subsidiaries or any interest therein or to pay any dividend or make any other distribution in respect thereof. All of the issued and outstanding shares of capital stock of the Company have been offered, issued and sold by the Company in compliance with applicable federal and state securities laws.

     On the closing of the Merger, as directed by the Target, the Company will cancel up to 19,932,265 shares of its common stock currently owned of record by its principal shareholder, David Shamy. Assuming conversion of all the Target's convertible promissory notes into shares of common stock and based on current assumptions about the conversion of the Target preferred stock into common stock, the Company is expected to issue approximately 14,500,000 shares of common stock to current Target stockholders and convertible note holders on the closing of the merger. In addition, the Company expects to assume options, warrants and rights on conversion of Target notes to acquire up to a total of approximately 3,450,000 shares. Assuming that all of the cancelable shares held by Shamy are cancelled and retired, there is currently expected to be approximately 21,200,000 shares outstanding (fully diluted) on or about the closing date of the Merger (including approximately 858,000 shares issuable for services rendered in connection with the merger).

     The Target. The authorized capital stock of Target consists of 22,000,000 shares of Target Common Stock, par value $0.001 per share, of which there are issued and outstanding 9,195,925 shares, and 5,600,000 shares of Target Preferred Stock, par value $0.001 per share, of which there are issued and outstanding 507,000 shares of Series 1 Preferred Stock, 1,584,750 shares of Series 2 Preferred Stock, 997,017 shares of Series 3 Preferred Stock, and 1,590,000 shares of Series 4 Preferred Stock, all of which series of Preferred Stock are convertible into shares of Target Common Stock pursuant to the terms of the Target's Certificate of Incorporation.

     Also outstanding on the date hereof are the convertible notes, which are convertible in accordance with the terms of the convertible notes into a maximum of 1,743,354 shares of Target Common Stock, and Warrants exercisable for 863,091 shares of Target Common and Preferred Stock. As of the date hereof, there are 1,127,500 (1,016,500 at September 30, 2004) shares of Common Stock reserved for issuance under the Target's stock option plan (the "Target Stock Option Plan").

     Except for the rights created pursuant to the Merger Agreement and the rights disclosed in the preceding paragraphs, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Target is a party or by which it is bound obligating Target to issue, deliver, sell, repurchase or redeem or cause to be issued, delivered, sold, repurchased or redeemed, any shares of Target Capital Stock or obligating Target to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement.

     There are no other contracts, commitments or agreements relating to voting, purchase, or sale of Target's Capital Stock (i) between or among Target and any of its stockholders and (ii) to Target's knowledge, between or among any of Target's stockholders. All shares of outstanding Target Capital Stock and rights to acquire Target Capital Stock were issued in compliance with all applicable federal and state securities laws.

Interests of Company Management in the Merger and Potential Conflicts of
Interests

     David Shamy, one of the Directors of the Company and the Company's principal shareholder has interests in the merger that differ from, or are in addition to, your interests as stockholders of the Company. David Shamy has entered into an Agreement for the Purchase of Common Stock dated as of October 3, 2003 (as amended) pursuant to which David Shamy has agreed that on the closing of the merger the Company can cancel up to 19,932,265 shares of its common stock currently owned of record by the David Shamy. It is currently expected that all 19,932,265 of such shares will be cancelled. Mr. Shamy has received remuneration of approximately $148,000 for his agreement to cancel such shares.

Rights of Dissenting Stockholders

     Applicability of Dissenting Rights. Because the Company is a Nevada corporation, each shareholder of the Company who does not wish to consent to the Merger, may by complying with Sections 92A.300 to 92A.500 (inclusive) of the Nevada Revised Statutes, as applicable ("Nevada Law"), be entitled to dissenters' and appraisal rights as described herein. All of the Company's stockholders who desire to pursue their appraisal rights under the Nevada Law should follow the procedures to perfect such rights as described below under "Nevada Law" and the applicable statutory provisions attached hereto as Appendix B.

     IN VIEW OF THE COMPLEXITY OF THE PROVISIONS OF THE NEVADA LAW RELATING TO DISSENTERS' AND APPRAISAL RIGHTS, ANY SHAREHOLDER WHO IS CONSIDERING EXERCISING DISSENTERS' OR APPRAISAL RIGHTS SHOULD READ THE APPLICABLE PROVISIONS CAREFULLY AND CONSULT HIS OR HER LEGAL ADVISOR.

     A shareholder who perfects his or her shareholder's appraisal rights, if any, will probably recognize gain or loss in an amount equal to the difference between the "amount realized" and such shareholder's adjusted tax basis in the Company's capital stock.

     Nevada Law. Under the Nevada Law, any shareholder may dissent from the Merger and elect to have the fair value of such shareholder's shares immediately before the effectuation of the Merger, plus accrued interest (if any), and excluding any appreciation or depreciation in anticipation of the Merger, provided that such shareholder complies with the provisions of the Nevada Law.

     Section NRS 92A.320 defines "Fair value" with respect to a dissenter's shares, as the value of the shares immediately before the effectuation of the corporate action to which he objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

     The following is not a complete description of Nevada Law relating to appraisal rights. More detailed and complete information regarding appraisal rights can be found in Sections 92A.300 to 92A.500 (inclusive) of the Nevada Law, a copy of which is attached hereto as Appendix B. You should review this summary and Sections 92A.300 to 92A.500 (inclusive) of the Nevada Law carefully if you wish to exercise appraisal rights, because failure to comply with the required procedures within a certain timeframe will result in loss of your appraisal rights.

     Pursuant to NRS 92A.410, if a proposed corporate action creating dissenters' rights is taken by written consent of the stockholders the corporation must notify in writing all stockholders entitled to assert dissenters' rights that the action was taken and send them a dissenters' notice, not later than 10 days after the effectuation of the corporate action (the Merger), (i) stating where the demand of payment must be sent and where and when certificates, if any, for shares must be deposited, (ii) informing the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received, (iii) supplying a form for demanding payment, (iv) setting a date by which the corporation must receive the demand for payment, which may not be less than 30 days and no more than 60 days after the date the notice is delivered, and (v) enclosing a copy of NRS 92A.300 to 92A.500 (inclusive). Nevada law does not provide that a stockholder's failure to consent to the proposed Merger will be deemed a waiver of such stockholder's dissenter's rights.

     A shareholder to whom a dissenters' notice is sent must (i) demand payment,
(ii) certify whether he or the beneficial owner on whose behalf he is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice for this certification, and (iii) deposit his certificates, if any, in accordance with the terms of the notice.

     Unless a Company shareholder acquired his or her shares on or after the date the Company sent the dissenters' notice, the Company must calculate the fair value of the shares plus interest, and within 30 days of the date the Company receives the demand, pay this amount to the dissenting stockholders who properly exercised dissenters' rights and deposited certificates with the Company. If the Company does not pay within 30 days, the dissenting shareholder may enforce in court the Company's obligation to pay. The payment must be accompanied by (i) the Company's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, statement of income for such fiscal year, statement or changes in the stockholders' equity for such fiscal year, and latest interim financial statements, if any, (ii) a statement of the Company's estimate of the fair value of the shares, (iii) an explanation of how the interest was calculated, (iv) a statement of dissenters' rights to demand payment and (v) a copy of NRS 92A.300 to 92A.500 (inclusive).

     Within 30 days of the time the Company pays or offers to pay a dissenting shareholder for his or her shares, the dissenting shareholder has the right to challenge the Company's calculation of the fair value of the shares and interest due, and must notify the Company by demand in writing of the amount that the dissenting shareholder believes to represent the true fair market value of and interest due on the shares. If the Company and the dissenting shareholder are unable to settle on an amount, the Company shall commence a proceeding within 60 days after receiving the demand from the dissenting shareholder and petition the court to determine the fair value of the shares and accrued interest. If the Company does not commence the proceeding within the 60-day period, the Company is obligated to pay the dissenting shareholder the amount demanded less any amount already paid to the dissenting shareholder, plus interest. All dissenting stockholders are entitled to judgment for the amount by which the fair value of their shares is found to exceed the amount previously remitted, with interest.

     STOCKHOLDERS CONSIDERING SEEKING APPRAISAL SHOULD BE AWARE THAT THE FAIR VALUE OF THEIR SHARES AS DETERMINED UNDER SECTIONS 92A.300 TO 92.A.500 (INCLUSIVE) OF THE NEVADA REVISED STATUTES COULD BE MORE THAN, THE SAME AS OR LESS THAN THE MERGER CONSIDERATION THEY WOULD RECEIVE PURSUANT TO THE MERGER IF THEY DID NOT SEEK APPRAISAL OF THEIR SHARES. FAILURE TO COMPLY STRICTLY WITH ALL OF THE PROCEDURES SET FORTH IN SECTIONS 92A.300 TO 92.A.500 (INCLUSIVE) OF THE NEVADA REVISED STATUTES WILL RESULT IN THE LOSS OF A SHAREHOLDER'S STATUTORY APPRAISAL RIGHTS. CONSEQUENTLY, ANY SHAREHOLDER WISHING TO EXERCISE APPRAISAL RIGHTS IS URGED TO CONSULT LEGAL COUNSEL BEFORE ATTEMPTING TO EXERCISE SUCH RIGHTS.

                      NUMBER OF STOCKHOLDERS; VOTE REQUIRED

Stockholders of the Company

     Number of Stockholders. As of the Record Date, the outstanding shares of Company Common Stock were held by 57 Stockholders of record.

     Vote Required. The consent of each of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote is required to approve (i) the Merger, (ii) the Merger Agreement and the transactions contemplated thereby pursuant to applicable law and (iii) the Company's Amended and Restated Articles of Incorporation and Amended and Restated Bylaws. Each share of Company Common Stock is entitled to one vote on the approval of the Merger.

     Consent Obtained. The consent of Mr. Shamy, representing 89.75% of the outstanding shares, was obtained on September 3, 2004.

                       ACCOUNTING TREATMENT OF THE MERGER

     The Surviving Corporation will account for the Merger as a recapitalization of the Target. For accounting purposes, the financial statements of the Surviving Corporation will be substantially those of the Target, as adjusted for the merger. As such, its assets, liabilities, capital accounts, and share data will be retroactively restated to give effect to the merger, and the pre-merger historical financial statements of the Target will become those of the Surviving Corporation. In addition it is the intent of the two companies that the Merger will be treated as a tax-free reorganization for federal income tax purposes under Section 368 of the Internal Revenue Code of 1986 as amended.

                 CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of certain of the material United States federal income tax consequences of the Merger that are applicable to Company Stockholders. This discussion is included for general information purposes only and is not intended to be, and is not, legal or tax advice to any particular Company Shareholder. No opinion of counsel will be issued as to the federal income tax effects of the merger.

     This summary is based on the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and other legal authorities, all of which are subject to change, possibly with retroactive effect. No rulings from the Internal Revenue Service (the "IRS") or opinions of counsel have been or will be requested concerning the matters discussed below. The tax consequences set forth in the following discussion are not binding on the IRS or the courts, and no assurance can be given that contrary positions will not be successfully asserted by the IRS or adopted by a court.

     The following discussion does not apply to certain Company Stockholders who, due to their particular circumstances, may be subject to special rules. Those Company Stockholders include Stockholders who are dealers in securities, financial institutions, insurance companies, tax-exempt organizations, foreign persons, stockholders who acquired their Company Common Stock through stock option or stock purchase programs or in other compensatory transactions, stockholders who acquired their Company Common Stock as qualified small business stock under Section 1202 of the Code, stockholders who do not hold their Company Common Stock as capital assets within the meaning of Section 1221 of the Code, stockholders who hold their Company Common Stock as part of an integrated investment, including a straddle, comprising shares of Company common stock and one or more other positions, or stockholders who have entered into a constructive sale of Company Common Stock under the Code.

     EACH COMPANY STOCKHOLDER SHOULD CONSULT HIS, HER OR ITS OWN TAX ADVISOR TO DETERMINE THE PARTICULAR UNITED STATES FEDERAL INCOME TAX CONSEQUENCES AND OTHER TAX CONSEQUENCES OF THE MERGER TO THE STOCKHOLDER, INCLUDING ANY STATE, LOCAL AND FOREIGN TAX LAWS AND THE EFFECT OF ANY CHANGES IN SUCH LAWS.

     Consequences of the Merger to Company Stockholders Not Exercising Dissenters' and Appraisal Rights.

     The Merger is intended to qualify as a reorganization within the meaning of
Section 368(a) of the Code. Assuming the Merger does qualify as a reorganization, subject to the limitations and qualifications referred to herein, the Company's holders of Common Stock will generally not recognize gain or loss for United States federal income tax purposes as a result of the Merger.

     Dissenters

     A Company Shareholder who exercises dissenters' or appraisal rights with respect to such Shareholder's Company Common Stock with respect to the Merger and receives payment for such shares in cash will generally recognize capital gain or loss, measured by the difference between the amount of cash received and the Shareholder's adjusted tax basis in such shares. Holders of Company Common Stock who exercise dissenters' or appraisal rights with respect to the Merger are urged to consult their own tax advisors.

     Backup Withholding

     Federal income tax laws require that, to avoid backup withholding with respect to "reportable payments" (in an amount equal to 28% for amounts received in 2004), each Company shareholder must either (a) provide the exchange agent with such shareholder's correct taxpayer identification number ("TIN") on Form W-9 and certify as to no loss of exemption from backup withholding, or (b) establish a basis for exemption from backup withholding on an appropriate Form W-8 (including a Form W-8BEN, W-8ECI, W-8EXP and W-8IMY) or Form W-9, as applicable. Exempt stockholders (including, among others, all corporations and certain foreign individuals) are not subject to backup withholding and reporting requirements. If withholding is made and results in an overpayment of taxes, a refund may be obtained. Reportable payments made pursuant to the Merger (if applicable) will be reported to the extent required by the Code to the Company stockholders and the IRS.

     THE FOREGOING SUMMARY OF CERTAIN MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER WITH RESPECT TO THE HOLDERS OF COMPANY COMMON STOCK IS WITHOUT REFERENCE TO THE PARTICULAR FACTS AND CIRCUMSTANCES OF ANY PARTICULAR HOLDER. IN ADDITION, THE FOREGOING SUMMARY DOES NOT ADDRESS ANY NON-INCOME TAX OR ANY FOREIGN, STATE OR LOCAL TAX CONSEQUENCES OF THE MERGER NOR DOES IT ADDRESS THE TAX CONSEQUENCES OF ANY TRANSACTIONS OTHER THAN THE MERGER OR ANY ASPECT OF THE MERGER NOT INVOLVING THE EXCHANGE OF COMPANY COMMON STOCK. ACCORDINGLY, EACH HOLDER OF COMPANY COMMON STOCK IS STRONGLY URGED TO CONSULT WITH SUCH HOLDER'S TAX ADVISOR TO DETERMINE THE PARTICULAR UNITED STATES FEDERAL, STATE, LOCAL OR FOREIGN INCOME OR OTHER TAX CONSEQUENCES OF THE MERGER TO SUCH HOLDER.

                   CERTAIN INFORMATION CONCERNING THE COMPANY

     The following discussion contains forward-looking statements. Wherever possible these forward-looking statements are identified by such words as "anticipates," "believes," "estimates," "intends," "plans," "projects," "expects," "will," and similar expressions. Forward-looking statements involve risks and uncertainties and actual results may differ materially from such statements.

General

     Intraop Medical Corporation (the "Company") was incorporated under the laws of the State of Nevada in November 5, 1999 (originally under the name of Digitalpreviews.com, Inc.). The Company was founded for the purposes of engaging in the consulting and seminar business.

     FOR FURTHER INFORMATION WITH RESPECT TO THE COMPANY, REFERENCE IS MADE TO THE COMPANY'S MOST RECENT FORM 10-QSB AND 10-KSB FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") AND ATTACHED HERETO AS APPENDIX C AND APPENDIX D, RESPECTIVELY.

     THE COMPANY IS SUBJECT TO THE INFORMATION AND PERIODIC REPORTING REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND FILES PERIODIC REPORTS, INFORMATION STATEMENTS AND OTHER INFORMATION WITH THE SEC. THE PUBLIC MAY READ AND COPY ANY MATERIALS THE COMPANY FILES WITH THE SEC AT THE SEC'S PUBLIC REFERENCE ROOM AT 450 FIFTH STREET, N.W., WASHINGTON, D.C. 20549. THE PUBLIC MAY OBTAIN INFORMATION ON THE OPERATION OF THE PUBLIC REFERENCE ROOM BY CALLING THE SEC AT 1-800-SEC-0330. THE SEC MAINTAINS AN INTERNET SITE THAT CONTAINS REPORTS, PROXY AND INFORMATION STATEMENTS, AND OTHER INFORMATION REGARDING ISSUERS THAT FILE ELECTRONICALLY WITH THE SEC. THE COMPANY'S SEC FILINGS ARE AVAILABLE TO THE PUBLIC FROM THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV.

Changes in Registrant's Certifying Accountant

     The accounting firm of Pritchett, Siler & Hardy, P.C. ("PSH") of Salt Lake City, Utah has been the independent auditors for Intraop Medical Corporation (the "Company") since the inception of the Company until April 5, 2003, the date of PSH's resignation. In 2003, PSH declined to audit the financial statements of the Company for the fiscal year ended December 31, 2002 based upon its concern that its independence from the Company had been compromised by unpaid invoices in the amount of $7,518 issued to the Company by PHS for past services. These amounts were subsequently paid on or about December 2003.

     In its prior reports, PHS has expressed its opinion that various factors about the Company raise substantial doubt about the ability of the Company to continue as a going concern. During the registrant's two most recent fiscal year's ended December 31, 2001 and December 31, 2002 and the subsequent interim period ended or through April 5, 2003 there were no disagreements, resolved or not, with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.



     Madsen & Associates, CPAs Inc., a Salt Lake City, Utah corporation was retained by the Company on or about April 5, 2003, to audit the financial statements of the Company for its fiscal years ended December 31, 2002 and December 31, 2003. Madsen & Associates CPAs, Inc. was not consulted regarding any accounting matters prior to being retained as the independent auditor.




Company Financial Information

     The following represents the Company's financial information.


                [Remainder of this page intentionally left blank]

                   INTRAOP MEDICAL CORPORATION AND SUBSIDIARY
               (FORMERLY DIGITALPREVIEWS.COM, INC. AND SUBSIDIARY)
                          (A DEVELOPMENT STAGE COMPANY)
                         UNAUDITED FINANCIAL STATEMENTS
                           September 30, 2004 and 2003









                [Remainder of this page intentionally left blank]

                   INTRAOP MEDICAL CORPORATION AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED UNAUDITED BALANCE SHEET




ASSETS                                                        September 30, 2004
  Current Assets
    Cash in bank                                                $        30
                                                              ------------------
      Total Current Assets                                               30

  Other Assets
      Deferred Stock Offering Costs                                       -
                                                              ------------------
  Total Other Assets                                                     30


        TOTAL ASSETS                                            $        30
                                                              ==================

LIABILITIES & STOCKHOLDERS' EQUITY
  Current Liabilities
    Accounts payable                                            $    30,597
    Note payable - shareholder                                        5,000
                                                              ------------------
      Total Liabilities                                              35,597
  Stockholders' Equity
    Preferred stock, $.001 par value, 5,000,000 shares                    -
    authorized, no share issued and outstanding
    Common stock, $.001 par value, 50,000,000 shares                 22,284
    authorized, 22,284,000 shares issued and outstanding
    Capital in excess of par value                                   59,161
    Deficit accumulated during the development stage               (117,012)
                                                              ------------------
      Total Stockholders' Equity                                    (35,567)
                                                              ------------------
        TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                $        30
                                                              ==================


   The accompanying notes are an integral part of these financial statements.

                   INTRAOP MEDICAL CORPORATION AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                 CONSOLIDATED UNAUDITED STATEMENTS OF OPERATIONS

                                               For the nine months
                                               ended September 30,
                                                      2004
                                               -------------------    For the nine months      November 5, 1999
                                                                      ended September 30,   (date of inception) to
                                                                             2003             September 30, 2004
                                                                      -------------------    -------------------

Revenue                                         $           -            $           -          $           -
Expenses
  General and Administrative                           30,660                    1,213                117,012
Net (loss) before income taxes                        (30,660)                  (1,213)              (117,012)
                                               -------------------    -------------------    -------------------
Current Tax Expense                                         -                        -                      -
Deferred Tax Expense                                        -                        -                      -
    Net (loss)                                  $     (30,660)           $      (1,213)         $    (117,012)
                                               ===================    ===================    ===================
Loss Per Common Share                                    (.00)                    (.00)                  (.01)


                         The accompanying notes are an integral part of these financial statements.

                                              INTRAOP MEDICAL CORPORATION AND SUBSIDIARY
                                                     (A DEVELOPMENT STAGE COMPANY)
                                       CONSOLIDATED UNAUDITED STATEMENT OF STOCKHOLDERS' EQUITY
                                 FROM NOVEMBER 5, 1999 (DATE OF INCEPTION) THROUGH SEPTEMBER 30, 2004

                                 Preferred     Preferred        Common           Common         Capital in
                                   Stock         Stock          Stock            Stock          Excess of      Accumulated
                                   Shares        Amount         Shares           Amount         Par Value       (Deficit)
                                -----------  -------------  --------------  --------------  ----------------  ---------------

Balance,
November 5, 1999                        -    $         -               -    $          -    $            -    $           -

Issuance of 20,000,000
shares of common
Stock for cash at $.005
per share, December 1999                -              -       20,000,000          20,000           (15,000)              -

Issuance of 1,000,000 shares
of common stock for cash
at $.05 per share,
December 1999                           -              -        1,000,000           1,000             1,500               -

Net (loss) for period                   -              -               -               -                 -            (8,589)
-----------------------------------------------------------------------------------------------------------------------------

Balance,
 December 31, 1999                      -              -       21,000,000          21,000           (13,500)          (8,589)

Issuance of 1,200,000 shares
of common stock for stock
per reorganization
agreement, May 2000                     -              -        1,200,000           1,200            29,800               -

Net (loss) for period                   -              -               -               -                 -           (29,239)
-----------------------------------------------------------------------------------------------------------------------------

Balance,
 December 31, 2000                      -              -       22,200,000          22,200            16,300          (37,828)

Net (loss) for period                   -              -               -               -                 -            (5,398)
-----------------------------------------------------------------------------------------------------------------------------

Balance,
 December 31, 2001                      -              -       22,200,000          22,200            16,300          (43,226)


                              The accompanying notes are an integral part of these financial statements.

                                              INTRAOP MEDICAL CORPORATION AND SUBSIDIARY
                                                     (A DEVELOPMENT STAGE COMPANY)
                                       CONSOLIDATED UNAUDITED STATEMENT OF STOCKHOLDERS' EQUITY
                                 FROM NOVEMBER 5, 1999 (DATE OF INCEPTION) THROUGH SEPTEMBER 30, 2004


                                 Preferred     Preferred        Common          Common         Capital in
                                   Stock         Stock          Stock           Stock          Excess of      Accumulated
                                   Shares        Amount         Shares          Amount         Par Value       (Deficit)
                                -----------  -------------  --------------  --------------  ----------------  ---------------
Issuance of 84,000 shares
of common stock for cash
At $.001 per share, May 2002            -              -           84,000              84             4,116               -


Net (loss) for period                   -              -               -               -                 -            (7,323)
-----------------------------------------------------------------------------------------------------------------------------

Balance,
 December 31, 2002                      -              -       22,284,000          22,284            20,416          (50,549)

Capital contributed by
Shareholder                             -              -               -               -             38,745               -


Net (loss) for period                   -              -               -               -                 -           (35,803)
-----------------------------------------------------------------------------------------------------------------------------

Balance,
December 31, 2003                       -    $         -       22,284,000   $      22,284   $        59,161   $      (86,352)

Net (loss) for period                   -              -               -               -                 -           (30,660)

-----------------------------------------------------------------------------------------------------------------------------
Balance, September 30, 2004             -    $         -       22,284,000   $      22,284   $        59,161   $     (117,012)
=============================================================================================================================

-----------------------------------------------------------------------------------------------------------------------------

Note: Statement of Shareholder's Equity has been restated to retroactively give effect to a 20:1 forward stock split which occurred on October 1, 2003.



                                              INTRAOP MEDICAL CORPORATION AND SUBSIDIARY
                                                     (A DEVELOPMENT STAGE COMPANY)
                                            CONSOLIDATED UNAUDITED STATEMENTS OF CASH FLOWS
                                                    NET INCREASE (DECREASE) IN CASH

                                               For the nine months
                                               ended September 30,
                                                      2004
                                               -------------------    For the nine months      November 5, 1999
                                                                      ended September 30,   (date of inception) to
                                                                             2003             September 30, 2004
                                                                      -------------------    -------------------

Cash Flows Provided by  Operating Activities:
  Net Loss                                      $         (30,660)       $       (1,213)        $     (117,012)
  Adjustments to reconcile net loss to net
    cash used by operating activities:
    Bad debt expense                                           -                     -                  15,000
  Changes in assets and liabilities:
    Accounts payable                                       30,597                    -                  30,597
    Note payable - shareholder                                 -                     -                   5,000
                                               -------------------    -------------------    ------------------
  Net Cash Provided (Used) by Operating                       (63)               (1,213)               (66,415)
    Activities

Cash Flows Provided by Investing Activities
  Payment for note receivable                                  -                     -                 (15,000)
                                               -------------------    -------------------    ------------------
    Net Cash Provided (Used) by Investing                      -                     -                 (15,000)
      Activities

Cash Flows Provided by Financing Activities
  Capital contributed by shareholders                          -                     -                  38,745
  Proceeds from issuance of Common Stock                       -                     -                  42,700
                                               -------------------    -------------------    ------------------
    Net Cash Provided (Used) by Financing                      -                     -                  81,445
      Activities
    Net Increase (Decrease) in Cash                          (63)                   (1,213)                 30
    Cash at Beginning of Period                               93                     3,719                  -
                                               -------------------    -------------------    ------------------
    Cash at End of Period                       $             30         $           2,506      $           30

Supplemental Disclosures of Cash Flow
  Information:
Cash paid during the period for:
  Interest                                      $             -          $              -       $           -
  Income taxes                                  $             -          $              -       $           -


                              The accompanying notes are an integral part of these financial statements.

                   INTRAOP MEDICAL CORPORATION AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

              NOTES TO CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation - The interim financial statements of Intraop Medical Corporation for the three months ended September 30, 2004 and 2003 are not audited. The financial statements are prepared in accordance with the requirements for unaudited interim financial statements, and consequently do not include all disclosures required to be in conformity with accounting principles generally accepted in the United States of America.

In the opinion of management, the accompanying financial statements contain all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the Company's financial position as of September 30, 2004 and 2003.

Organization - The Company was organized under the laws of the State of Nevada on November 5, 1999 under the name DigitalPreviews.com ("Parent"). Dialaclass.com, Inc. ("Subsidiary") was organized under the laws of the State of Nevada on March 26, 1999.

On October 1, 2003, the Company spun-off its wholly-owned subsidiary, Dialaclass.com, Inc., to its shareholders of record by dividending to such shareholders all of the shares of Dialaclass.com, Inc. Dialaclass.com, Inc. had had no operations or assets from the date of inception to the time of the spin-off. There were no costs associated with the formation of Dialaclass.com, Inc., and at the time of the spin-off the shares of Dialaclass.com, Inc. had no value.

On January 21, 2004, the Company filed a Certificate of Amendment with the Secretary of State of Nevada to change the name of the Company from DigitalPreviews.com, Inc. to Intraop Medical Corporation. The Company has been seeking viable business opportunities but has not commenced operations as of September 30, 2004. The Company has not yet generated any revenues from its planned principal operations and is considered a development stage company as defined in Statement of Financial Accounting Standards No. 7. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

Consolidation - The consolidated financial statements include the accounts of Parent and the wholly owned Subsidiary. All significant intercompany transactions have been eliminated in consolidation.

Stock Offering Costs - Costs related to proposed stock offerings are deferred until the offering is completed and are offset against the proceeds of the offering as a reduction to capital in excess of par value. In the event a stock offering is unsuccessful, the costs related to the offering will be written-off directly to expense.

Revenue Recognition - The Company has not yet generated any revenue. The Company will recognize revenue when income is earned.

Interest Income - The Company recognizes interest income on impaired loans in the period when payment is received.

Research and Development - Research and development costs are expensed as incurred.

Loss Per Share - The computation of loss per share is based on the weighted average number of shares outstanding during the period presented in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share."

Cash and Cash Equivalents - For purposes of the statement of cash flows, the Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

Accounting Estimates - The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimated.

NOTE 2 - BUSINESS REORGANIZATION

On May 1, 2000 the Company entered into an Agreement and Plan of Reorganization wherein Parent acquired all the issued and outstanding shares of common stock of Subsidiary in a stock for stock exchange. Parent issued 1,200,000 shares of common stock in the exchange. Parent and Subsidiary had similar ownership at the time of reorganization and were considered to be entities under common control. Accordingly, the reorganization has been recorded in a manner similar to a pooling of interest. The results of operations of Subsidiary have been included in the consolidated financial statements since the date of inception of Subsidiary.

NOTE 3 - IMPAIRED NOTE RECEIVABLE

On August 18, 2000 the Company signed a 30-day note receivable with Thinmillionaire.com, Inc. The Company loaned $15,000 to Thinmillionaire.com, Inc. at 10% interest per annum. As an incentive, Thinmillionaire.com, Inc. agreed to issue 3,000 shares of common stock to the Company.

Thinmillionaire.com, Inc. defaulted on the note and a new note was signed on January 5, 2001 for the outstanding principal and accrued interest for a total of $15,579. The new note was due June 5, 2001 and accrued interest at 10% per annum. As an incentive, Thinmillionaire.com, Inc. agreed to issue 6,000 shares of common stock to the Company.

Thinmillionaire.com, Inc. defaulted on the new note receivable.

Thinmillionaire.com, Inc. does not currently have the resources to repay the note and the note receivable is considered impaired. Although the Company intends to continue its efforts to collect the impaired note receivable, an allowance for doubtful accounts has been accrued for the amount of the impaired note receivable and no interest income has been recognized. A bad debt expense of $15,000 was recorded as part of general and administrative expense in December 2000. A summary of the impaired note receivable is as follows:

December 31, 2003
-----------------

             Note Receivable                              $     15,000
             Less: Allowance for Doubtful Account              (15,000)
                                                        ---------------
                                                          $          -

NOTE 4 - MANUSCRIPT AND TRANSCRIPTS

The Company paid $14,831 from January through December 2002 to consultants to prepare a manuscript about online investing with accompanying transcripts for audiotapes and a handbook. The costs of the manuscript and transcripts are considered research and are included in general and administrative expense.

NOTE 5 - CAPITAL STOCK

Preferred Stock - The Company has authorized 5,000,000 shares of preferred stock, $.001 par value, which such rights, preferences and designations and to be issued in such series as determined by the Board of Directors. No shares are issued and outstanding at September 30, 2004.

Common Stock - On September 25, 2003 the shareholders of the Company voted to effect a 20 for 1 forward split of the Company's outstanding common stock effective October 1, 2003. The number of shares of outstanding common stock was increased from 1,114,200 shares to 22,284,000 shares of common stock as a result of this forward split. The financial statements and all share amounts contained herein have been restated retroactively to the date of inception to give effect to the stock split.

During December 1999, in connection with its organization, the Company issued 20,000,000 shares of its previously authorized, but unissued common stock. The shares were issued for cash in the amount of $5,000 (or $.005 per share).

During December 1999, the Company issued 1,000,000 shares of its previously authorized but unissued common stock. The shares were issued for cash in the amount of $2,500 (or $.05 per share).

During May 2000, in connection with the business reorganization, Parent issued 1,200,000 shares of common stock in exchange for 60,000 shares of Subsidiary common stock.

During May 2002, the Company issued 84,000 shares of its previously authorized but unissued common stock. The shares were issued for cash in the amount of $4,200 (or $1.00 per share).

In December of 2003 a shareholder contributed $38,745 for payment of accounts payable and operating expenses. The shareholder received no common stock for this capital contribution.

NOTE 6 - INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes." SFAS No. 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carry forwards.

The Company has available at September 30, 2004, unused operating loss carry forwards of $117,012. The amount of and ultimate realization of the benefits from the operating loss carry forwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carry forwards, the Company has established a valuation allowance equal to the tax effect of the loss carry forwards and, therefore, no deferred tax asset has been recognized for the loss carry forwards.

NOTE 7 - RELATED PARTY TRANSACTIONS

Management Compensation - As of September 30, 2004, the Company has not paid any compensation to any officer or director of the Company

Office Space - The Company has not had a need to rent office space. An officer/shareholder of the Company is allowing the Company to use his office as a mailing address, as needed. The cost is minimal and has not been recorded as a expense of the Company.

NOTE 8 - GOING CONCERN

The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principals, which contemplate continuation of the Company as a going concern. However, the Company has incurred losses since its inception and has not yet been successful in establishing profitable operations. Further, the Company has current liabilities in excess of current assets. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise the necessary additional funds not provided by operations through loans or through additional sales of their common stock. There is no assurance that the Company will be successful in raising this additional capital or achieving profitable operations. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 9 - LOSS PER SHARE

The following data shows the amounts used in computing loss per share:

                                                                                                 November 5, 1999
                                                        For the nine          For the nine          (date of
                                                        months ended          months ended        inception) to
                                                     September 30, 2004    September 30, 2003    September 30, 2004
                                                     ------------------    ------------------    ------------------

Loss from Continuing operations available
   to common shareholders (numerator)                 $       (30,660)      $        (1,213)      $      (117,012)


Weighted average of common shares
   outstanding used in loss per share for the
   period ( denominator)                                   22,284,000            22,284,000            22,137,292

Dilutive loss per share was not presented as the Company had no common stock equivalent shares for all period presented that would affect the computation of diluted loss per share.

NOTE 10 - MERGER AGREEMENT

On October 3, 2003 certain of the Company's shareholders agreed to sell to Peyton, Chandler & Sullivan, Inc. (PCS) and its assigns 2,264,735 shares of the Company's common stock representing approximately ten (10%) percent of the Company's common stock. On December 15, 2003, the Company signed a non-binding letter of intent to acquire substantially all of the assets of Intraop Medical, Inc. and assume certain liabilities and obligations of that Company. Both parties agreed to negotiate a definitive written agreement providing for an acquisition or merger between the companies. However, the letter of intent specifies that the parties have no obligation to consummate a purchase or merger until the definitive written agreement is accepted by both companies. Intraop Medical, Inc. manufactures and sells specialized medical equipment.

On February 24, 2004, the Company signed a definitive agreement and plan of reorganization (the "Merger Agreement") with Intraop Medical, Inc., a privately-held Delaware corporation (the "Target") under which the Target will be merged with and into the Company in a tax-free exchange of stock. Under the Merger Agreement, the Company will issue one share of its common stock in exchange for each share of the Target outstanding on the closing date of the proposed merger. All of the Target's obligations under its outstanding options, warrants, and convertible securities will be assumed by the Company. The closing of this merger is dependent upon a number of conditions, including the approval of both the Company's and the Target's stockholders, the satisfaction by the Target of its due diligence investigation of the Company and the satisfaction of customary closing conditions contained in the Merger Agreement.

On June 29, 2004, the Company and the Target agreed to amend the Merger Agreement to extend to July 31, 2004 the date after which, should the merger not be complete, either party may terminate the merger.

On July 31, 2004, the Company and the Target agreed to amend the Merger Agreement to extend to September 30, 2004 the date after which, should the merger not be complete, either party may terminate the merger.

NOTE 11 - SUBSEQUENT EVENT

On November 15, 2004, the Company and the Target agreed to amend the Merger Agreement to extend to December 31, 2004 the date after which, should the merger not be complete, either party may terminate the merger.

                   INTRAOP MEDICAL CORPORATION AND SUBSIDIARY
               (FORMERLY DIGITALPREVIEWS.COM, INC. AND SUBSIDIARY)
                          (A DEVELOPMENT STAGE COMPANY)
                              FINANCIAL STATEMENTS
                           December 31, 2003 and 2002


                [Remainder of this page intentionally left blank]

Board of Directors
Intraop Medical Corporation and Subsidiary
(Formerly DigitalPreviews.com, Inc. and Subsidiary)
Salt Lake City, Utah

     We have audited the accompanying consolidated balance sheet of Intraop Medical Corporation and Subsidiary (formerly DigitalPreviews.com, Inc. and Subsidiary) (a Development Stage Company) as of December 31, 2003 and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 2003 and 2002 and for the period from inception on November 5, 1999 through December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements audited by us present fairly, in all material respects, the consolidated financial position of Intraop Medical Corporation and Subsidiary (formerly DigitalPreviews.com, Inc. and Subsidiary) (a Development Stage Company), as of December 31, 2003, and the consolidated results of their operations and cash flows for the years ended December 31, 2003 and 2002 and for the period from inception on November 5, 1999 through December 31, 2003 in conformity with accounting principles generally accepted in the United States.

     The accompanying financial statements have been prepared assuming that Intraop Medical Corporation and Subsidiary (formerly DigitalPreviews.com, Inc. and Subsidiary) will continue as a going concern. As discussed in Note 8 to the financial statements, the Company has incurred losses since inception and has not yet been successful in establishing profitable operations, raising substantial doubt about it's ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 8. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.


/s/ Madsen and Associates, CPAs Inc.

Madsen & Associates, CPAs Inc.
February 25, 2004
Salt Lake City, Utah

                   INTRAOP MEDICAL CORPORATION AND SUBSIDIARY
               (FORMERLY DIGITALPREVIEWS.COM, INC. AND SUBSIDIARY)
                          (A DEVELOPMENT STAGE COMPANY)
                           CONSOLIDATED BALANCE SHEET



ASSETS                                                         December 31, 2003
  Current Assets
    Cash in bank                                                $        93
                                                              ------------------
      Total Current Assets                                               93

  Other Assets
      Deferred Stock Offering Costs                                       -
                                                              ------------------
  Total Other Assets                                                     93

TOTAL ASSETS                                                    $        93
                                                              ==================

LIABILITIES & STOCKHOLDERS' EQUITY
  Current Liabilities
    Accounts payable                                            $         -
    Note payable - shareholder                                        5,000
                                                              ------------------
      Total Liabilities                                               5,000
  Stockholders' Equity
    Preferred stock, $.001 par value, 5,000,000 shares                    -
    authorized, no share issued and outstanding
    Common stock, $.001 par value, 50,000,000 shares                 22,284
    authorized, 22,284,000 shares issued and outstanding
    Capital in excess of par value                                   59,161
    Deficit accumulated during the development stage                (86,352)
                                                              ------------------
      Total Stockholders' Equity                                     (4,907)
                                                              ------------------
        TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                $        93
                                                              ==================

   The accompanying notes are an integral part of these financial statements.

                   INTRAOP MEDICAL CORPORATION AND SUBSIDIARY
               (FORMERLY DIGITALPREVIEWS.COM, INC. AND SUBSIDIARY)
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                          For the year      For the year      November 5,
                                                             ended             ended             1999
                                                          December 31,      December 31,       (date of
                                                             2003              2002          inception) to
                                                         --------------    --------------     December 31,
                                                                                                  2003
                                                                                             --------------

Revenue                                                   $        --       $        --       $        --

Expenses

  General and Administrative                                  (35,803)           (7,323)          (86,352)
                                                         --------------    --------------    --------------

Net (loss) before income taxes                                (35,803)           (7,323)          (86,352)

Current Tax Expense                                                --                --                --

Deferred Tax Expense                                               --                --                --
                                                         --------------    --------------    --------------

      Net (loss)                                          $   (35,803)      $    (7,323)      $   (86,352)
                                                         ==============    ==============    ==============

Loss Per Common Share
    Basic and diluted                                            (.00)             (.00)             (.00)
                                                         ==============    ==============    ==============


                The accompanying notes are an integral part of these financial statements.

                   INTRAOP MEDICAL CORPORATION AND SUBSIDIARY
               (FORMERLY DIGITALPREVIEWS.COM, INC. AND SUBSIDIARY)
                          (A DEVELOPMENT STAGE COMPANY)
            CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
       FROM NOVEMBER 5, 1999 (Date of Inception) THROUGH DECEMBER 31, 2003


                                 Preferred    Preferred     Common       Common     Capital in
                                   Stock        Stock        Stock        Stock      Excess of   Accumulated
                                   Shares       Amount      Shares       Amount      Par Value    (Deficit)
                                -----------  -----------  -----------  -----------  -----------  -----------
Balance,
November 5, 1999                        -    $       -            -    $       -    $       -    $       -

Issuance of 20,000,000
shares of common
Stock for cash at $.005
per share, December 1999                -            -    20,000,000      20,000      (15,000)           -

Issuance of 1,000,000 shares
of common stock for cash
at $.05 per share, December 1999        -            -     1,000,000       1,000        1,500            -

Net (loss) for period                   -            -            -            -            -       (8,589)
------------------------------------------------------------------------------------------------------------

Balance,
 December 31, 1999                      -            -    21,000,000      21,000      (13,500)      (8,589)

Issuance of 1,200,000 shares
of common stock for stock
per reorganization
agreement, May 2000                     -            -     1,200,000       1,200       29,800            -

Net (loss) for period                   -            -            -            -            -      (29,239)

------------------------------------------------------------------------------------------------------------

Balance,
 December 31, 2000                      -            -    22,200,000      22,200       16,300      (37,828)

Net (loss) for period                   -            -            -            -            -       (5,398)
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
Balance,
------------------------------------------------------------------------------------------------------------
 December 31, 2001                      -            -    22,200,000      22,200       16,300      (43,226)


   The accompanying notes are an integral part of these financial statements.

                   INTRAOP MEDICAL CORPORATION AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
       FROM NOVEMBER 5, 1999 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2003


                                 Preferred    Preferred     Common       Common     Capital in
                                   Stock        Stock        Stock        Stock      Excess of   Accumulated
                                   Shares       Amount      Shares       Amount      Par Value    (Deficit)
Issuance of 84,000 shares
of common stock for cash
At $.001 per share, May 2002            -            -        84,000          84        4,116             -


Net (loss) for period                   -            -            -            -            -       (7,323)
------------------------------------------------------------------------------------------------------------

Balance,
 December 31, 2002                      -            -    22,284,000      22,284       20,416      (50,549)


Capital Contributed by Shareholder                                                     38,745

Net (loss) for period                   -            -            -            -            -      (35,803)
------------------------------------------------------------------------------------------------------------

Balance,
December 31, 2003                       -    $       -    22,284,000   $  22,284    $  59,161    $ (86,352)
============================================================================================================

------------------------------------------------------------------------------------------------------------


Note: Statement of Shareholder's Equity has been restated to retroactively give effect to a 20:1 forward stock split which occurred on October 1, 2003.


   The accompanying notes are an integral part of these financial statements.

                   INTRAOP MEDICAL CORPORATION AND SUBSIDIARY
               (FORMERLY DIGITALPREVIEWS.COM, INC. AND SUBSIDIARY)
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                         NET INCREASE (DECREASE) IN CASH


                                                       For the year ended   For the year ended    November 5, 1999
                                                        December 31, 2003    December 31, 2002    (date of inception)
                                                                                                  to December 31, 2003
                                                       ------------------   ------------------    --------------------
Cash Flows Provided by Operating Activities:
  Net Loss                                                $     (35,803)       $      (7,323)       $        (86,352)
  Adjustments to reconcile net loss to net cash used
  by operating activities:
    Bad debt expense                                                  --                    --                15,000
  Changes in assets and liabilities:
    Accounts payable                                            (31,310)              11,760                      --
    Note payable - shareholder                                        --                5,000                  5,000
                                                       ------------------   ------------------    --------------------
    Net Cash Provided (Used) by Operating Activities            (67,113)               9,437                 (66,352)

Cash Flows Provided by Investing Activities
  Payment for note receivable                                         --                    --               (15,000)
                                                       ------------------   ------------------    --------------------
    Net Cash Provided (Used) by Investing Activities                  --                    --               (15,000)

Cash Flows Provided by Financing Activities
  Capital contributed by shareholders                            38,745                    --                 38,745
  Proceeds from issuance of common stock                              --                4,200                 42,700
  Payments for stock offering costs                              24,742              (11,760)                     --
                                                       ------------------   ------------------    --------------------
    Net Cash Provided (Used) by Financing Activities             63,487               (7,560)                 81,445
      Net (Decrease) in Cash                                     (3,626)               1,877                      93
      Cash at Beginning of Period                                 3,719                1,842                      --
                                                       ------------------   ------------------    --------------------
      Cash at End of Period                               $          93        $       3,719        $             93
                                                       ==================   ==================    ====================

Supplemental Disclosures of Cash Flow Information:
    Cash paid during the period for:
      Interest                                            $           --       $           --       $             --
      Income taxes                                        $           --       $           --       $             --


   The accompanying notes are an integral part of these financial statements.

                   INTRAOP MEDICAL CORPORATION AND SUBSIDIARY
               (FORMERLY DIGITALPREVIEWS.COM, INC. AND SUBSIDIARY)
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization - The Company was organized under the laws of the State of Nevada on November 5, 1999 under the name DigitalPreviews.com ("Parent). Dialaclass.com, Inc. ("Subsidiary") was organized under the laws of the State of Nevada on March 26, 1999.

     On October 1, 2003, the Company spun-off its wholly-owned subsidiary, Dialaclass.com, Inc., to its shareholders of record by dividending to such shareholders all of the shares of Dialaclass.com, Inc. Dialaclass.com, Inc. had had no operations or assets from the date of inception to the time of the spin-off. There were no costs associated with the formation of Dialaclass.com, Inc., and at the time of the spin-off the shares of Dialaclass.com, Inc. had no value.

     On January 21, 2004, the Company filed a Certificate of Amendment with the Secretary of State of Nevada to change the name of the Company from DigitalPreviews.com, Inc. to Intraop Medical Corporation. The Company has been seeking viable business opportunities but has not commenced operations as of December 31, 2003. The Company has not yet generated any revenues from its planned principal operations and is considered a development stage company as defined in Statement of Financial Accounting Standards No. 7. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

     Consolidation - The consolidated financial statements include the accounts of Parent and the wholly owned Subsidiary. All significant intercompany transactions have been eliminated in consolidation.

     Stock Offering Costs - Costs related to proposed stock offerings are deferred until the offering is completed and are offset against the proceeds of the offering as a reduction to capital in excess of par value. In the event a stock offering is unsuccessful, the costs related to the offering will be written-off directly to expense.

     Revenue Recognition - The Company has not yet generated any revenue. The Company will recognize revenue when income is earned.

     Interest Income - The Company recognizes interest income on impaired loans in the period when payment is received.

     Research and Development - Research and development costs are expensed as incurred.

     Loss Per Share - The computation of loss per share is based on the weighted average number of shares outstanding during the period presented in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share."

     Cash and Cash Equivalents - For purposes of the statement of cash flows, the Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

     Accounting Estimates - The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimated.

NOTE 2 - BUSINESS REORGANIZATION

     On May 1, 2000 the Company entered into an Agreement and Plan of Reorganization wherein Parent acquired all the issued and outstanding shares of common stock of Subsidiary in a stock for stock exchange. Parent issued 1,200,000 shares of common stock in the exchange. Parent and Subsidiary had similar ownership at the time of reorganization and were considered to be entities under common control. Accordingly, the reorganization has been recorded in a manner similar to a pooling of interest. The results of operations of Subsidiary have been included in the consolidated financial statements since the date of inception of Subsidiary.

NOTE 3 - IMPAIRED NOTE RECEIVABLE

     On August 18, 2000 the Company signed a 30-day note receivable with Thinmillionaire.com, Inc. The Company loaned $15,000 to Thinmillionaire.com, Inc. at 10% interest per annum. As an incentive, Thinmillionaire.com, Inc. agreed to issue 3,000 shares of common stock to the Company.

     Thinmillionaire.com, Inc. defaulted on the note and a new note was signed on January 5, 2001 for the outstanding principal and accrued interest for a total of $15,579. The new note was due June 5, 2001 and accrued interest at 10% per annum. As an incentive, Thinmillionaire.com, Inc. agreed to issue 6,000 shares of common stock to the Company.

     Thinmillionaire.com, Inc. defaulted on the new note receivable.

     Thinmillionaire.com, Inc. does not currently have the resources to repay the note and the note receivable is considered impaired. Although the Company intends to continue its efforts to collect the impaired note receivable, an allowance for doubtful accounts has been accrued for the amount of the impaired note receivable and no interest income has been recognized. A bad debt expense of $15,000 was recorded as part of general and administrative expense in December 2000. A summary of the impaired note receivable is as follows:


                                                       December 31, 2003
                                                       -----------------
   Note Receivable                                     $          15,000
   Less:  Allowance for Doubtful Account                         (15,000)
                                                       -----------------
                                                       $              --

NOTE 4 - MANUSCRIPT AND TRANSCRIPTS

     The Company paid $14,831 from January through December 2002 to consultants to prepare a manuscript about online investing with accompanying transcripts for audiotapes and a handbook. The costs of the manuscript and transcripts are considered research and are included in general and administrative expense.

NOTE 5 - CAPITAL STOCK

Preferred Stock - The Company has authorized 5,000,000 shares of preferred stock, $.001 par value, which such rights, preferences and designations and to be issued in such series as determined by the Board of Directors. No shares are issued and outstanding at March 31, 2004.

Common Stock - On September 25, 2003 the shareholders of the Company voted to effect a 20 for 1 forward split of the Company's outstanding common stock effective October 1, 2003. The number of shares of outstanding common stock was increased from 1,114,200 shares to 22,284,000 shares of common stock as a result of this forward split. The financial statements and all share amounts contained herein have been restated retroactively to the date of inception to give effect to the stock split.

During December 1999, in connection with its organization, the Company issued 20,000,000 shares of its previously authorized, but unissued common stock.. The shares were issued for cash in the amount of $5,000 (or $.005 per share).

During December 1999, the Company issued 1,000,000 shares of its previously authorized but unissued common stock. The shares were issued for cash in the amount of $2,500 (or $.05 per share).

During May 2000, in connection with the business reorganization, Parent issued 1,200,000 shares of common stock in exchange for 60,000 shares of Subsidiary common stock.

During May 2002, the Company issued 84,000 shares of its previously authorized but unissued common stock. The shares were issued for cash in the amount of $4,200 (or $1.00 per share).

     In December of 2003 a shareholder contributed $38,745 for payment of accounts payable and operating expenses. The shareholder received no common stock for this capital contribution.

NOTE 6 - INCOME TAXES

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". SFAS No. 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carry forwards.

     The Company has available at December 31, 2003, unused operating loss carry forwards of $86,352. The amount of and ultimate realization of the benefits from the operating loss carry forwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carry forwards, the Company has established a valuation allowance equal to the tax effect of the loss carry forwards and, therefore, no deferred tax asset has been recognized for the loss carry forwards.

NOTE 7 - RELATED PARTY TRANSACTIONS

     Management Compensation - As of December 31, 2003, the Company has not paid any compensation to any officer or director of the Company

     Office Space - The Company has not had a need to rent office space. An officer/shareholder of the Company is allowing the Company to use his office as a mailing address, as needed. The cost is minimal and has not been recorded as a expense of the Company.

NOTE 8 - GOING CONCERN

     The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principals, which contemplate continuation of the Company as a going concern. However, the Company has incurred losses since its inception and has not yet been successful in establishing profitable operations. Further, the Company has current liabilities in excess of current assets. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise the necessary additional funds not provided by operations through loans or through additional sales of their common stock. There is no assurance that the Company will be successful in raising this additional capital or achieving profitable operations. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 9 - LOSS PER SHARE

     The following data shows the amounts used in computing loss per share:


                                              For the year ended   For the year ended   November 5, 1999
                                               December 31, 2003    December 31, 2002   (date of inception)
                                                                                        to December 31, 2003
                                              ------------------   ------------------   --------------------
Loss from Continuing operations available      $       35,803       $       (7,323)      $       (86,352)
to common shareholders (numerator)

Weighted average of common shares                  22,284,000           22,256,000            22,110,195
outstanding used in loss per share for the
period ( denominator)



Dilutive loss per share was not presented as the Company had no common stock equivalent shares for all period presented that would affect the computation of diluted loss per share.

NOTE 10 - MERGER AGREEMENT

     On October 3, 2003 certain of the Company's stockholders agreed to sell to Peyton, Chandler & Sullivan, Inc. (PCS) and its assigns 2,264,735 shares of the Company's common stock representing approximately ten (10%) percent of the Company's common stock. On December 15, 2003, the Company signed a non-binding letter of intent to acquire substantially all of the assets of Intraop Medical, Inc. and assume certain liabilities and obligations of that Company. Both parties agreed to negotiate a definitive written agreement providing for an acquisition or merger between the companies. However, the letter of intent specifies that the parties have no obligation to consummate a purchase or merger until the definitive written agreement is accepted by both companies. Intraop Medical, Inc. manufactures and sells specialized medical equipment.

NOTE 11 - SUBSEQUENT EVENT

     On February 24, 2004, the Company signed a definitive agreement and plan of reorganization (the "Merger Agreement") with Intraop Medical, Inc., a privately-held Delaware corporation (the "Target") under which the Target will be merged with and into the Company in a tax-free exchange of stock. Under the Merger Agreement, the Company will issue one share of its common stock in exchange for each share of the Target's outstanding capital stock on the closing date of the proposed merger. All of the Target's obligations under its outstanding options, warrants, and convertible securities will be assumed by the Company. The closing of this merger is dependent upon a number of conditions, including the approval of both the Company's and the Target's stockholders, the satisfaction by the Target of its due diligence investigation of the Company and the satisfaction of customary closing conditions contained in the Merger Agreement.

     On June 29, 2004, the Company and the Target agreed to amend the Merger Agreement to extend to July 31, 2004 the date after which, should the merger not be complete, either party may terminate the merger.

Plan of Operations

     In September 2003, the Company, in anticipation of negotiating a potential merger with an operating company, formally abandoned its consulting and seminar business plans. On September 25, 2003, the Board of Directors has approved a 20:1 stock split to the holders of the Company's Common Stock. On October 3, 2003 certain of the Company's stockholders agreed to sell to Peyton, Chandler & Sullivan, Inc. ("PCS") and its assigns 2,264,735 shares of the Company's Common Stock representing approximately 10% of the Company's outstanding Common Stock. On December 15, 2003, the Company entered into a non-binding letter of intent to merge with Intraop Medical, Inc., a privately-held Delaware corporation (the "Target"). On February 24, 2004, the Company signed a definitive agreement and plan of reorganization with the Target. The Merger Agreement was approved by the Company's Board of Directors on February 24, 2004, and by the Target's Board of Directors on February 12, 2004. In addition, the Merger was approved by the Company's majority stockholder, David Shamy, on September 3, 2004, and by the Target's stockholders on July 13, 2004. The Merger is subject to a number of important conditions, including the satisfaction by the Target of its due diligence investigation of the Company and the satisfaction of customary closing conditions contained in the Merger Agreement. If all such conditions are met or waived and based on reasonable assumptions on the timing of the mailing of this Information Statement, the Merger is expected to be completed no later than March 31, 2005. There are no assurances that the Merger will occur by then or at all. If the Merger is not completed by March 31, 2005, either the Target or the Company may terminate the Merger, but the Merger Agreement documents do not automatically expire on such date.

     If the Merger is completed the business of the Company will be the business of the Target. It is expected that before or after completion of the Merger the Company may seek additional equity investment, resulting in further dilution to current stockholders. In the event the Merger is not completed, the Company may seek another merger partner. The Company may not have the resources to operate a business without acquiring one by way of merger.

Market for Common Equity and Related Stockholder Matters

     Market information. The Company's common stock began trading on the Over-the-Counter Bulletin Board (the "OTC/BB") on February 27, 2004. The OTC/BB closing price of the Company on February 4, 2005 was $1.30 per share. During trading between February 27, 2004 and March 31, 2004, the high closing was $2.25 per share and the low closing price was $1.75 per share; during the second quarter of 2004, the high closing price was $2.25 per share and the low closing price was $1.05 per share; during the third quarter of 2004, the high closing price was $1.40 per share and the low closing price was $0.55 per share; during the fourth quarter of 2004 to December 31, 2004, the high closing price was $1.90 per share and the low closing price was $1.00 per share; during the first quarter of 2005 to February 4, 2005, the high closing price was $1.60 per share and the low closing price was $1.10 per share, each as reported by OTC/BB. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

     Holders. The Company has 57 stockholders. For information regarding the Company's capital structure see "THE MERGER - Capital Structures of the Company and the Target - the Company."

Voting Securities of the Company and Principal Holders Thereof

     The following table sets forth certain information as of February 4, 2005 (the "Reference Date") with respect to the beneficial ownership of shares of Company Common Stock by (i) each person known or believed by the Company to be the beneficial owner of more than 5% of the outstanding shares of Company Common Stock, (ii) each current director of the Company and (iii) all directors and executive officers as a group.

     Beneficial ownership with respect to persons who are not directors or executive officers was determined solely by reference to filings with the Securities and Exchange Commission under Sections 13(d) and 13(g) of the Securities Exchange Act of 1934. There are 22,284,000 shares of Company Common Stock outstanding:


        Name of Beneficial Owner                   Number of Shares of             Percent of Common Stock
        ------------------------                      Common Stock                    Outstanding (1)(2)
                                                   -------------------             -----------------------
David Shamy
     (Director/ President/ CEO/ CFO)                  20,000,030 (3)                      89.75%

Phil Ray
     (Director/ Vice-President)                           17,765 (4)                       0.08%

All Officers & Directors as a group
     (David Shamy and Phil Ray)                       20,017,795                          89.83%

Constantino Galaxidas Real Estate Money
      Purchase Pension Plan                               66,667 (5)                       0.30%

Richard From                                             677,436 (5)(6)                    3.04%

John From                                                652,235 (5)                       2.93%

Carl Hsu                                                  66,667 (5)                       0.30%

William Minor                                            200,000 (5)                       0.90%

Todd Fuller                                              144,230 (5)                       0.65%

Peyton, Chandler & Sullivan                              225,000 (5)                       1.01%

Altavilla Family Trust                                   311,500 (5)                       1.40%

Marlin Molinaro                                           66,750 (5)                       0.30%

Alan Schoaf                                               66,750 (5)                       0.30%

G. Alfred Roensch, TTEE, G. Alfred
      Roensch Trust                                       12,500 (5)                       0.06%


(1)  After 20:1 split in Company Common Stock effective October 1, 2003.

(2) Percentage figures based on 22,284,000 shares of Company Common Stock outstanding.

(3) Of the 20,000,030 shares of Company Common Stock beneficially owned by David Shamy, 20,000,000 shares of Company Common Stock are directly owned by Mr. Shamy. Pursuant to an Agreement for the Purchase of Common Stock dated October 3, 2003, (as amended), David Shamy has agreed that up to 19,932,265 of his shares may be canceled by the Company and has received remuneration of approximately $148,000 for this agreement to cancel such shares. It is expected that all such shares will be canceled in the merger and Mr. Shamy is not expected to receive any further consideration for his stock.

(4) Of the 17,765 shares beneficially owned by Phil Ray, 4,000 shares are directly owned by him, 4,000 shares are held of record by his spouse, 8,735 are held of record by American Business Services, Inc., 1,000 are held of record by VentureVest Capital Corp. and 30 shares are held of record by Terayco Consulting LLC.

(5) These individuals have acquired collectively 2,264,735 of the Company Common Stock (representing collectively 10.16% of the Company's 22,284,000 shares of Common Stock outstanding) as an investment in contemplation of the proposed Merger described herein pursuant to an Agreement for the Purchase of Common Stock dated as of October 3, 2003 (as amended) from certain stockholders of the Company in exchange for an aggregate of $450,000 in cash (the "UUPurchase AgreementUU") attached as UUExhibit 4.1UU to the Company's Form 10-QSB/A filed with the Securities and Exchange Commission on February 25, 2004.

(6) Richard From has sole voting and dispositive power over 452,436 shares of Company Common Stock and shared voting and dispositive power over 225,000 shares held of record by Peyton, Chandler & Sullivan, Inc. ("PCS"), as Mr. From is PCS' chief executive officer and principal shareholder.

Section 16(A) Beneficial Ownership Reporting Compliance

     David Shamy (Director, President, Chief Executive Officer and Chief Financial Officer of the Company and owner of more than 10% of the Company common stock) and Phil Ray (Director, Vice-President and Treasurer of the Company) have each failed to file on a timely basis reports on Form 3 and Form
4. Mr. Shamy and Mr. Ray did not file their ownership statements in compliance with Section 16(a) since they were not aware of the requirements of reporting beneficial ownership until recently and believed that the previous public corporate filings disclosing their positions were sufficient. As soon as they became aware of such requirements, Mr. Shamy and Mr. Ray reported their beneficial ownership of the Company Common Stock on Forms 5, which were filed with the SEC on March 2, 2004 and March 10, 2004, respectively. Mr. Shamy has reported late 8 transactions, representing failure to timely file one Form 3 report and three Form 4 reports (assuming that transactions executed on the same day would have been reported on one report). Mr. Phil Ray has reported late 13 transactions, representing failure to timely file one Form 3 report and two Form 4 reports (assuming that transactions executed on the same day would have been reported on one report).

Deadline for Inclusion of Stockholder Proposals for Next Annual Meeting

     Stockholder proposals may be included in the Company's proxy materials for an annual meeting so long as they are provided to the Company on a timely basis and satisfy the other conditions set forth in the applicable SEC rules. The Company currently has no policy regarding the submission of stockholder proposals at annual meetings, although it is expected that the Company will adopt a policy after completion of the Merger.

                    CERTAIN INFORMATION CONCERNING THE TARGET

     The following discussion contains forward-looking statements. Wherever possible these forward-looking statements are identified by such words as "anticipates," "believes," "estimates," "intends," "plans," "projects," "expects," "will," and similar expressions. Forward-looking statements involve risks and uncertainties and actual results may differ materially from such statements.

Overview

     Intraop Medical, Inc. (the "Target") was incorporated in Delaware in March 1993 (originally under the name of Intraop, Inc.). The Target manufactures, markets and distributes the Mobetron, a proprietary mobile electron beam cancer treatment system designed for use in intraoperative radiation therapy (the "IORT"). The IORT procedure involves the direct application of radiation to a tumor and/or tumor bed while a patient is undergoing surgery for cancer. The Mobetron is designed to be used without requiring additional shielding in the operating room, unlike conventional equipment adopted for the IORT procedure. The Mobetron system can be moved from operating room to operating room, thereby increasing its utilization and cost effectiveness. In addition to IORT, the Mobetron system also can be used as a conventional radiotherapy electron beam accelerator.

     In 1998, the Target formed its Intraop Medical Services, Inc. subsidiary to provide the Mobetron system to machine specific joint ventures on a fee-for-service or revenue sharing basis, and also to provide the Mobetron system for use by multiple hospitals in a particular local area for the treatment of breast cancer and for other primarily outpatient surgeries.

     IORT has been demonstrated as an effective therapy for a wide range of cancers. IORT is the direct application of radiation to the cancer tumor or tumor bed during surgery. Because normal tissues are displaced and protected, the effective dose to the tumor is substantially increased. A single, two-minute IORT treatment can often eliminate several weeks of conventional pre/post-operative external beam radiation treatments while producing better results. In more than 20,000 patients treated since the 1970's, IORT dramatically increased both local control and survival in patients with such diverse diseases as colorectal, gastric, head and neck, pediatric, and gynecological cancers. Encouraging studies also show IORT to be effective in the treatment of lung and early stage breast cancer.

     The applicability of the IORT has been limited by the high cost and logistical burden of existing radiation therapy equipment which requires costly and isolated shielded rooms. The Mobetron greatly reduces or eliminates these barriers because it is light, mobile, and self-shielded; the device can be used in nearly any operating room environment.

     Since its inception in 1993 through January 31, 2005 the Target has delivered twelve Mobetrons, and has generated approximately $8.8 million in revenue through September 30, 2004. In addition to sales of the Mobetron, the Target plans to generate additional revenue by providing Mobetrons to hospitals on a rental basis through the operation of a fleet of mobile systems.

     The Target engineers and tests the Mobetron, but contracts out to build the Mobetron, a low personnel, low overhead strategy. Resources are concentrated in engineering, R&D, marketing, sales and service.

     The Target has strong systems and device patents for the Mobetron. It has also received U.S. Food and Drug Administration 510k approval, CE Mark (Europe), and JIS approval (Japan). The Target distributes directly in the US and through a network of distributors and sales agents worldwide. The Target plans to establish an European subsidiary in 2005 to better capitalize on this growing market. In addition to marketing and distribution activities, the European subsidiary will test and service the Mobetron, develop new products and applications, and monitor and support clinical IORT programs.

Intraoperative Radiation Therapy (IORT)

     Each year, more than 1.3 million people in the United States are diagnosed with cancer and more than 550,000 patients die of the disease. Of the patients diagnosed with cancer, approximately 60% receive external beam radiotherapy treatments, either with or without surgery. Despite the best conventional radiation, surgical and chemotherapy techniques, about 1/3 of all cancer patients will have a recurrence of cancer at the tumor site. If cancer recurs at or near the site of the original tumor, the chances of survival are significantly reduced.

     IORT, a well-known and widely used treatment, involves the application of radiation directly to the tumor or the tumor bed during surgery, as opposed to radiation treatment applied either before surgery or after patient recovery from surgery. In IORT procedures, the majority of the tumor is removed through conventional surgical techniques. Radiation is then directly applied to the area immediately surrounding the tumor while it is still exposed and the surrounding normal tissue can be retracted out of the radiation beam. This direct application of radiation to the tumor site during surgery increases the effective dose to the tumor substantially. This technique has shown to dramatically increase the survival rates for colorectal, gastric, head and neck, gynecological and other types of cancer.

     Currently, approximately 200 health centers worldwide conduct IORT treatments. IORT has demonstrated improved treatment of advanced cancer patients in many studies, showing a 20% to 50% improvement in results over conventional radiotherapy.

     Although IORT is widely considered to have great potential, the limitations of existing equipment and facilities have severely limited its use. Very few hospitals have operating rooms that are specially shielded for radiation, a "dedicated O.R." A dedicated O.R. requires a fully fitted O.R. plus a conventional radiation machine and expensive, heavy shielding. The construction and equipment cost for a single dedicated O.R. can exceed $3.5 million. The significant weight, about 100 tons including the concrete shielding, and reduced usability of these rooms limit their economic and practical feasibility.

     For this reason, most of the 200 hospitals that conduct IORT do so by performing the surgery in the O.R. and then transporting the patient, still under anesthesia and with the surgical site open, to its radiation facility. There, the radiation portion of the treatment is given with conventional equipment, after which the patient is transported back to the O.R. for the completion of the operation. This process is often called "heroic transport".

     Heroic transport adds about one and a half hours to the surgical procedure and requires that the conventional radiotherapy accelerator and room be specially prepared and available for the IORT patient. Heroic transport involves complex logistics, increases patient risk, requires a significant commitment of facilities and personnel, and severely limits the number of patients that can be treated. Some hospitals have constructed a dedicated O.R. in the basement to reduce the transportation distance. But these basement O.R.s are remote for the surgical center, creating staffing and logistical difficulties. Thus, IORT has largely been restricted to the treatment of advanced cancer patients who have few other chances for successful treatment.

     The Target is the only company that has developed a mobile, self-shielded IORT system, which allows for IORT in traditional operating rooms. Unlike other IORT systems, the Mobetron uses several patented technologies to enable IORT without requiring a dedicated O.R. or heroic transport. The Mobetron can be easily moved between conventional operating rooms or shared between hospitals, increasing system usage and cost effectiveness. The Mobetron is designed to make IORT significantly less time-consuming, less costly and less risky to administer. By making IORT practical, the Mobetron will greatly expand IORT beyond advanced disease and into early stage and other prevalent cancers such as lung and breast.

Market Size for Mobetron Applied IORT

     Traditionally, IORT has been restricted to advanced and recurrent cancers where conventional therapeutic approaches have been largely ineffective. The number of Mobetrons needed to address this demand segment can be calculated from the current cancer incidence and failure of traditional therapeutic approaches.

     In the United States, there are approximately 1.3 million new cancer cases per year. Approximately 60%, or 780,000 patients, will receive radiation at some point in their treatment. Of the cancer patients treated with radiation each year, 29% are treated with the aim of palliation (i.e. pain relief) and 71%, or 554,000 patients, are treated with a curative attempt. Of the radiation patients treated with curative intent, 44%, or 244,000 patients fail, either locally or regionally, implying that improved radiation treatment is still needed. It is this quarter of a million patients that fail from curative radiation therapy treatment that is the initial target population suitable for the intensified radiation therapy that can be delivered by the Mobetron at the time of surgery. If we assume that 1/3 of these patients have cancers that are amenable to IORT, and that a single-site based Mobetron utilized at 60% will treat 150 patients per year, the number of Mobetrons needed in the U.S. for the target population is 550 units. Geographical and age distribution of the cancer patients in the U.S. will increase this number by about 20%, or a total of 660 units. Since the U.S. is approximately half the world's market for health care items, the total world Mobetron market for advanced disease is approximately 1,320 units.

     As the Mobetron is proven to make IORT application much simpler and less costly, applications of IORT to earlier stage disease may be expected to develop. This is because IORT during surgery for earlier stage disease can reduce the amount of adjuvant (follow-on) therapy by at least two weeks, resulting in a lower cost of cancer treatment. Reducing the cost of cancer treatments is a positive factor in both private health care markets, such as the United States, and in socialized medicine markets such as Europe.

     Furthermore, because IORT delivers some of the radiation treatment at the time of surgery, higher utilization or decreased need for conventional equipment can be achieved because of the reduced number of radiation treatments per patient required. This is particularly true in socialized markets, Eastern Europe and China that have concentrated centers of cancer radiation treatment delivery and a lower ratio of conventional equipment per cancer patient than in the United States. Improving utilization of existing radiation equipment for cancer treatment would likely be viewed as a positive factor in these markets. This use of IORT in earlier stage disease could add demand for another 500 to 700 units world-wide, bringing the market for Mobetrons to approximately 2,000 systems.

The Mobetron System

     Using existing technology, a small number of medical centers have constructed fully shielded operating rooms to house a conventional linear accelerator, typically weighing about 18,000 pounds, for use in IORT procedures. The construction and equipment cost for a dedicated IORT O.R. can exceed $3.5 million per operating room. The significant weight, about 100 tons including the concrete shielding, and reduced usability of these rooms limit their economic and practical feasibility.

     The Mobetron is designed to make IORT significantly less time-consuming, less costly and less risky to administer. The Mobetron is a mobile IORT administration device comprised of a lightweight, movable electron beam accelerator mounted on a rotating C-arm. Special designs in the accelerator system and C-arm eliminate the need to add costly shielding to the walls or floor of the operating room.

     The Mobetron can be moved from one O.R. to another, allowing the Mobetron to be shared among several operating rooms in the same hospital or, even among hospitals. In contrast to traditional IORT, Mobetron IORT brings the equipment to the patient rather than transporting the patient to the equipment.

     This mobility expands the range of patients treated, decreases patient risk and increases the cost-effectiveness of IORT. Additional advantages of using the Mobetron over traditional IORT solutions include: safer application, quicker delivery during surgery, shorter surgery times, and greater availability for patients.

     Development work on the first Mobetron system began in November 1993. The Target demonstrated the major features of the accelerator system in August 1994, and by April 1995, a full working laboratory prototype of the Mobetron was completed. In September 1996, the Mobetron system was introduced at the Sixth International Intraoperative Radiotherapy Symposium in San Francisco. After extensive acceptance testing, the Mobetron was delivered to UC San Francisco
(UCSF) and began patient treatments in December 1997. In July 1998, the Target received 510(k) approval from the Food and Drug Administration to market the Mobetron in the United States.

     During the research and development phase, the Target conducted the design, assembly and test of its systems, within its facilities as well as the facilities leased by its principal subcontractor, Schonberg Research Corporation. In October 1997, the Target signed a five-year Manufacturing and Distribution agreement with Siemens. In October 2002, the Target terminated the contract manufacturing agreement with Siemens and replaced it with a contract manufacturing agreement with CDS Group. CDS Group is a privately held, specialty contract manufacturer whose customers include: Applied Materials, LAM Research, Novellus, BAE Systems, and InVision Systems.

     The Mobetron was featured in September 1998 in Spain at the inaugural meeting of the International Society of IORT (the "ISIORT"). The paper by UCSF on the use of the Mobetron was awarded the Society's "Best Technical Paper", signifying the most important technical contribution to the field of IORT. The Mobetron also received the prestigious "1999 Excellence in Design Award" from Design Magazine.

     Delivery of the first commercial Mobetron system was to University Hospitals of Cleveland, where patient treatments began in July 1999. Additional Mobetron systems have been delivered to the University of Tokyo, University of Louisville, University of North Carolina, Methodist Hospital of Indianapolis, and Mayo Clinic-Scottsdale. European Mobetrons were delivered to Poland and the Netherlands in 2003 and to Spain and Italy in September and December 2004 respectively. To September 30, 2004, approximately $8.8 million in Mobetron sales and related revenues have been generated by the Target.

     Mobetron Technology. The Mobetron uses proprietary 9000 megahertz X-band technology to generate electron beams of energy to 12 MeV (million electron volts), while conventional technology uses lower frequency 3000 megahertz S-band technology, requiring larger and heavier accelerator components. Twelve MeV energy beams have sufficient penetration to effectively treat more than 90% of IORT patients.

     The feasibility of using a miniature accelerator to achieve a dedicated IORT system was originally explored under a Phase I Small Business Innovative Research "SBIR" grant from the National Cancer Institute. The study concluded that a lightweight accelerator, providing energy levels up to 12 MeV and operable without added room shielding was feasible. Later, a $500,000 Phase II SBIR grant was awarded and used to confirm these results with measurements on a working laboratory prototype system.

     In the Mobetron, electron beams are produced by a linear accelerator weighing less than 700 pounds. This low weight accelerator is mounted to a C-arm system with a beamstopper mounted opposite the accelerator to intercept the radiation produced in the forward direction.

     The Mobetron's X-band technology is based on a miniature electron accelerator that has proven itself in industrial applications for more than 10 years. The design of the accelerator and its treatment applicators, in combination with the lead beamstopper below the surgical table, allow the Mobetron to operate without additional shielding in the operating room. The Mobetron system weighs less than 3,000 pounds, avoiding structural loading problems and allowing the Mobetron to be positioned easily for patient treatment.

Patent Protection

     The Target applied for a Systems Patent for the Mobetron on March 30, 1993 and received its basic Systems Patent on June 14, 1994. A second Systems Patent which extended the claims of the first patent to the technology used in conventional accelerators was received on May 23, 1995. These two patents protect the use of a linear accelerator in a mobile, self-shielded application. The Target also has international patent protection in Japan, key European countries, and Russia. In 1997 the Target was granted a patent protecting the electron accelerator technology used in the Mobetron, and in 2000, the Target received a patent on the unique alignment system used to orient the Mobetron to the tumor prior to irradiation.

Marketing and Sales

     Currently about 200 health centers conduct IORT treatments worldwide, most of which use heroic transport. In the U.S., the Target has targeted sales and marketing education efforts initially on these centers as they have already demonstrated a commitment to IORT. The Target plans to then expand this initial target market to the 2,500 U.S. hospital centers which currently have radiation oncology departments. Finally, the Target, through its mobile systems, will market to satellite hospitals in the U.S. that perform cancer surgery, but have no radiation therapy departments.

     Prior to April 1, 2001, Siemens had the exclusive right to distribute the Mobetron in International Markets. As of April 1, 2001, the Target reacquired the rights to international distribution. The Target has established agreements with distributors in key markets such as Europe, Japan, Eastern Europe, China and Taiwan and has generated orders and commitments for additional orders from these relationships.

     The Target signed a strategic alliance with Beijing Huilong New Technology Company ("Huilong") for distribution and manufacture of Mobetron components. Huilong has made an investment in the Target and has placed an order for a Mobetron for delivery in 2005. Huilong is contractually committed to purchasing additional units in 2005 and 2006. They have identified thirty-five hospitals in China that have interest in the Mobetron. To help hospitals finance the purchase of these systems, Huilong has and is arranging financing with Chinese investors and leasing companies to allow key hospitals to purchase systems over an extended period of time. The Target has Chinese marketing approval for the Mobetron in China. Any new medical product imported into China must undergo testing by the Chinese authorities. These tests are substantial similar to those needed to obtain European CE Mark, which the Mobetron has obtained.

     The Target also expects to have other Chinese companies manufacture high cost Mobetron components, thereby reducing the manufacturing cost of the system. A key Target strategy is to reduce product cost by both increasing production volumes and by out-sourcing expensive components to lower cost manufacturing centers such as China.

     The Target's strategy is to address the US, European and Far East markets together, rather than sequentially. Accordingly, the Target continues to expand its team of international distributors to sell and service the Mobetron internationally. The Target sells directly in the U.S. using its own salespeople.

     In Western Europe, the market driver is the use of IORT for early stage breast cancer, and to a lesser extent, the increased utilization of conventional radiation equipment that an IORT program provides. In Europe, distributorships are on a "best-efforts" basis. The distributor has responsibility for sales, promotion and service, including the purchase of spare parts to service their customer base. The Target has hired its own European service specialist to provide service support to the European distributors' service organizations on a timely basis.

     In the Far East, distributorships have so far been established in the major markets for IORT: Japan, China and Taiwan. Each of these distributorships has minimum annual order commitments beginning in 2005. In 2005, these minimums, if met, will result in at least six unit sales. The distributor has full service responsibility, including the purchase of spare parts, while the Target has the responsibility for training the service organizations. In 2005, the Target plans to locate its own serviceperson in the Far East to provide service support similar to that in Europe. In 2004, a distributor was appointed for South Korea and additional distributors for Southeast Asia and India are expected to be appointed in 2005.

     In the United States, the interest in IORT is good, but the demand is currently dampened because of pressure on capital equipment budgets of U.S. hospitals and competing demands for these funds. The Target expects the U.S. demand to increase significantly as IORT for breast and lung cancer matures.

Manufacturing and Production

     Since the delivery of the prototype Mobetron in December 1997, the Target has chosen to manufacture the Mobetron through the use of contract manufacturers, while concentrating its resources on engineering and test, R&D, marketing and service. Contract manufacturing significantly reduces the capital required to operate the business. It also provides the Target the flexibility to quickly relocate manufacturing operations or out-source components of the system since the Target has little fixed manufacturing assets or personnel to consider in any change. The Target plans on out-sourcing certain expensive items to China in 2005 and 2006 to reduce product cost.

     Production volume is currently limited by the need for full product testing prior to customer shipment, a task that the Target wishes to retain for itself. The Mobetron is self-shielded for clinical use because the treatment lasts only 1-2 minutes. However, pre-shipment testing requires hours of beam on-time over a 2- 4 week period, and that requires shielded test cells.

     Currently, the Target is leasing an unused treatment room at a hospital located near the Target's facility. However, to meet the projected sales volumes, construction of two test cells will be needed at an appropriate facility by as early as the summer of 2005. These two cells could allow a production volume of up to 50 units per year.

Rental and Joint Venture Programs

     To enhance the Target's business model in the United States, and to provide an alternative to purchasing the device, the Target intends to offer rental or joint venture programs to health care facilities. By agreeing to rent the Mobetron a certain number of days each week, hospitals whose patient volumes are insufficient to justify purchase of a Mobetron can still offer IORT on a scheduled basis. Hospitals with moderate to low volume of cancer cases can take advantage of this service to prevent losing substantial surgical business to hospitals with a greater number of cancer cases who can afford the buy the Mobetron. At the same time, machine rental shifts Mobetron costs to the hospital's operating budget rather than its annual capital budget.

     The Target may also provide the Mobetron on a joint venture basis. Under a Mobetron joint venture, the Target and the health care provider form a separate joint entity to purchase the Mobetron from the Target with the Target providing a capital investment and sharing in the revenue generated by IORT services. This allows health care providers to "acquire" the Mobetron with a substantially lower capital investment.

Additional Potential Mobetron Applications

     With Mobetron commercial production underway, the Target is now developing additional products and services for the IORT and radiotherapy market to maximize the market opportunity provided by the proprietary Mobetron system.

     Combination of Radiotherapy and Drug Therapy. The combination of certain chemicals, known as radiation sensitizers and protectors, with radiation has been in clinical use for a decade. Laboratory and animal studies have shown a dramatic increase in the effectiveness of certain cancer drugs when activated by radiotherapy.

     Several of these drugs used in combination with radiation treatment have shown limited effectiveness with conventional external beam radiation therapy. The limitation in effectiveness is due to the difficulty of achieving adequate concentration of the chemicals during the radiation process when using conventional radiotherapy. Often, the drug has become significantly diluted by the time radiation is administered, thus reducing the synergistic effect of the chemicals and radiotherapy.

     However, IORT offers a unique opportunity to administer radiosensitive drugs during the surgical procedure by a drug dose infused directly into the cancerous tissue followed immediately by IORT. This direct application of radiation with an adequate concentration of chemical increases the drug's effectiveness significantly -- up to two to three times more effective than either drug therapy or radiotherapy alone.

     The Target has obtained the rights to Etanidazole, a radiation sensitizer that successfully completed a Phase I/II trial with IORT for advanced and recurrent colorectal cancer. The Target has approval from the FDA to begin the Phase III clinical study under the auspices of the ISIORT. More than twenty internationally renowned cancer treatment centers have agreed to help the Target conduct these trials. If the study proves the effectiveness of the combined Etanidazole and IORT treatment, the Target expects to be able to start marketing the drug sometime after 2007.

     The Target is also considering starting a Phase III study involving Etanidazole for the treatment of brain metastases a very common cancer. This non-IORT application is a potentially larger and more lucrative market than the IORT market itself. Most radiotherapy centers already conduct stereotactic radiosurgery, a non-invasive but targetable form of radiation therapy, with either conventional or specialized equipment. The addition of a drug sensitizer to this procedure could greatly improve its effectiveness.

     The Target plans to market, in partnership with pharmaceutical companies, other chemical modifiers developed and approved specifically for use with IORT. The Target believes that any radiation sensitizer, whether owed by the Target or not, will expand the IORT market and thereby increase Mobetron sales.

     Vascular and Coronary Disease. Small amounts of radiation have been shown to dramatically reduce the failure of balloon angioplasty and other vascular procedures (a 75% reduction according to a 1996 Scripps Institute study). Restenosis, the replugging of a vein or artery after coronary or vascular surgery, is also a major clinical problem. Current radiation devices designed for use in angioplasty are unsuitable for vascular surgical applications. The use of IORT to reduce restenosis in vascular surgery is potentially a multi-billion dollar market for which the Mobetron could provide several unique solutions.

     The Target has supported research in the use of IORT in vascular surgical applications of the Mobetron at the University of Rochester. Additional clinical research is planned for 2005 and 2006. The FDA has indicated that it would approve an IDE in this potentially exciting application. If shown to be effective, these new coronary and vascular surgical applications could increase Mobetron sales and generate sales of medical devices that will be sold to support the application.

     Conventional Electron Beam Treatments. The Mobetron may be used as a conventional electron radiotherapy system in the radiation therapy department when not in use for IORT. This dual use could add existing conventional electron beam radiotherapy patient volume to IORT patient volume for hospitals, while enabling the Target to participate in the well-established $500 million per year conventional radiotherapy linear accelerator market.

     Accessories and Disposables. Each IORT procedure requires the use of sterilized caps to protect the tip of the Mobetron linear accelerator, sterile drapes, standard and custom applicators to guide the beam to the treatment area, and other devices and disposables. The Target manufactures or out-sources the manufacture of these devices and disposables, and supplies them directly to hospitals.

     Needle Therapy Device. The Mobetron is unique in its ability to generate a narrow, three-millimeter-wide electron beam at high energies in the O.R. environment. In July 1996, the Target received a $100,000 SBIR grant from the National Institute of Health to prototype and test a device to deliver electron beam therapy through a thin needle, similar to a biopsy needle.

     This technique, called interstitial electron beam therapy "IEBT" and often referred to as "needle therapy", could enable electrons to be delivered with or without surgery to highly localized cancers, such as brain tumors, ovarian cancer nodes, liver metastases, and prostate cancer. The Target has demonstrated the feasibility of the needle therapy system and in 2005 expects to continue development of the IEBT device as an add-on accessory to the Mobetron system. The Target also believes that its needle therapy product can be used in gene therapy applications to activate the genes once biologic agents have been delivered to the organ of interest.

Competition

     To the Target's knowledge no other company currently produces a mobile linear accelerator that requires no shielding. The alternative is using a dedicated O.R. or heroic transport for IORT procedures. These alternatives discussed above are costly and severely limit IORT usage.

     In the mid 1980's, Siemens offered a conventional design, electron-only linear accelerator for IORT procedures. This system was a conventional radiotherapy accelerator modified to treat only in the electron mode, but still requiring a shielded room. Despite a total cost of more than $3.5 million, including reconstruction of the O.R. to install concrete shielding, Siemens sold seven systems.

     Other conventional linac manufacturers have sold one or two similarly modified conventional accelerators and could continue to offer essentially the same type of conventional unshielded system, but no manufacturer is known to the Target to currently have the technology to develop a system that is light enough to be mobile and which does not require room shielding.

     Hitesys, an Italian company, is now offering a modified, non-shielded unit "Novac 7" for IORT in Italy and Europe. This linear accelerator system was developed, in part, with funding from the Italian government. The Novac 7 has lower energy than the Mobetron and requires mobile shielding to be positioned around the surgical table prior to treating.

     The Target is also aware of a spin-off of Hitesys, called Liac, which has recently been formed and is attempting to replace Hitesys in the Italian market. Liac has delivered its prototype unit but is not yet in commercial sales to other hospitals. The features and technology of the Liac IORT system is very similar to that used by Hitesys. The Target does not believe that Liac system is likely to become serious competition outside of Italy.

     If significant direct competition does occur, at least initially it is likely to be through modifying conventional S-band accelerators for electron only operation, as none of the major linac manufacturers have extensive X-band technology expertise. It is also possible that an alternative technology will be developed that directly competes with the Target's products.

Government Regulation

     All medical devices require certification from the United States Food and Drug Administration before entering distribution. The certification process assures that the products are safe and effective. To treat patients at UCSF, the Target applied for and received, in December 1996, an Investigational Device Exemption "IDE" approval from the FDA for a UC San Francisco study involving 14 patients. The IDE study at UCSF was completed on March 9, 1998. On March 24, 1998, the Target submitted the Mobetron to the FDA for certification under the 510(k) process. The 510(k) process is reserved for medical devices that are deemed to have established clinical efficacy, thereby avoiding lengthy clinical trials. The FDA allowed UCSF to continue to use the Mobetron to treat IORT patients while the FDA reviewed the Target's 510(k) application.

     On July 24, 1998, the Target received clearance from the FDA under the 510(k) provision, allowing the Target to begin commercial marketing and sales of the Mobetron in the United States. Hospitals in the United States are already using and billing for IORT.

     Europe and Japan have separate certification processes. The Target received clearance for sales in Japan in May 2000, and received marketing approval for the European Union "CE Mark" in September 2001. The Mobetron has been tested according to the regulatory standards for radiotherapy accelerators, including the Suggested State Regulations for the Control of Radiation "SSRCR" and the International Electrotechnical Committee "IEC" requirements for radiotherapy equipment. The Target has also registered its products for sale in China and Taiwan.

Management

     The executive officers and directors of the Target are as follows. It is anticipated that the current officers and directors of the Target will become the officers and directors of the surviving company after the merger, except that certain directors may be replaced prior to the merger in order to comply with the requirements of the Sarbanes-Oxley Act. The Target has an audit committee and a compensation committee. Mr. John Mathews is the only member of the Target's audit committee. The Target's compensation committee is formed by Mr. John Mathews and Mr. Theodore L. Phillips. The Target does not currently have any nominating committee. It is anticipated that upon completion of the Merger the Board of Directors will form a nominating committee.


Name                                        Age     Position
----                                        ---     --------

        Donald A. Goer                      62      Chief Executive Officer,
                                                    President, and Director

        John P. Matheu                      82      Director

        Mary Louise Meurk                   78      Secretary and Director

        Theodore L. Phillips, M.D.          71      Director

        Michael Friebe                      40          Director

        Richard Simon                       57          Vice President of
                                                        Operations

        Howard Solovei                      42          Chief Financial Officer

Donald A. Goer, Ph.D., President/CEO and Director

     A co-founder of the Company in 1993, Dr. Goer received his doctorate in physics in 1973 from The Ohio State University. He is a recognized expert on linear accelerator technology and is the author of a number of articles on the subject, including the chapter on radiation therapy linear accelerators for the Encyclopedia of Medical Devices and Instrumentation. After post-doctoral study in metallurgical engineering, Dr. Goer joined Varian Associates. Dr. Goer has seventeen years experience in the sales, marketing and product development of linear accelerators. From 1977 through 1985, Dr. Goer was responsible for the product development of Varian's cancer therapy equipment. Five new cancer treatment units were successfully introduced to the market during this period, resulting in the sale of more than 700 treatment systems. Between 1985 and 1990, Dr. Goer was responsible for market development and strategic planning at Varian. Dr. Goer's last position at Varian was Manager of Sales Operations with principal responsibilities in the international market. In 1991, Dr. Goer joined SRC as President. In 1991, Dr. Goer assisted in founding Accuray, Inc., a medical company providing dedicated accelerators for radiosurgery.

John P. Matheu, Director

     Mr. Matheu has extensive experience in the biopharmaceutical and medical device industries. He served 34 years with Pfizer Pharmaceuticals, Inc., where among other accomplishments, as Vice President he established and directed Pfizer's generic drug division. Prior to that assignment, Mr. Matheu directed Pfizer's 1,100 person sales force, its hospital marketing group and its training department. As a principal of Matheu Associates, he provides consulting and management advice to the pharmaceutical, biotechnology and medical device industry.

Mary Louise Meurk, Secretary and Director

     Ms. Meurk has forty years experience as a radiological physicist and is certified by the American Board of Radiological Physics. In addition to authoring numerous articles in her field, Ms. Meurk is a Fellow Emeritus of the American College of Radiology and a Fellow in the American Association of Physicists in Medicine. Ms. Meurk received her BA in physics from Wellesley College and furthered her studies at the University of Geneva. She was Assistant Attending Physicist at Memorial-Sloan Kettering, Head of the Division of Radiological Physics at the Zellerbach Saroni Tumor Institute, and was a founder and now President of the West Coast Cancer Foundation. Ms. Meurk is also a Founder and Director, and serves as Secretary to the Target.

Theodore Phillips, M.D., Director

     Dr. Phillips is the principal or contributing author on more than 300 articles on cancer treatment in the medical literature and is one of the most distinguished radiation oncologists in the world. Under his guidance as Professor and Chairman of Radiation Oncology at the UCSF, the University became recognized as one of the top cancer treatment centers in the world. He has received numerous awards and honors for his many contributions to cancer treatment. While Dr. Phillips was Chairman of Radiation Oncology at UCSF, the hospital purchased the first Mobetron system. He currently serves as Chairman of the Technical Advisory Board of the Target and holds the prestigious Wun-Kon Fu Endowed Chair in Radiation Oncology at UCSF.

Dr. Michael Friebe

     Dr. Michael Friebe is Chief Executive Officer and President of Tomovation GmbH. Tomovation is a German company that owns and operates imaging centers in Germany and makes investments in early stage European medical technology companies. Prior to forming Tomovation, Dr. Friebe was the founder of Neuromed A.G. and the president of UMS-Neuromed. These companies operated mobile MRI, CT and PET systems in a number of European Countries. Dr. Friebe received BSc and MSEE in Electrical Engineering from the University of Stuttgart in Germany, and a PhD in medical engineering from the University of Witten in Germany. He is a member of several professional engineering and medical societies.

Richard Simon, Vice President of Operations

     Mr. Simon has had an extensive career in the engineering, service and manufacturing of medical equipment, including twenty years in engineering positions with the medical division of Varian Associates. For ten years, Mr. Simon served as the engineer and project manager for the C Series linacs for Varian, developing and shipping more than 450 linear accelerators during this period. He was the project manager for the VARiS oncology information system from Varian, with more than 100 systems shipped. Mr. Simon received professional training in electrical engineering and project management. Mr. Simon has been employed by the Target for over 6 years.

Howard Solovei, Chief Financial Officer

     Mr. Solovei served as the CFO of Phoenix Leasing Inc., where he gained 14 years experience in leasing and equipment finance. At Phoenix, Mr. Solovei was responsible for the management of nearly $1 billion of leased assets, $600 million of bank agreements for the company's 30+ partnerships and corporate entities as well as securitized debt offerings of $85 million. Mr. Solovei was also responsible for projections and strategic and tactical planning for the company and its public limited partnerships. Mr. Solovei has worked as a consultant or employee to the Target since 2002.

Technical Advisory Board


     Name                     Title                                     Institution/Company
     ----                     -----                                     -------------------
     Ted Phillips, M.D.       Wun-Kon Fu Endowed Chair in Radiation     UC San Francisco, Department of
                              Oncology, former Chairman                 Radiation Oncology

     Len Gunderson, M.D.      Professor & Chairman                      Mayo Clinic Department of Radiation
                                                                        Oncology

     Mitsuyuki Abe, M.D.      Director                                  Kyogo Women's Hospital, Japan

     Felipe A. Calvo          Chairman & Professor                      Hospital General Universitario Madrid,
                                                                        Spain

Employees

     The Target currently has 11 employees and 3 significant independent contractors.

Facilities

     The Target rents facilities at 3170 De La Cruz Blvd., Suite 108, Santa Clara, California 95054, which are used for its headquarters and operations. The Target's lease expired in December 2004, after which it continues on a month-to-month basis. The Target is currently negotiating an extension of its lease. The Target's headquarters is expected to become the headquarters for the surviving company in the proposed merger.

     Additionally, the Target rents a facility in Hayward, California at which it tests is machines prior to sale. The Target's current lease runs through the end of July 15, 2005.

Legal Proceedings

     The Target and Siemens have entered into a settlement agreement and mutual general release whereby the Target agreed to pay Siemens $171,185 on or before December 31, 2004 as payment in full of amounts owed by the Target to Siemens under a Manufacturing and Distribution Termination Agreement dated November 25, 2002 by and between the Target and Siemens. Pursuant to the terms of the settlement agreement and mutual release, the Target executed a stipulation for entry of judgment in Siemen's favor, which entitles Siemens to immediately enforce a judgment against the Target in the amount of any payment due under the settlement agreement and mutual release which is not paid in accordance with such settlement agreement. The Target did not make the payment due on December 31, 2004 and, therefore, Siemens is entitled to enforce a judgment against the Target in the amount of $171,185 plus any other amounts due under the settlement agreement and mutual release. The Target and Siemens are currently in discussions regarding the non-payment, and Siemens has not yet indicated to the Target whether it will enforce the judgment or what other actions, if any, it may take with respect to the missed payment.

Market Information for Common Equity and Related Stockholder Matters

     Market Information. There is no public trading market for the Target's securities, including its common stock.

     Holders. The Target has 229 stockholders as of January 31, 2005. For information regarding the Target's capital structure see "THE MERGER - Capital Structures of the Company and the Target - The Target."

                       Financial Information of the Target


                    Audited Consolidated Financial Statements

                              Intraop Medical Inc.


                     Years Ended September 30, 2004 and 2003

                                                                        Page
                                                                        ----

Report of Independent Registered
Public Accounting Firm                                                    72

Financial Statements:
  Consolidated Balance Sheet                                           73-74
  Consolidated Statements of Operations                                   75
  Consolidated Statements of Shareholders' Deficit                     76-77
  Consolidated Statements of Cash Flows                                78-80
  Notes to Consolidated Financial Statements                          81-103

             Report of Independent Registered Public Accounting Firm


Board of Directors
Intraop Medical, Inc.
Santa Clara, California


We have audited the accompanying consolidated balance sheet of Intraop Medical, Inc. as of September 30, 2004, and the related consolidated statements of operations and shareholders' deficit and cash flows for the years ended September 30, 2004 and 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Intraop Medical, Inc. as of September 30, 2004, and the results of its operations and its cash flows for the years ended September 30, 2004 and 2003 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered significant recurring losses from operations and has a working capital deficit that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Stonefield Josephson, Inc.


CERTIFIED PUBLIC ACCOUNTANTS

San Francisco, California
October 15, 2004

Intraop Medical, Inc.
Consolidated Balance Sheet:

-----------------------------------------------------------------------------

                                                          September 30,
                                                               2004
                                                      -----------------------
Assets
Current assets:
  Cash and cash equivalents                                      $   119,475
  Accounts receivable, net of allowance for
    doubtful accounts of $0                                        1,134,296
  Inventory                                                        1,966,266
  Prepaid expenses and other current assets                          394,904
                                                      -----------------------

         Total current assets                                      3,614,941
                                                      -----------------------

Property and equipment,
  net of accumulated depreciation                                     77,082

Leased Equipment
   net of accumulated depreciation                                   840,045

Other assets:
  Intangible assets,
     net of accumulated amortization                                 203,193
  Deposits                                                           126,414
                                                      -----------------------

Total Assets                                                    $  4,861,675
                                                      =======================

Liabilities and Stockholders' Deficit

Current liabilities:
   Accounts payable and accrued expenses                        $  1,295,778
   Notes payable, related parties                                  1,057,425
   Notes payable, other                                            6,536,898
   Obligation for Leased Equipment                                 1,152,312
   Interest payable                                                  176,267
   Royalty payable                                                   150,000
   Contract advances                                                 598,000
   Sales tax payable                                                  58,950
   Estimated liability under warranties                              117,985
   Other current liabilities                                          59,420
                                                      -----------------------

         Total current liabilities                                11,203,035
                                                      -----------------------

The accompanying notes form an integral part of these consolidated financial statements.


Intraop Medical, Inc.
Consolidated Balance Sheet (Continued)
-----------------------------------------------------------------------------------------


                                                                        September 30,
                                                                           2004
                                                                    ---------------------
Commitments and contingencies                                                   $       -

Stockholders' deficit:
  Convertible preferred stock, $0.001 par value:
       Series 1 authorized shares - 600,000 in 2004 and 2003,
         issued and outstanding shares - 507,000 in 2004 and
         2003, liquidation value $253,000
                                                                                      507
       Series 2 authorized shares - 2,000,000 in 2004 and 2003,
        issued and outstanding shares - 1,584,750 in 2004 and
        2003, liquidation value $1,584,750
                                                                                    1,585
       Series 3 authorized shares -1,000,000 in 2004 and 2003,
         issued and outstanding shares - 997,017 in 2004 and 2003,
         liquidation value $1,495,526
                                                                                      997
       Series 4 authorized shares - 2,000,000 in 2004 and 2003,
         issued and outstanding shares - 1,590,000 in 2004 and
         2003, liquidation value $3,975,583
                                                                                    1,590
  Common stock, $0.001 par value:
       Authorized shares - 22,000,000, issued and outstanding -
        9,195,925 in 2004 and 6,680,925 in 2003
                                                                                    9,195
  Additional paid-in capital                                                    8,928,781
  Treasury stock, at cost, 600,000 shares at $.25 per share                      (150,000)
  Accumulated deficit                                                         (15,134,015)
                                                                     ---------------------

          Total stockholders' deficit                                          (6,341,360)
                                                                     ---------------------

Total Liabilities and stockholders' deficit                                  $  4,861,675
                                                                     =====================



The accompanying notes form an integral part of these consolidated financial statements.


Intraop Medical, Inc.
Consolidated Statements of Operations
------------------------------------------------------------------------ --------------------     -------------------

                                                                             Year Ended               Year Ended
                                                                            September 30,           September 30,
                                                                                2004                     2003
                                                                         --------------------     -------------------
Revenue                                                                  $        1,992,705              $ 1,366,699

Cost of revenue                                                                    1,786,661               1,215,713
                                                                         --------------------     -------------------
Gross profit                                                                         206,044                 150,986
                                                                         --------------------     -------------------

Operating expenses:
  Research and development                                                           436,506                 498,342
  General and administrative                                                       1,685,042                 637,530
  Sales and marketing                                                                498,178                 434,458
                                                                         --------------------     -------------------
          Total operating expenses                                                 2,619,726               1,570,330
                                                                         --------------------     -------------------
Loss from operations                                                              (2,413,682)             (1,419,344)
                                                                         --------------------     -------------------

Other income (expense):
  Miscellaneous                                                                             -                    500
  Interest expense, net of $ - and
    $108 of interest income                                                       (1,002,897)               (232,563)
                                                                         --------------------     -------------------

          Total other expense                                                     (1,002,897)               (232,063)
                                                                         --------------------     -------------------

Net loss                                                                          (3,416,579)             (1,651,407)

Undeclared dividend accumulated on
  cumulative preferred stock                                                         584,749                 584,749
                                                                         --------------------     -------------------

Net loss available to common shareholders                                $        (4,001,328)     $       (2,236,156)
                                                                         ====================     ===================

Net loss per share available to
  common shareholders                                                    $             (0.50)     $            (0.34)
                                                                         ====================     ===================
Weighted average number of shares
  outstanding (basic and diluted)                                                  8,023,152               6,660,726
                                                                         ====================     ===================


The accompanying notes form an integral part of these consolidated financial statements.


Intraop Medical, Inc.
Consolidated Statements of Stockholders' Deficit
Years Ended September 30, 2004 and 2003
-----------------------------------------------------------------------------------------------------------------------------

                                              Convertible                                       Additional       Stock
                                            Preferred Stock              Common Stock            Paid-In       Subscription
                                           Shares       Amount        Shares        Amount       Capital        Receivables
                                         ----------    ---------    ----------     ---------    -----------    --------------
 Balance  at September 30, 2002          4,578,767     $  4,579     6,807,675      $  6,808     $              $
                                                                                                 8,411,989          (165,875)
   Issuance of Series 4 preferred
     stock at $2.50 per share              100,000          100             -             -        249,900                 -
   Issuance of common stock
     at $1.25 per share                          -            -       200,000           200        249,800                 -
   Exercise of options for common
     stock at $0.80 per share                    -            -         5,000             4          3,996                 -
   Cancellation of stock receivable              -            -      (331,750)         (332)      (165,543)          165,875
   Stock compensation for options
     granted to non-employees                    -            -             -             -            778                 -
   Relative fair value of warrant
related
     to convertible notes                        -            -             -             -          1,752                 -
   Expense for warrants granted to
     non-employees                               -            -             -             -          1,520                 -
   Net loss                                      -            -             -             -              -                 -
                                         ----------    ---------    ----------     ---------    -----------    --------------

 Balance  at September 30, 2003          4,678,767        4,679     6,680,925         6,680      8,754,192                 -



                                          Treasury     Accumulated
                                           Stock        Deficit       Total
                                         ----------    ---------    ----------

 Balance  at September 30, 2002           (150,000)    (10,066,029) (1,958,528)

   Issuance of Series 4 preferred
     stock at $2.50 per share                    -               -     250,000
   Issuance of common stock
     at $1.25 per share                          -               -     250,000
   Exercise of options for common
     stock at $0.80 per share                    -               -       4,000
   Cancellation of stock receivable              -               -           -
   Stock compensation for options
     granted to non-employees                    -               -         778
   Relative fair value of warrant
related
     to convertible notes                        -               -       1,752
   Expense for warrants granted to
     non-employees                               -               -       1,520
   Net loss                                      -      (1,651,407) (1,651,407)
                                         ----------    ------------ ----------

 Balance  at September 30, 2003           (150,000)    (11,717,436) (3,101,885)


The accompanying notes form an integral part of these consolidated financial statements.


Intraop Medical, Inc.
Consolidated Statements of Stockholders' Deficit
Years Ended September 30, 2004 and 2003
(Continued)
-----------------------------------------------------------------------------------------------------------------------------

                                              Convertible                                       Additional       Stock
                                            Preferred Stock              Common Stock            Paid-In       Subscription
                                           Shares       Amount        Shares        Amount       Capital        Receivables
                                         ----------    ---------    ----------     ---------    -----------    --------------
Balance  at September 30, 2003           4,678,767       4,679      6,680,925        6,680       8,754,192                 -
   Exercise of warrants for common
     stock at $0.50 per share                    -           -         10,000           10           4,990                 -
   Exercise of options for common
     stock at $1.25 per share                    -           -          5,000            5           6,245                 -
   Issuance of common stock at $1.25
     as collateral for note payable              -           -      2,400,000        2,400          (2,400)                -
   Issuance of common  stock at $1.25
per share
     in exchange for cancellation of             -           -        100,000          100         124,900                 -
warrants.
   Stock compensation for options
     granted to non-employees                    -           -              -            -           1,489                 -
   Relative fair value of warrant
related
     to convertible notes                        -           -              -            -           1,409                 -
   Expense for warrants granted to
     non-employees                               -           -              -            -          37,956                 -
   Net loss                                      -           -              -            -               -                 -
                                         ----------    ---------    ----------     ---------    -----------    --------------

 Balance at September 30, 2004           4,678,767     $  4,679     9,195,925      $ 9,195      $8,928,781                $-
                                         ==========    =========    ==========     =========    ===========    ==============



                                         Treasury       Accumulated
                                          Stock           Deficit     Total
                                         ----------    ------------ ----------

Balance  at September 30, 2003            (150,000)    (11,717,436) (3,101,885)
   Exercise of warrants for common
     stock at $0.50 per share                    -               -       5,000
   Exercise of options for common
     stock at $1.25 per share                    -               -       6,250
   Issuance of common stock at $1.25
     as collateral for note payable              -               -           -
   Issuance of common  stock at $1.25
per share
     in exchange for cancellation of             -               -     125,000
warrants.
   Stock compensation for options
     granted to non-employees                    -               -       1,489
   Relative fair value of warrant
related
     to convertible notes                        -               -       1,409
   Expense for warrants granted to
     non-employees                               -               -      37,956
   Net loss                                      -      (3,416,579) (3,416,579)
                                        -----------     ----------- ----------

 Balance at September 30, 2004          $ (150,000)   $(15,134,015)$(6,341,630)
                                         ==========    ============ ==========


The accompanying notes form an integral part of these consolidated financial statements.


Intraop Medical, Inc.
Consolidated Statements of Cash Flows
------------------------------------------------------------------------------------------------------------------------

                                                                                Year Ended              Year Ended
                                                                               September 30,           September 30,
                                                                                   2004                    2003
                                                                            --------------------    --------------------
Cash flows provided by (used for) operating activities:
  Net loss                                                                        $ (3,416,579)            $(1,651,407)
                                                                            --------------------    --------------------

Adjustments to reconcile net loss to net cash
  provided by (used for) operating activities:
    Depreciation                                                                        331,623                 150,884
    Amortization of Intangible assets                                                   154,960                  47,232
    Non-cash compensation expense for options issued                                      1,489                     778
    Amortization of note discount                                                         2,802                     359
    Non-cash compensation for warrants issued                                            37,956                   1,520
    Forgiveness of exercise price of warrants as
     compensation expense                                                               125,000                       -
    Non-cash revenue received on leased equipment                                     (207,226)                       -
  Non-cash interest expense on obligation for leased equipment                          128,853                       -

Changes in assets and liabilities:
  (Increase) decrease in assets:
    Accounts receivable                                                               (956,128)               (132,904)
    Inventory                                                                       (1,682,250)               (903,718)
    Prepaid expenses and other current assets                                         (354,133)                   2,357
    Decrease in on-lease assets                                                          21,408                       -
    Deposits                                                                           (15,900)               (102,514)

Increase (decrease) in liabilities:
  Accounts payable and accrued expenses                                             (1,058,778)               1,548,818
  Interest payable                                                                      190,513                  93,085
  Royalty payable                                                                        50,000                  25,000
  Contract advances                                                                     438,000                  50,000
  Sales tax payable                                                                           -                (17,067)
  Estimated liability under warranties                                                   87,985                   3,377
  Other current liabilities                                                            (78,775)                 104,899
                                                                            --------------------    --------------------

  Total adjustments                                                                 (2,782,601)                 818,814
                                                                            --------------------    --------------------

  Net cash used for operating activities                                            (6,199,180)               (832,593)
                                                                            --------------------    --------------------


The accompanying notes form an integral part of these consolidated financial statements.


Intraop Medical, Inc.
Consolidated Statements of Cash Flows (Continued)
------------------------------------------------------------------------------------------------------------------------

                                                                                Year Ended              Year Ended
                                                                               September 30,           September 30,
                                                                                   2004                    2003
                                                                            --------------------    --------------------
Cash flows used for investing activities:
  Acquisition of fixed assets                                                       $  (27,537)             $  (68,803)
  Acquisition of intangible assets                                                     (50,000)               (264,228)
                                                                            --------------------    --------------------
  Net cash used for investing activities                                               (77,537)               (333,031)
                                                                            --------------------    --------------------

Cash flows provided by (used for) financing activities:
  Proceeds from note payable - related party                                            272,000                 413,000
  Proceeds from note payable - other                                                  5,918,480                 797,197
  Payments on note payable - related party                                            (152,000)               (125,000)
  Payments on note payable - other                                                    (915,235)               (171,976)
  Proceeds from obligation for leased equipment                                       1,230,685                       -
  Proceeds from issuance of common stock                                                 11,250                 254,000
  Proceeds from issuance of preferred stock                                                   -                 250,000
  Payments on principal under capital lease obligation                                        -               (262,281)
                                                                            --------------------    --------------------
  Net cash provided by financing activities                                           6,365,180               1,154,940
                                                                            --------------------    --------------------

Net increase (decrease) in cash                                                          88,463                (10,684)
Cash, beginning of year                                                                  31,012                  41,696
                                                                            --------------------    --------------------
Cash, end of year                                                                   $   119,475              $   31,012
                                                                            ====================    ====================

Supplemental disclosure of cash flow information:
  Interest paid                                                                     $   617,448             $   108,019
                                                                            ====================    ====================

  Income taxes paid                                                                      $4,675                  $5,025
                                                                            ====================    ====================

Supplemental disclosure of non-cash investing and financing activities:

  Stock issued as collateral                                                       $  3,000,000               $       -
                                                                            ====================    ====================

  Accounts payable converted to notes payable                                        $   99,156               $       -
                                                                            ====================    ====================

  Inventory reclassified to leased equipment                                      $   1,015,101               $       -
                                                                            ====================    ====================

  Reduction of stock subscription receivable and
    corresponding offset to common stock and additional
    paid-in capital                                                                   $       -             $   165,875
                                                                            ====================    ====================


The accompanying notes form an integral part of these consolidated financial statements.


Intraop Medical, Inc.
Consolidated Statements of Cash Flows (Continued)
------------------------------------------------------------------------------------------------------------------------

                                                                                Year Ended              Year Ended
                                                                               September 30,           September 30,
                                                                                   2004                    2003
                                                                            --------------------    --------------------
Supplemental disclosure of non-cash investing
  and financing activities (continued):

  Forgiveness of exercise price of warrants as
    compensation expense                                                            $   125,000               $       -
                                                                            ====================    ====================

  Conversion of accrued interest to notes payable                                      $153,343                      $-
                                                                            ====================    ====================


The accompanying notes form an integral part of these consolidated financial statements.

Intraop Medical, Inc.
Notes to Consolidated Financial Statements
Years Ended September 30, 2004 and 2003

(1) Business and Summary of Significant Accounting Policies:

Formation and Business of the Company:

Intraop Medical, Inc. (the Company) was incorporated in Delaware in March 1993 to develop, manufacture, market, and service mobile electron beam treatment systems designed for intraoperative radiotherapy (IORT). IORT is the application of radiation directly to a cancerous tumor and/or tumor bed during surgery. In July 1998, the Company obtained FDA 510k clearance on its initial product, the "Mobetron".

Basis of Consolidation:

The consolidated financial statements include the accounts of Intraop
Medical, Inc. and its wholly owned subsidiaries Intraop Medical Services, Inc. and Intraop Medical Services Louisville, LLC. All significant intercompany balances and transactions have been eliminated.

Cash and Cash Equivalents:

The Company considers all highly liquid investments purchased with an original maturity of three months or less at the time of purchase to be cash equivalents. The Company maintains the majority of its cash and cash equivalents at two major banks.

Inventory:

Inventories are stated at the lower of cost (determined on a first-in, first-out basis) or market.

Property and Equipment:

Property and equipment are recorded at cost. Major additions and improvements are capitalized. Minor replacements, maintenance, and repairs that do not increase the useful life of the assets are expensed as incurred. Depreciation of property and equipment is determined using the straight-line method over the expected useful lives of the assets as follows:

               Description                                   Useful Life
               -----------                                   -----------

         Equipment                                            5 years
         Computer equipment                                   3 years
         Furniture and fixtures                               5 years

Long-Lived Assets:

In accordance with Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," long-lived assets to be held and used are analyzed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. SFAS No. 144 relates to assets that can be amortized and the life can be determinable. The Company reviews property and equipment and other long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is measured by comparison of the assets' carrying amount to future undiscounted net cash flows the assets are expected to generate. Cash flow forecasts are based on trends of historical performance and management's estimate of future performance, giving consideration to existing and anticipated competitive and economic conditions. If such assets are considered to be

Intraop Medical, Inc.
Notes to Consolidated Financial Statements
Years Ended September 30, 2004 and 2003

(1) Business and Summary of Significant Accounting Policies (Continued):
Long-Lived Assets (Continued):

impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the projected discounted future cash flows arising from the assets or their fair values, whichever is more determinable.

Concentration of Credit Risk:

The Company maintains its cash in bank accounts, which at times may exceed federally insured limits. The Company has not experienced any losses on such accounts.

Use of Estimates:

The preparation of consolidated financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

Fair Value of Financial Instruments:

The carrying amount of cash equivalents, accounts receivable, accounts payable, and notes payable approximates their fair value either due to the short duration to maturity or a comparison to market interest rates for similar instruments.

Revenue Recognition:

Revenue is recognized when earned in accordance with applicable accounting standards, including Staff Accounting Bulletins 104, "Revenue Recognition in Financial Statements" ("SAB 104"), and the interpretive guidance issued by the Securities and Exchange commission and EITF issue number 00-21, "Accounting for Revenue Arrangements with Multiple Elements", of the FASB's Emerging Task Force. Revenue is generated from machine sales, leasing of machines, installations, and maintenance. Machine sales and installation revenue are recognized upon shipment, installation, or final customer acceptance, depending on specific contract terms provided any remaining obligations are inconsequential or perfunctory and collection of resulting receivable is deemed probable. Revenue from maintenance is recognized as services are completed or over the term of the maintenance agreements. Revenue from the leasing of machines is recognized over the term of the lease agreements.

During the years ended September 30, 2004 and 2003, the Company recognized revenue on service contracts to two institutions for the service of Mobetrons at the customer site. The customer paid for a one-year service contract for which they receive warranty-level labor and a credit for a certain contracted dollar amount of service-related parts. On each contract, the Company recorded a liability for parts equal to the amount of the parts credit contracted for by the customer with the remainder of the contract price recorded as labor related service contract liability. The labor related portion, which has been approximately equal to the Company's standard warranty estimate for new machines, has been adequate to meet service contract expenses.

Intraop Medical, Inc.
Notes to Consolidated Financial Statements
Years Ended September 30, 2004 and 2003

(1) Business and Summary of Significant Accounting Policies (Continued):


Lease Revenue and Leasing Transactions:

Included in revenue in the year ended September 30, 2004 and September 30, 2003 is $198,000 and $216,000, respectively, in rental revenue pursuant to an operating lease that the customer entered into with the Company in September 1999. Pursuant to the terms of lease the customer exercised their fixed price option to purchase the equipment at the end of the lease in September 2004 in the amount of $237,294. This amount is also included in revenue.

Additionally, the Company delivered one of its Mobetron's to a hospital in the Netherlands in November 2003. As an equipment supplier, the Company received proceeds in the amount of $1,230,685 as sale price of the equipment from a third party leasing company, who in turn leased the equipment to the hospital pursuant to a 70 month lease. The Company has no material obligations under the lease and the lease remains an unconditional obligation of the hospital as the lessee to make payments to the leasing company as lessor for the leasing company's own account.

However, as an inducement to the hospital to enter into the lease the Company agreed in a contract with the hospital that, should the hospital decide, upon 60 days prior notice to the Company, that at end of month eighteen of its lease on May 31, 2005 that the hospital wishes to prepay the lease with the leasing company (a one-time option), that the Company would reimburse the hospital for the cost of the hospital's exercise of the prepayment option to the leasing company. Following the reimbursement by the Company to the hospital for the prepayment amount, title to the equipment would revert to the Company. The Company estimates that the amount of the refund would be approximately $1,038,338 based on the stated amount in the lease and contingent on the euro to dollar exchange rate at the time.

Because of the potential reimbursement to the hospital at month 18 of the lease, the Company retains substantial risk of ownership in the leased property, and the transaction has therefore been accounted for in accordance with SFAS 13, "Accounting for Leases", specifically paragraphs 19, 21, and 22.

Accordingly, the Company recorded the entire $1,230,685 of proceeds received from the leasing company as obligation for leased equipment, a liability on its balance sheet and accounted for the item as borrowing. In accordance with APB Opinion 21, "Interest on Receivables and Payables" paragraphs 13 and 14, the Company determined an interest rate for the obligation of 14.5% based on other debt arrangements entered into by the Company at dates closest to the inception of the obligation for leased equipment. Further, although the Company is not entitled to the cash rental payments, the Company recognized rents totaling $207,226 as revenue. A portion of each month's rental revenue is recorded as interest and included in cost of revenue with the remainder recorded as a reduction in obligation for leased equipment.

Future minimum rental income in the amount of $165,780 is due in the Company's fiscal year beginning October 1, 2005 through May 31, 2005 (the end of the Company's obligation to the hospital) and based on historic Euro to dollar exchange rates.

Correspondingly, the Company also recorded $1,015,101, the amount that the Company would otherwise have been the Company's cost of revenue for the transaction, as leased equipment on its balance sheet. The asset be depreciated on a straight line basis over the 18 month period of the Company's obligation to the hospital down to a residual value of $700,000, the estimated fair value of the leased equipment on May 31, 2005, the end of the obligation period. The depreciation expense is included in cost of revenue.

Intraop Medical, Inc.
Notes to Consolidated Financial Statements
Years Ended September 30, 2004 and 2003

(1) Business and Summary of Significant Accounting Policies (Continued):

Warranty:

The warranty periods for the Company's products are generally one year from the date of shipment. The Company is responsible for warranty obligations arising from its sales and provides for an estimate of its warranty obligation at the time of sale. The Company's contract manufacturers are responsible for the costs of any manufacturing defects. Management estimates and provides a reserve for warranty upon sale of a new machine based on historical warranty repair expenses of the Company's installed base.

Research and Development Costs:

Costs incurred for research and development, which include direct expenses and an allocation of research related overhead expenses, are expensed as incurred. The Company has not incurred significant costs for software development related to its Mobetron product.

Intangible Assets:

Intangible assets consist of installment payments to Schonberg Radiation Corporation for license rights to acquire their linear accelerator technology. They also include amounts paid to Siemens Medical Solutions, Oncology Care Systems Division, a division of Siemens Medical Solutions U.S.A., Inc. (collectively "Siemens") for manufacturing and design rights and design instructions and amounts paid to CDS Group Corporation, the Company's contract manufacturer of the Mobetron. The intangibles are amortized on a straight-line basis over their estimated useful lives of three to seven years.

Intangible assets also consist of a medical device approval license which has an indefinite life and therefore is not subject to amortization. The Company performs an annual evaluation for impairment for such assets. No impairment existed as of September 30, 2004.

Income Taxes:

Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Basic and Diluted Loss Per Share:

In accordance with SFAS No. 128, "Earnings Per Share," the basic loss per share is computed by dividing the loss attributable to common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per share reflects the amount that would have resulted if certain dilutive potential common stock had been issued. Because the Company has experienced losses from inception, the convertible notes payable described in Note 8 are anti-dilutive. Therefore, such notes do no impact the weighted average number of common shares outstanding reported in the accompanying statement of operations. For the years ended September 30, 2004 and 2003, potential equivalent shares excluded from the calculation of diluted earnings per share, as their effect is not dilutive, include stock options, warrants, convertible notes and convertible preferred stock of 7,944,094 and 7,405,858, respectively.

Intraop Medical, Inc.
Notes to Consolidated Financial Statements
Years Ended September 30, 2004 and 2003

(1) Business and Summary of Significant Accounting Policies (Continued):

Stock-Based Compensation:


The Company accounts for stock-based compensation in accordance with Accounting Principles Board ("APB") Opinion No. 25. "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of SFAS No. 123. "Accounting for Stock-Based Compensation." Under APB No. 25, compensation cost is recognized over the vesting period based on the excess, if any, on the date of grant of the fair value of the Company's shares over the employee's exercise price. When the exercise price of the option is less than the fair value price of the underlying shares on the grant date, deferred stock compensation is recognized and amortized to expense in accordance with Financial Accounting Standards Board ("FASB") Interpretation No. 44 over the vesting period of the individual options.


Accordingly, if the exercise price of the Company's employee options equals or exceeds the market price of the underlying shares on the date of grant no compensation expense is recognized. Options or shares awards issued to non-employees are valued using the Black-Scholes pricing model and expensed over the period services are provided.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure," which amends, SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 expands the disclosure requirements of SFAS No. 123 to require more prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition provisions of SFAS No. 148 are effective for fiscal years ended after December 15, 2002. The transition provisions do not currently have an impact on the Company's consolidated financial position and results of operations as the Company has not elected to adopt the fair value-based method of accounting for stock-based employee compensation under SFAS NO. 123. The disclosure provisions of SFAS No. 148 are effective for financial statements for interim periods beginning after December 15, 2002. The Company adopted the disclosure requirements in the first quarter of fiscal year 2003.

The Company accounts for its stock option plans under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. No stock-based employee compensation cost is reflected in net loss, except when options granted under those plans had an exercise price less than the market value of the underlying common stock on the date of grant.



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                                       85

Intraop Medical, Inc.
Notes to Consolidated Financial Statements
Years Ended September 30, 2004 and 2003

(1) Business and Summary of Significant Accounting Policies (Continued):
Stock-Based Compensation (Continued):


The following table illustrates the effect on net loss and loss per share if the Company had applied the fair value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation.


                                                        Years Ended September 30,
                                             ---------------------------------------------
                                                     2004                   2003
                                              --------------------  ----------------------
Net loss available to common shareholder,
                                              --------------------  ----------------------
  as reported                                $         (4,001,328) $           (2,236,156)
                                              --------------------  ----------------------
Compensation recognized under APB 25                            -                       -
                                              --------------------  ----------------------
Compensation recognized under SFAS 123                    (16,319)                (22,312)
                                              --------------------  ----------------------

                                              --------------------  ----------------------
Pro-forma net loss available to common
                                              --------------------  ----------------------
  shareholders                               $         (4,017,647) $           (2,258,468)
                                              --------------------  ----------------------

                                              --------------------  ----------------------
Net loss per share:
                                              --------------------  ----------------------

                                              --------------------  ----------------------
  Basic and diluted - as reported            $              (0.50) $                (0.34)
                                              --------------------  ----------------------

                                              --------------------  ----------------------
  Basic and diluted - pro-forma              $              (0.50) $                (0.34)
                                              --------------------  ----------------------


For grants in 2004 and 2003, the following assumptions were used: (i) no expected dividends; (ii) a risk-free interest rate of ranging from 2.61% to 4.16% and between 2.49% to 3.73% during the years ended September 30, 2004 and 2003, respectively; (iii) expected volatility .001%, and (iv) an expected life of 4 to 10 years or the stated life of the option for options granted in 2004 and in 2003. The fair value was determined using the Black-Scholes option-pricing model.

The estimated fair value of grants of stock options and warrants to non-employees of the Company is charged to expense in the consolidated financial statements. These options vest in the same manner as the employee options granted under each of the option plans as described above.

(2) Going Concern:

The accompanying consolidated financial statements have been prepared on a going-concern basis in accordance with accounting principles generally accepted in the United States of America. As shown in the consolidated financial statements, the Company has incurred substantial losses of $3,416,579 and $1,651,407 during the years ended September 30, 2004 and 2003, respectively. The Company has working capital deficit of $7,588,094 as of September 30, 2004, and significant notes and other amounts due and/or past due, and an accumulated deficit of $15,134,015. The Company must raise additional working capital in order to continue as a going concern. Management believes it will be able to obtain such capital through additional debt or equity investments. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Intraop Medical, Inc.
Notes to Consolidated Financial Statements
Years Ended September 30, 2004 and 2003

(3) Recent Accounting Pronouncements:


In January 2003, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin (ARB) No. 51". This interpretation clarifies the application of ARB No. 51, "Consolidated Financial Statements", to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. In December 2003, the FASB revised FASB Interpretation No. 46 (FIN 46R) which allowed companies with certain types of variable interest entities to defer implementation until March 31, 2004.

In October 2002, the FASB issued Statement No. 147, "Acquisitions of Certain Financial Institutions-an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9", which removes acquisitions of financial institutions from the scope of both Statement 72 and Interpretation 9 and requires that those transactions be accounted for in accordance with Statements No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets. In addition, this Statement amends SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, to include in its scope long-term customer-relationship intangible assets of financial institutions such as depositor- and borrower-relationship intangible assets and credit cardholder intangible assets. The requirements relating to acquisitions of financial institutions is effective for acquisitions for which the date of acquisition is on or after October 1, 2002. The provisions related to accounting for the impairment or disposal of certain long-term customer-relationship intangible assets are effective on October 1, 2002. The adoption of this Statement did not have a material impact to the Company's financial position or results of operations as the Company has not engaged in either of these activities.

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS 149 amends and clarifies financial accounting and reporting of derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS 133, "Accounting for Derivative Instruments and Hedging Activities." This Statement is effective for contracts entered into or modified after June 30, 2003, except for certain hedging relationships designated after June 30, 2003. The adoption of this Statement is not expected to have a material impact on the Company's financial position, results of operations, or cash flows.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that issuers classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). With certain exceptions, this Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of this Statement is not expected to have a material impact on the Company's financial position, results of operations, or cash flows.

In December 2003, the FASB issued Statement of Financial Accounting Standards
(FAS) No. 132 (Revised 2003) "Employers' Disclosures about Pensions and Other Postretirement Benefits." This standard replaces FAS-132 of the same title which was previously issued in February 1998. The revised FAS-132 was issued in response to concerns expressed by financial statement users about their need for more transparency of pension information. The revised standard increases the existing GAAP

Intraop Medical, Inc.
Notes to Consolidated Financial Statements
Years Ended September 30, 2004 and 2003

(3) Recent Accounting Pronouncements (Continued):


disclosures for defined benefit pension plans and other defined benefit postretirement plans. However, it does not change the measurement or recognition of those plans as required under: FAS-87, "Employers' Accounting for Pensions"; FAS-88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits"; and FAS-106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." Specifically, the revised standard requires companies to provide additional disclosures about pension plan assets, benefit obligations, cash flows, and benefit costs of defined benefit pension plans and other defined benefit postretirement plans. Also, for the first time, companies are required to provide a breakdown of plan assets by category, such as debt, equity and real estate, and to provide certain expected rates of return and target allocation percentages for these asset categories. The revised FAS-132 is effective for financial statements with fiscal years ending after December 15, 2003, and for interim periods beginning after December 15, 2003. The adoption of this Statement is not expected to have a material impact on the Company's financial position, results of operations, or cash flows.

In December 2003, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 104, "Revenue Recognition." SAB 104 supersedes SAB 101, "Revenue Recognition in Financial Statements." SAB 104's primary purpose is to rescind accounting guidance contained in SAB 101 related to multiple element revenue arrangements, superseded as a result of the issuance of EITF 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables." Additionally, SAB 104 rescinds the SEC's Revenue Recognition in Financial Statements Frequently Asked Questions and Answers ("the FAQ") issued with SAB 101 that had been codified in SEC Topic 13, Revenue Recognition. Selected portions of the FAQ have been incorporated into SAB 104. While the wording of SAB 104 has changed to reflect the issuance of EITF 00-21, the revenue recognition principles of SAB 101 remain largely unchanged by the issuance of SAB 104, which was effective upon issuance. The adoption of SAB 104 did not impact the consolidated financial statements.

(4) Major Customer and Vendors:

Included in accounts receivable as of September 30, 2004, is approximately $1,120,000 due from one customer. During the year ended September 30, 2004, one customer accounted for approximately 87% of net revenues.

Included in accounts payable is approximately $287,000 owed to two suppliers at September 30, 2004. Purchases from these suppliers during the year ended September 30, 2004, totaled approximately $2,455,000.


(5) Inventory:

         Inventory consists of the following:

              Work-in-progress                                                                 $     1,454,835
              Finished goods                                                                           511,431
                                                                                               ---------------
                                                                                               $     1,966,266
                                                                                               ===============


Intraop Medical, Inc.
Notes to Consolidated Financial Statements
Years Ended September 30, 2004 and 2003

(6) Property and Equipment and Leased Equipment:

                  A summary is as follows:

              Property and Equipment
              Equipment                                                                        $       137,870
              Computer equipment                                                                        57,198
              Furniture & fixtures                                                                      12,504
                                                                                               ---------------
                                                                                                       207,572
              Less accumulated depreciation                                                            130,490
                                                                                               ---------------
                                                                                               $        77,082
                                                                                               ===============

              Leased Equipment
              Leased Equipment                                                                 $     1,015,101
              Less accumulated depreciation                                                            175,056
                                                                                               ---------------
                                                                                               $       840,045
                                                                                               ===============

(7) Intangible Assets:

         A summary is as follows:

              Schonberg Radiation Corp. Tech. License                                          $       250,000
              Intangibles related to termination of agreement with Siemens:
                  Manufacturing and design rights                                                       24,400
                  Manufacturing instructions                                                             8,700
                  Medical device approval license                                                       30,000
                  Intangibles related to manufacturing
                    agreement with CDS                                                                 176,128
                                                                                               ---------------

              Total intangible assets                                                                  489,228
              Less accumulated amortization                                                            286,035
                                                                                               ---------------

              Intangible assets, net                                                           $       203,193
                                                                                               ===============

              Intangible assets subject to amortization, net                                   $       173,193
              Intangible assets not subject to amortization                                             30,000
                                                                                               ---------------

              Intangible assets, net                                                           $       203,193
                                                                                               ===============


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

Intraop Medical, Inc.
Notes to Consolidated Financial Statements
Years Ended September 30, 2004 and 2003

(7) Intangible Assets (Continued):

Amortization expense for intangible assets totaled approximately $154,960 and $47,232 for the years ended September 30, 2004 and 2003, respectively. Amortization expense for the next five fiscal years is estimated as follows:

                    Fiscal Years
                Ending September 30,                 Amount
                ---------------------          ------------------

                        2005                    $   162,136
                        2006                          5,363
                        2007                          4,880
                        2008                            814
                        2009                              -
                                               ------------------

                                                $   173,193
                                               ==================


The Company's historical and projected revenues are related to the sale and servicing of the Company's sole product, the Mobetron. Should revenues of the Mobetron product in future periods be significantly less than management's expectation, the benefit from the use of the linear accelerator technology license rights would be limited and may result in an impairment of the intangible asset.

(8) Notes Payable:

         A summary is as follows:

             Notes payable, related parties             $     1,057,425
                                                        ===============
              Convertible notes                               1,025,000
              Other convertible notes                           610,855
              Other notes                                     4,901,043
                                                        ---------------
                                                        $     6,536,898
                                                        ===============

Notes Payable, Related Parties:

Notes payable to related parties of $1,057,425 at September 30, 2004, include notes issued to various officers, directors, and stockholders of the Company. The notes are due on demand and bear interest between 9% and 10% per annum, payable quarterly unless otherwise specified by each holder. Included in the total is $175,000 at September 30, 2004, which represents promissory notes under the Company's Promissory Note Program, described below, and for which these note holders received warrants to purchase common stock under the Promissory Note Program. Also included in the total is $25,000 at September 30, 2004, which represents bridge notes under the Company's Promissory Note Program.

Intraop Medical, Inc.
Notes to Consolidated Financial Statements
Years Ended September 30, 2004 and 2003

(8) Notes Payable (Continued): Convertible Notes:

In January 2001, the Financial Accounting Standards Board Emerging Issues Task Force issued EITF 00-27, "Application of Issue No. 98-5 to Certain Convertible Instruments". This pronouncement requires the use of the intrinsic value method for recognition of the detachable and imbedded equity features included with indebtedness, and requires amortization of the amount associated with the convertibility feature over the life of the debt instrument rather than the period for which the instrument first becomes convertible. Convertible notes relate to notes issued under the Company's Promissory Note Program. The notes are convertible to Company common stock at $1.25 per share at the option of the note holders. Additionally, the note holders received 18,000 warrants (zero to related parties) to purchase common stock in connection with the issuance of notes under the Company's Promissory Note Program. The fair value attributable to these warrants was $1,409, was recorded as a discount to notes payable, and was accreted to interest over the life of the borrowing. The discount has been fully amortized as of September 30, 2004. The promissory notes are current and bear interest at 9% per annum payable quarterly. The principal balance outstanding under the notes is $1,025,000 (excluding $175,000 due to related parties) at September 30, 2004.

         In fiscal year 2004, in anticipation of the maturity of their notes on March 1, 2004, holders of $275,000 (excluding $80,000 due to related parties) of face value of Promissory Notes under the Company's Promissory Note Program agreed to extend the maturity, and subject to the closing of the Company's planned merger (see Note 17), to convert their notes into common stock at $1.25 per share, while holders of $650,000 and $100,000 (excluding $95,000 due to related parties) of face value of Promissory Notes agreed to extend their notes until June 1, 2004 and September 1, 2004, respectively. In exchange for their agreement to convert or extend their Promissory Notes, the Company issued 240,000 warrants (including warrants issued to related parties) at a strike price of $1.25 per share to these note holders. The remaining holders or $300,000 of Promissory notes elected not to either convert or extend and these Promissory notes were repaid between March 25 and March 31, 2004.

In June 2004 and September 2004, the Company was unable to pay at maturity $650,000 and $100,000 (excluding $95,000 due to related parties), respectively, of face value of notes under its Promissory Notes Program. The Company has contacted the note holders and is working towards resolution of this event; however no assurance can be given that the note holders will continue to grant forbearance.

Other Convertible Notes:

Other Convertible notes relate to notes issued under the Company's Convertible Note Program which the Company began in October 2003 in anticipation its planned merger (see Note 17). Other Convertible notes are convertible to Company common stock at $1.50 per share at the option of the note holders; however such notes, including any accrued interest, will automatically convert to Company common stock at between $1.00 and $1.50 per share based on the terms and attainment of its next round of equity financing. The notes are current and bear interest at 8% per annum and are due in full including all accrued interest on November 8, 2004. As of September 30, 2004, the principal balance outstanding under the notes is $610,855 (excluding $25,000 owed to related parties).


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                                       91

Intraop Medical, Inc.
Notes to Consolidated Financial Statements
Years Ended September 30, 2004 and 2003


(8) Notes Payable (Continued): Other Notes:

In March 2004, the Company borrowed $3,000,000 from a financial institution. The note bears interest at 21% per annum. Interest is due monthly while principal is due in lump sum at the maturity of the note in March 2005. Certain non-refundable loan fees, including amounts paid to an intermediary, were also paid in relation to this note in the amount of $625,000 which were capitalized on the books of the Company and will be amortized into interest expense ratably over the term of the note. The loan is secured by a lien on all of the assets of the Company. In addition, the Company issued 2,400,000 shares of its common stock to the lender as security for the note "Collateral Shares" which the company estimated had a fair market value of $1.25 per share. So long as an event of default under the agreement has not occurred, the Company retains voting rights over the Collateral Shares and the lender is not permitted to sell the Collateral Shares. Additionally, the Company has prepaid seven months of interest in the amount of $367,500, which is fully refundable and will be applied to the note balance should the Company prepay the loan. The note may be prepaid in full at any time without penalty. The Company has the option to extend the note for one year by paying certain fees to the lender.

During August 2004, the Company entered into a factoring agreement under which it borrowed from a financial institution. The agreement was secured by a pledge of the Company's equipment and sales contract related to the Company's sale of a Mobetron system to a foreign customer. The factoring agreement bears interest of $600 per day on the factored amount, which may be prepaid any time, and is due when payment is made from the Company's customer. As of September 30, 2004, the principal balance outstanding under this note is $900,000.

During September 2004, the Company entered into a factoring agreement under which it borrowed from a financial institution. The agreement was secured by a pledge of the Company's equipment and sales contract related to the Company's sale of a Mobetron system to a domestic customer. The factoring agreement bears interest of $630 per day on the factored amount, which may be prepaid any time, and is due when payment is made from the Company's customer. As of September 30, 2004, the principal balance outstanding under this note is $945,700.


The Company has a note payable to a former director of $50,000. This note is due on demand and bear interest at 9% per annum, payable quarterly unless otherwise specified by the holder.

The Company has also converted an outstanding accounts payable balance into an unsecured note payable during fiscal year 2003. This unsecured note payable accrues interest at interest rate of 5%. As of September 30, 2004, the principal balance outstanding under this note is $5,343.



              The remainder of this page intentionally left blank.

Intraop Medical, Inc.
Notes to Consolidated Financial Statements
Years Ended September 30, 2004 and 2003

(9)      Obligation for Leased Equipment

The Company delivered one of its Mobetron's to a hospital in the Netherlands in November 2003. As an equipment supplier, the Company received proceeds in the amount of $1,230,685 as sale price of the equipment from a third party leasing company, who in turn leased the equipment to the hospital pursuant to a 70 month lease (See Note 1, Lease Revenue and Leasing Transactions).

Because of the potential reimbursement to the hospital at month 18 of the lease, the Company retains substantial risk of ownership in the leased property, and the transaction has therefore been accounted for in accordance with SFAS 13, "Accounting for Leases", specifically paragraphs 19, 21, and 22.

Accordingly, the Company recorded the entire $1,230,685 of proceeds received from the leasing company as obligation for leased equipment, a liability on its balance sheet and accounted for this item as a borrowing. In accordance with APB Opinion 21, "Interest on Receivables and Payables" paragraphs 13 and 14, the Company determined an interest rate for the obligation of 14.5% based on an other debt arrangements entered into by the Company at dates closest to the inception of the obligation for leased equipment. Further, although the Company is not entitled to the cash rental payments, the Company recognized rents totaling $207,226 as revenue. A portion of each month's rental revenue is recorded as interest and included in Cost of Revenue with the remainder recorded as a reduction in Obligation for Leased Equipment.

As of September 30, 2004, the outstanding balance of Obligation for Leased Equipment is $1,152,312.



(10) Related Party Transactions:

Schonberg Radiation Corporation
-------------------------------

One of the Company's stockholders is a former director, officer, and stockholder of Schonberg Radiation Corporation (SRC). SRC granted the Company an exclusive license to certain technology related to linear accelerator for use in medical applications. The license agreement provides for a payment of $25,000 upon delivery of each of the first 20 accelerators. After the payments have been made, there are no additional license payments under this agreement, and the Company has the right to obtain proprietary information for the manufacture of these accelerators. As of September 30, 2004, $150,000 was accrued, and $125,000 has been paid by the Company under the agreement.

Prior to receiving regulatory approval to market its Mobetron product, the Company expensed $25,000 of license payments. After receiving regulatory approval, the Company has capitalized these payments as they are made and amortized the related asset over a seven-year estimated useful life from the date of regulatory approval. At September 30, 2004, $250,000 has been capitalized with accumulated amortization of $176,369 in intangible assets.

In September 1998, one of the Company's directors, who is also a stockholder and former officer of the Company, purchased 381,750 shares of common stock at $0.50 per share. The purchase was paid partly in cash in February 1999 ($25,000 for 50,000 shares) and partially by a promissory note for $165,875. The note bears interest at 8% per annum. Principal and interest was due and payable on December 7, 2002. As collateral for the note, the officer granted the Company an interest in the 331,750 shares of common stock. The note was not repaid as scheduled and during the fiscal year ended September 30, 2003, the Company canceled the promissory note, relieved Stock Subscription Receivable and reduced Common Stock and Additional Paid-in Capital accordingly.

Intraop Medical, Inc.
Notes to Consolidated Financial Statements
Years Ended September 30, 2004 and 2003


(11) Stockholders' Equity (Deficit): Convertible Preferred Stock:

Convertible preferred stock at September 30, 2004 and 2003, was comprised of the following:

                                                           Number of
                                                         Shares Issued
                              Authorized                and Outstanding
                        -----------------------      -----------------------

     Series 1                    600,000                     507,000
     Series 2                  2,000,000                   1,584,750
     Series 3                  1,000,000                     997,017
     Series 4                  2,000,000                   1,590,000
                        -----------------------      -----------------------

     Total                     5,600,000                   4,678,767
                        =======================      =======================


The rights, preferences, and privileges of the preferred stockholders are as follows:

Dividends
---------

The holders of Series 1, 2, 3, and 4 preferred stock are entitled to receive cumulative dividends at an annual rate of $0.04, $0.08, $0.12, and $0.20 per share, respectively, when and as declared by the Board of Directors. After the dividends on the preferred stock have been paid or set aside, additional dividends may be declared on the common and preferred stock as if converted on a pari passu basis.

Liquidation
-----------

The holders of Series 1, 2, 3, and 4 preferred stock are entitled to a liquidation preference to common stockholders of $0.50, $1.00, $1.50, and $2.50 per share, respectively. After the above amounts have been paid, the remaining assets are distributed to the holders of preferred and common stock on an as-converted basis.

Conversion and Registration
---------------------------

Each share of Series 1, 2, 3, and 4 preferred stock is convertible, at the option of the holder, at any time into common stock on a one-for-one basis (subject to certain adjustments). Conversion is automatic upon the earlier of:
(i) the closing of a firm commitment underwritten public offering of the Company's common stock for aggregate proceeds of not less than $10,000,000 and an offering price of not less that $5.00 per share or (ii) consent by the holders of two thirds of the outstanding preferred stock. In addition, the stockholders have certain registration rights effective following the Company's initial public offering. The Company has reserved 4,678,767 shares of common stock in the event of conversion at September 30, 2004 and 2003, respectively.

Voting:

The holders of each share of preferred stock are entitled to vote on an as-converted basis along with common stockholders. As long as at least 1,000,000 shares of preferred stock remain outstanding, the Company may not, without the approval of a majority of the then outstanding shares of preferred stock, voting together as a separate class, increase the authorized number of shares of preferred stock; effect a

Intraop Medical, Inc.
Notes to Consolidated Financial Statements
Years Ended September 30, 2004 and 2003

(11) Stockholders' Equity (Deficit) (Continued): Voting (Continued):

recapitalization; change the rights, preferences, and privileges of the preferred stock; or sell substantially all of the Company's assets. Additionally, as long as 1,000,000 shares of preferred stock or an equivalent number of shares of common stock are outstanding, the holders of the preferred stock, voting together as a separate class, may elect one member of the Board of Directors.

Common Stock:

The holders of common stock are entitled to one vote per share. All outstanding shares are subject to the Company's right of first refusal should any stockholders decide to sell shares unless a public market exists for the Company's common stock, the Company is dissolved, or more that 50% of the outstanding capital stock is sold.

Stock Options:

In 1995, the Company adopted the 1995 Stock Option Plan (the Plan) and reserved 2,400,000 shares of common stock for issuance under the Plan.

Under the Plan, incentive options to purchase the Company's common stock may be granted to employees at prices not lower than fair market value at the date of grant as determined by the Board of Directors. Non-statutory options (options that do not qualify as incentive options) may be granted to employees and consultants at prices no lower than 85% of fair market value at the date of grant as determined by the Board of Directors. In addition, incentive or non-statutory options may be granted to persons owning more than 10% of the voting power of all classes of stock at prices no lower than 110% of the fair market value at the date of grant as determined by options (no longer than ten years from the date of grant, five years in certain instances). Options granted generally vest at a rate of 33% per year.

Activity under the Plan is as follows:

                                                   Shares          Number of           Weighted           Aggregate
                                               Available for         Shares            Average              Price
                                                   Grant                               Exercise
                                                                                        Price
                                               ---------------    -------------    -----------------    ---------------
                                                   1,203,500          833,500              $ 0.606          $ 505,200
        Balance at September 30, 2002
        Options Granted                             (257,500)         257,500                0.805            207,350
        Options Exercised                                  -           (5,000)              (0.800)            (4,000)
        Options Canceled                             149,500         (149,500)              (0.529)           (79,100)
        Option Expired                                     -                -                    -                 -
                                               ---------------    -------------    -----------------    ---------------

        Balance at September 30, 2003              1,095,500          936,500                0.672            629,450
        Options Granted                              (88,000)          88,000                1.250            110,000
        Options Exercised                                  -           (5,000)              (1.250)            (6,250)
        Options Canceled                               3,000           (3,000)              (1.250)            (3,750)
        Option Expired                                     -                -                    -                 -
                                               ---------------    -------------    -----------------    ---------------

        Balance at September 30, 2004              1,010,500        1,016,500              $ 0.718          $ 729,450
                                               ===============    =============    =================    ===============

Intraop Medical, Inc.
Notes to Consolidated Financial Statements
Years Ended September 30, 2004 and 2003

(11) Stockholders' Equity (Deficit) (Continued): Stock Options (Continued):


At September 30, 2004 and 2003, 935,389 and 786,389 outstanding options were exercisable, respectively.

During the years ended September 30, 2004 and 2003, the Company issued 84,500 and 254,500 options to purchase common stock to its employees and directors. The fair value of each option grant is computed on the date of grant using intrinsic value method in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees".

During the years ended September 30, 2004 and 2003, the Company issued 3,500 and 3,000 options to purchase common stock for services rendered by non-employees. The fair value of these options was $1,489 and $778, which was expensed upon issuance.

The fair value of the non-employee options issued were determined using the Black-Scholes method, based on assumed volatility of .01%, an option life equal to 10 years, a risk-free interest rate ranging from 4.16% to 3.92% based on the grant date and the term of the option, and assuming no dividends.

Total options under the Plan at September 30, 2004, comprised the following:

                                              Number                Weighted                Number
                                            Outstanding              Average              Exercisable
                        Option                 as of                Remaining                as of
                       Exercise            September 30,        Contractual Life         September 30,
                        Price                  2004                  (Years)                 2004
                   -----------------     ------------------     ------------------     ------------------
                        $0.100                30,000                  1.12                   30,000

                         0.500                97,000                  3.87                   97,000

                         0.550               300,000                  3.20                  300,000

                         0.800               386,500                  7.53                  355,306

                         0.880               120,000                  6.55                  113,333

                         1.250                68,000                  9.01                   34,750

                         1.375                15,000                  9.01                    5,000
                                         ------------------                            ------------------

        Total                              1,016,500                                        935,389
                                         ==================                            ==================


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                                       96

Intraop Medical, Inc.
Notes to Consolidated Financial Statements
Years Ended September 30, 2004 and 2003

(11) Stockholders' Equity (Deficit) (Continued): Stock Options (Continued):

Total options under the Plan at September 30, 2003, comprised the following:

                                         Number             Weighted Average           Number
                                       Outstanding             Remaining            Exercisable
                    Option                as of            Contractual Life            as of
                   Exercise           September 30,             (Years)            September 30,
                     Price                2003                                         2003
                ----------------    ------------------     ------------------    ------------------

                  $ 0.10                       30,000              2.12                    30,000
                    0.50                       97,000              4.87                    97,000
                    0.55                      300,000              4.20                   300,000
                    0.80                      386,500              8.53                   260,306
                    0.88                      120,000              7.55                    98,333
                    1.25                        3,000              9.51                       750
                                    ------------------                           ------------------

      Total                                   936,500                                     786,389
                                    ==================                           ==================


Warrants:

  The following warrants are each exercisable into one share of common stock:


                                Number of        Weighted        Aggregate
                                   Shares         Average           Price
                                               Exercise Price
                                -----------   ---------------   ------------

Balance at September 30, 2002      574,000            $1.019       $585,000
 Warrants Granted                  191,091             1.295        247,500
 Warrants Exercised                      -                 -              -
 Warrants Canceled                       -                 -              -
 Warrants Expired                        -                 -              -
                                -----------   ---------------   ------------

 Balance at September 30, 2003     765,091             1.088        832,500
 Warrants Granted                  608,000             1.579        960,000
 Warrants Exercised                (10,000)           (0.500)        (5,000)
 Warrants Canceled                (500,000)           (1.000)      (500,000)
 Warrants Expired                        -                 -              -
                                -----------   ---------------   ------------

 Balance at September 30, 2004     863,091            $1.492     $1,287,500
                                ===========   ===============   ============

Intraop Medical, Inc.
Notes to Consolidated Financial Statements
Years Ended September 30, 2004 and 2003

(11) Stockholders' Equity (Deficit) (Continued): Warrants (Continued):

The common warrants are comprised of the following:


                                                         Weighted
                                     Number               Average
                                 Outstanding as          Remaining
                                 of September 30,       Contractual
           Exercise Price              2003             Life (Years)
          -----------------     -----------------     ---------------

                    $0.500                10,000                0.14
                     1.000               500,000                0.44
                     1.250               186,000                3.42
                     1.375                69,091                3.42
                                -----------------

     Total                               765,091
                                =================

                                                         Weighted
                                     Number               Average
                                 Outstanding as          Remaining
                                 of September 30,       Contractual
           Exercise Price              2004             Life (Years)
          -----------------     -----------------     ---------------
                    $1.250               594,000                2.43
                     1.375                69,091                2.42
                     2.000               100,000                0.48
                     2.500               100,000                1.48
                                -----------------

     Total                               863,091
                                =================



During the following fiscal years, the number of warrants to purchase common stock which will expire in the next five years if unexercised are:

                              Fiscal Year Ending
                                September 30,                     Number
                             ---------------------          ------------------
                                     2005                         100,000
                                     2006                         100,000
                                     2007                         255,091
                                     2008                               -
                                     2009                         150,000
                                                            ------------------

                                                                  605,091
                                                            ==================

During the years ended September 30, 2004 and 2003, the Company issued an aggregate of 18,000 and 38,000 warrants to purchase common stock in connection with the issuance of notes under the Company's Promissory Note Program (see Note
8). The fair value attributable to these warrants were $1,409 and $1,752 and were recorded as a discount to notes payable, and were accreted to interest over the life of the borrowing. Per the term of the notes, an additional 84,000 warrants were issued during the year ended

Intraop Medical, Inc.
Notes to Consolidated Financial Statements
Years Ended September 30, 2004 and 2003

(11) Stockholders' Equity (Deficit) (Continued): Warrants (Continued):

September 30, 2003, to the note holders of the Company's Promissory Note Program to extend the due date of the notes to March 1, 2004, with a fair value immaterial to the accompanying consolidated financial statements. During fiscal year 2004, an additional 240,000 warrants with a fair value of $9,912 were issued pursuant to the Promissory Note Program to extend the maturity of the notes to various dates as described in Note 8. Of the warrants issued related to the Promissory Note Program, 35,000 and 14,000 warrants with immaterial amount of fair value were issued to related parties during the years 2004 and 2003.

During the year ended September 30, 2003, the Company issued 69,091 warrants to purchase common stock for services rendered by a financial advisor in connection with the Promissory Note Program (see Note 8). The fair value of these warrants was $1,520, and was expensed costs upon issuance, as all of the warrants were fully exercisable upon issuance.

During the year ended September 30, 2004, the Company issued 350,000 warrants to purchase common various parties for services rendered to the company. The fair value of these warrants was $28,044, and was expensed upon issuance, as all of the warrants were fully exercisable upon issuance.

During the year ended September 30, 2004, 500,000 warrants with an exercise price of $1.00 per share were cancelled in exchange for the issuance of 100,000 shares of common stock at $1.25 per share to effect the cashless exercise feature of these warrants. The value of the newly issued stock was determined using the fair value of the stock, which price was the same as the conversion price for our Promissory Notes and the Warrants issued for the Promissory Notes, as well as the price used for grants of employee and director options during fiscal 2004. In addition 10,000 warrants were exercised for cash at a price of $0.50 per share.

The fair value of the warrants issued was determined using the Black-Scholes method based on assumed volatility of 0.01%, an expected term equal to the life of the warrant and at risk-free interest rates between 1.68% and 3.24%, and between 2.00% and 2.88% during the years ended September 30, 2004 and 2003, respectively, and no dividends assumed.

Shares Reserved for Future Issuance:

The Company has reserved shares of common stock for future issuance as follows:

                                                         September 30,              September 30,
                                                              2004                       2003
                                                      ---------------------      ---------------------

        Conversion of convertible preferred stock            4,678,767                   4,678,767
        1995 Stock Option Plan                               2,032,000                   2,032,000
        Common and preferred stock warrants                    863,091                     765,091
                                                      ---------------------      ---------------------

        Total                                                7,573,858                   7,475,858
                                                      =====================      =====================

Treasury Stock:

In November 1998, the Company repurchased 600,000 shares of its common stock at $0.25 per share.

Intraop Medical, Inc.
Notes to Consolidated Financial Statements
Years Ended September 30, 2004 and 2003

(12) 401(k) Plan:

The Company maintains a 401(k) defined contribution plan that covers substantially all of its employees. Participants may elect to contribute up to a maximum of 15% of their annual compensation (subject to a maximum limit imposed by federal tax law). The Company, at its discretion, may make annual matching contributions to the plan. The Company has made no matching contributions to the plan through September 30, 2004.

(13)  Income Taxes:

The Company has no taxable income and no provision for federal and state income taxes is required for 2004 and 2003.

A reconciliation of the statutory federal rate and the Company's effective tax rate for the year ended September 30, 2004 and 2003, is as follows:

                   Statutory federal income tax rate                     34 %
                   Other utilization of net operating losses            (34)%
                                                                     -----------

                   Effective tax rate                                     0%
                                                                     ===========


Significant components of the Company's deferred tax assets and liabilities as of September 30, 2004 and 2003, are as follows:
                                                                September 30,            September 30,
                                                                     2004                     2003
                                                             ---------------------    --------------------

Deferred tax assets:
   Effect of net operating loss carryforwards                $      5,563,000         $     4,287,000
                                                             --------------------    -------------------

       Total deferred tax asset                                     5,563,000               4,287,000
       Less valuation allowance                                     5,563,000               4,287,000
                                                             --------------------    -------------------

       Net deferred tax asset                                $              -         $             -
                                                             ====================    ===================


Net operating loss carryforwards of approximately $14,100,000 and $10,829,000 for federal are available as of September 30, 2004 and 2003, to be applied against future taxable income. The net operating loss carryforwards expire in tax years 2016 through 2023 for federal purposes.

Utilization of the net operating loss carry forwards and credits may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended and similar state provisions. The annual limitation may result in the expiration of net operating losses and credits before utilization.

Intraop Medical, Inc.
Notes to Consolidated Financial Statements
Years Ended September 30, 2004 and 2003

(14)    Commitments:

The Company rents its office facility in Santa Clara, California under a lease that expires on December 31, 2004. Rent expense was $90,409 for the year ended September 30, 2004.

During fiscal year 2003, the Company entered into month-to-month lease for its test facility in Hayward, California. In October 2003, the parties agreed to extend the lease to a firm term expiration of December 31, 2003, after which the lease reverted to a month-to-month arrangement. During June 2004, the parties agreed to extend the lease to a firm term expiration of January 15, 2005, with an option for the Company to further extend the lease through July 15, 2005. The following is a schedule by years of future minimum rental payments required under this lease after September 30, 2004:

                  Year ending September 30,
                           2005                               $      25,716
                                                              =============

(15)     Segment Information

Net revenues by geographic area are presented based upon the country of destination. No other foreign country represented 10% or more of net revenues for any of the fiscal years presented. Net revenues by geographic area were as follows:



                             September 30, 2004           September 30, 2003
                             ------------------           ------------------
        Spain                    1,178,926                            -
        Poland                      47,454                      947,323
        Netherlands                207,226                            -
        United States              559,099                      416,106
        Other Foreign                    -                        3,270
                            --------------------          -------------------
        Total Revenue            1,992,705                    1,366,699



Long lived assets includes property and equipment, intangible assets, and leased equipment each net of applicable depreciation or amortization resides in the following countries during the year ended September 30, 2004.


        Netherlands                           840,045
        United States                         280,275
                                    --------------------------
        Total                               1,120,320



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                                      101

Intraop Medical, Inc.
Notes to Consolidated Financial Statements
Years Ended September 30, 2004 and 2003


(16) Agreement with Siemens Medical Systems, Inc.:

The Company entered into a Manufacturing and Distribution Agreement with Siemens on October 7, 1997. On November 25, 2002, Siemens and the Company agreed to a termination of the manufacturing and distribution arrangement. Concurrently, the Company has secured a new manufacturing arrangement with CDS Group Corporation
(CDS). On June 25, 2003, the Company was unable to make the first of five equal installments to Siemens in the amount of $159,032, pursuant to the termination agreement noted above. As a result, the total amount due of $795,160 became due and payable immediately. Interest accrues on this amount at the rate of 9% per annum. The remaining liability to Siemens is $486,128 under the termination agreement at September 30, 2004, and is included in accounts payable. An additional $89,703 of interest under the agreement is included in interest payable at September 30, 2004.

(17) Merger Agreement:

On February 24, 2004, the Company signed a definitive agreement and plan of reorganization (the "Merger Agreement") with Intraop Medical, Corporation, a publicly-held Nevada corporation (the "Acquirer") under which the Company will be merged with and into the Acquirer in a tax-free exchange of stock. Under the Merger Agreement, the Acquirer will issue one share of its common stock in exchange for each share of the Company's outstanding on the closing date of the proposed merger. All of the Company's obligations under its outstanding options, warrants, and convertible securities will be assumed by the Acquirer. The closing of this merger is dependent upon a number of conditions, including the satisfaction by the Company of its due diligence investigation of the Acquirer and the satisfaction of customary closing conditions contained in the Merger Agreement.

The Board of Director's of the Acquirer approved the merger on February 24, 2004, the Company's Board of Directors approved the merger on February 12, 2004. In addition, the merger was approved by the Acquirer's majority stockholder on September 3, 2004, and by the Company's stockholders on July 13, 2004.

On June 29, 2004, the Company and the Acquirer agreed to amend the Merger Agreement to extend to July 31, 2004, the date after which, should the merger not be complete, either party may terminate the merger.

On July 31, 2004, the Company and the Acquirer agreed to amend the Merger Agreement to extend to September 30, 2004, the date after which, should the merger not be complete, either party may terminate the merger.


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                                      102

Intraop Medical, Inc.
Notes to Consolidated Financial Statements
Years Ended September 30, 2004 and 2003

(18) Subsequent Events:

In October 2004, the Company repaid $150,000 of its outstanding obligation to Siemens Medical Systems, Inc. (see Note 16).

In October 2004, the Company exercised its option to extend its lease on its test facility in Hayward, California through July 15, 2005.

In October 2004, the Company fully repaid $900,000 of principal and accrued factoring fees under its factoring agreement related to the sale of one its Mobetron systems to a foreign customer (see Note 8).

In October 2004, the Company repaid $50,000 of principal and accrued interest and fees on promissory notes from a related party.

In October 2004, a vendor to the Company agreed to convert $15,000 of accounts payable to notes payable under the Company's Convertible Note Program.

In November 2004, the Company received and additional $50,000 in proceeds under the Company's Convertible Note Program.

In November 2004, the Company fully repaid $945,700 principal and accrued factoring fees under its factoring agreement related to the sale of one of its Mobetron systems to a domestic customer.

During November 2004, the Company entered into a factoring agreement under which it borrowed $875,000 from a financial institution. The agreement was secured by a pledge of the Company's equipment and sales contract related to the Company's sale of a Mobetron system to a foreign customer. The factoring agreement bears interest of $583 per day on the factored amount which may be prepaid any time and is due when payment is made from the Company's customer.

On November 15, 2004, the Company and the Acquirer agreed to amend the Merger Agreement to extend to December 31, 2004, the date after which, should the merger not be complete, either party may terminate the merger.

In November 2004, the Company's Board approved an extension of the maturity date of the notes under the Company's Convertible Note Program from November 8, 2004 to March 31, 2005. The Company has contacted the note holders under this program to solicit their consent to the extension.


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                                      103

Management's Discussion and Analysis of Target's Financial Condition and Results of Operations

         This Discussion and Analysis should be read in conjunction with the Target's financial statements and accompanying footnotes.
----------------------------------------------------------------------------

         This section contains forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, including those identified in the section of this Information Statement entitled "Summary - Risk Factors" that may cause actual results to differ materially from those discussed in, or implied by, such forward-looking statements. Forward-looking statements within this Information Statement are identified by words such as "believes," "anticipates," "expects," "intends," "may," and other similar expressions. However, these words are not the only means of identifying such statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. We are not obligated and expressly disclaim any obligation to publicly release any update to any forward-looking statement. Actual results could differ materially from those anticipated in, or implied by, forward-looking statements as a result of various factors, including the risks outlined elsewhere in this report.

         The Target manufactures, markets and distributes the Mobetron, a proprietary mobile electron beam cancer treatment system designed for use in IORT. The IORT procedure involves the direct application of radiation to a tumor and/or tumor bed while a patient is undergoing surgery for cancer. The Mobetron is designed to be used without requiring additional shielding in the operating room, unlike conventional equipment adopted for the IORT procedure. The Mobetron system can be moved from operating room to operating room, thereby increasing its utilization and cost effectiveness. In addition to IORT, the Mobetron system also can be used as a conventional radiotherapy electron beam accelerator.

         The Target's strategy is to expand its customer base both in the United States and internationally through direct and distributor sales channels and joint ventures with health care providers. The Target also intends to continue its research and development efforts for additional Mobetron applications.

         The Target derives revenues from Mobetron product and accessory sales, service and support, and leases. Product sales revenue is recognized upon installation provided that any remaining obligations are inconsequential or perfunctory and collection of the receivable is deemed probable. Revenues from accessory sales are recognized upon shipment. Revenue from lease activities is recognized as income over the lease term as it becomes receivable according to the provisions of the lease. Revenue from maintenance is recognized as services are completed or over the term of the service agreements as more fully disclosed in the financial statements of the Target.

         Cost of revenues consists primarily of amounts paid to contact manufacturers and, salary and benefit costs for employees performing customer support and installation, lease related interest expense and depreciation related to leased assets. General and administrative expenses include the salaries and benefits of executive and administrative personnel, communications, facilities, insurance, professional services and other administrative expenses. Sales and marketing costs include salaries, benefits and the related expenses of the sales staff including travel expenses, promotion materials, conferences and seminars. Research and development expenses consist primarily of compensation and related direct costs for employees and an allocation of research and development-related overhead expenses. Since inception the Target has invested approximately $6 million in research and development. These amounts have been primarily invested in development of the Mobetron product and have been expensed as they have been incurred.

         This discussion and analysis of financial condition and results of operation is based on the Target's financial statements which they prepared in conformity with accounting principles generally accepted in the United States of

America. The preparation of these financial statements requires the Target's management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. These estimates and assumptions are based on historical experience and on various other factors that they believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. These estimates and assumptions also require the application of certain accounting policies, many of which require estimates and assumptions about future events and their effect on amounts reported in the financial statements and related notes. The Target periodically reviews its accounting policies and estimates and makes adjustments when facts and circumstances dictate. Actual results may differ from these estimates under different assumptions or conditions. Any differences may have a material impact on the Target's financial condition and results of operations.

         As of September 30, 2004 and 2003 the Target had federal net operating loss carry forwards of approximately $14,100,000 and $10,829,000 to be applied against future taxable income. The net operating loss carryforwards expire in tax years 2016 through 2023 for federal purposes. Utilization of the net operating loss carry forwards and credits may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended, and similar state provisions. The annual limitation may result in the expiration of net operating losses and credits before utilization.

         Results of Operations

         As an early-stage start-up that is completing it's R&D phase and moving into sales and production, the Target's historical results of operations vary significantly from year to year and quarter to quarter. For example, sale of only one Mobetron in any given quarter may substantially alter the sales and cost numbers for that quarter, and the timing of such a sale often cannot be predicted with any accuracy. While the Target expects that it's financial results may ultimately become more predictable as sales increase and costs stabilize, its financial results for the foreseeable future are likely to continue to vary widely from period to period.

         Results of Operations for the year ended September 30, 2004 compared to the year ended September 30, 2003

         Revenues.

         In November 2002, the Target terminated its manufacturing and distribution agreement with Siemens Medical Systems Inc. for the production of the Target's Mobetron product (See Note 16 to the Target Financial Statements). The Target now contracts with CDS Group Corporation of Freemont, California for the production of its Mobetrons. The Target is now responsible for Mobetron distribution, which it fulfills using its own employees for U.S. and Canadian sales, while it relies on distributor arrangements for overseas sales. While prior year revenues were due to sales of Siemens built machines, fiscal 2003 and future revenues are derived from a CDS manufactured Mobetrons. The termination of the Siemens contract has created significant opportunities for the Target, however these opportunities each have concomitant risks which are be addressed as applicable below, but include costs related to bringing on a new manufacturer, transitioning to a new sales distribution strategy, acquiring the facilities needed for product testing and providing an infrastructure for worldwide installation and service.

         While the Siemens agreement was in place, the Target was highly dependent on the Siemens to solicit and close product sales. Although promising, the Target's product represented only a small fraction of Siemens medical equipment sales. With a dedicated, Target-run or managed sales force and distributor network, the Target believes that a more focused and intense sales effort can be mounted, focusing only on those potential customers most likely to be interested in the Target's products. The Target now has a direct sales force in the United States and has established distributor agreements in China, Taiwan, Japan, Western and Eastern Europe, and Israel. This arrangement helped the Target to secure its first three European placements in Krakow, Poland, Eindhoven, Netherlands, and Alicante, Spain.

         Total revenues increased $626,006, or 45.8%, from $1,366,699 for the year ended September 30, 2003 to $1,992,705 from the year ended September 30, 2004. Revenue can be broken down as follows:

                                               2004          2003         Change         % Age
        ----------------------------- -------------- ------------- -------------- -------------
        Mobetron and Accessory Sales      1,273,886     1,086,151        187,735        17.28%
        Service Revenue                      76,299        64,548         11,751        18.21%
        Lease Revenue                       642,520       216,000        426,520       197.46%
        ----------------------------- -------------- ------------- -------------- -------------
        Total Revenue                     1,992,705     1,366,699        626,006        45.80%
        ============================= ============== ============= ============== =============

         A single Mobetron was sold in each of these periods, to a customer in Krakow, Poland in late August 2003 and to a customer in Alicante, Spain in September 2004. Stronger accessory sales in 2004 and first machine discounts given to the distributor of the Mobetron in Poland in 2003 accounted for the revenue growth in this area. Lease revenue includes both the rental income and sale proceeds from a Mobetron that was on lease to one of the Target's domestic customers. The customer exercised its option to purchase the Mobetron at the expiration of the lease in September 2004 for $237,294.

The Target delivered one of its Mobetron's to a hospital in the Netherlands in November 2003. As an equipment supplier, the Target received proceeds in the amount of $1,230,685 as sale price of the equipment from a third party leasing company, who in turn leased the equipment to the hospital pursuant to a 70 month lease. The Target has no material obligations under the lease and the lease remains an unconditional obligation of the hospital as the lessee to make payments to the leasing company as lessor for the leasing company's own account.

However, as an inducement to the hospital to enter into the lease the Target agreed in a contract with the hospital that, should the hospital decide, upon 60 days prior notice to the Target, that at end of month eighteen of its lease on May 31, 2005 that the hospital wishes to prepay the lease with the leasing company (a one-time option), that the Target would reimburse the hospital for the cost of the hospital's exercise of the prepayment option to the leasing company. Following the reimbursement by the Target to the hospital for the prepayment amount, title to the equipment would revert to the Target. The Target estimates that the amount of the refund would be approximately $1,038,338 based on the stated amount in the lease and contingent on the euro to dollar exchange rate at the time.

Because of the potential reimbursement to the hospital at month 18 of the lease, the Target retains substantial risk of ownership in the leased property, and the transaction has therefore been accounted for in accordance with SFAS 13, "Accounting for Leases", specifically paragraphs 19, 21, and 22.

Accordingly, the Target recorded the entire $1,230,685 of proceeds received from the leasing company as obligation for leased equipment, a liability on its balance sheet and accounted for the item as borrowing. In accordance with APB Opinion 21, "Interest on Receivables and Payables" paragraphs 13 and 14, the Target determined an interest rate for the obligation of 14.5% based on other debt arrangements entered into by the Target at dates closest to the inception of the obligation for leased equipment. Further, although the Target is not entitled to the cash rental payments, the Target recognized rents totaling

$207,226 as revenue. A portion of each month's rental revenue is recorded as interest and included in cost of revenue with the remainder recorded as a reduction in obligation for leased equipment.

Future minimum rental income in the amount of $165,780 is due in the Target's fiscal year beginning October 1, 2005 through May 31, 2005 (the end of the Target's obligation to the hospital) and based on historic Euro to dollar exchange rates.

Correspondingly, the Target also recorded $1,015,101, the amount that the Target would otherwise have been the Target's cost of revenue for the transaction, as leased equipment, an asset on its balance sheet. The asset be depreciated on a straight line over the 18 month period of the Target's obligation to the hospital down to a residual value of $700,000, the estimated residual value of the equipment. The depreciation expense is included in cost of revenue.

         Also during 2004, the Target delivered one of its machines to a customer in Eindhoven, Netherlands. Although the transaction with our Dutch customer has been accounted for as a lease and a corresponding obligation for leased equipment, the transaction represents a continuation of the Target's trend towards increased overseas sales. Despite having sold all but one of its first seven Mobetrons to domestic customers, the Target expects to continue to see overseas markets as the dominant market for its products in the near future. Much of Europe and Asia have socialized medical systems which more heavily weight the cost reductions provided by Mobetron administered IORT, which allows a large fraction of the total radiation a patient receives to be delivered in one treatment during surgery.

         The majority of service revenue in the fiscal 2003 and 2004 came from two service contracts with U.S. hospitals with the balance from as-requested service calls and parts sales to customers. The Target expects service revenue to grow in relative proportion to sales of U.S. based machines. Overseas distributors are generally responsible for servicing their own customers with parts supplied by the Target.

         Cost of Revenues. Total cost of revenues increased $570,948 or 36%, from $1,215,713 in 2003 to $1,786,661 in the fiscal year ended September 30, 2004, while gross margins decreased from 11% in 2003 to 10% in 2004.

                              2004          2003         Change         % Age
  -------------------- -------------- ------------- -------------- -------------
  Cost of Revenues         1,786,661     1,215,713        570,948        46.96%
  Gross Margin               206,044       150,986         55,058        36.47%
  Gross Margin %              10.34%        11.05%
  ==================== ============== ============= ============== =============

         The Target has not yet achieved its desired margins. In addition to having to make near-term price concessions to open new markets and expand its distributor and customer base, the Target is also bearing increased expenses related to the testing of each Mobetron as well as the higher cost of foreign vs. domestic installations (including commissions or price reductions given to distributors) of the Mobetron. The Target also bore significant and unusually high costs of warranty in 2004 related to its Polish machine due to a waveguide failure - the Target's first in field failure. Although the waveguide itself was repaired by a subcontractor under warranty, the Target estimates that it expended approximately an additional $70,000 to replace the guide. Additionally, the unusual nature of the transaction in the Netherlands (see Note 1, Leasing Revenue and Leasing Transactions) created negative gross margin as recognized rental revenue of $207,226 was not enough to offset the interest and depreciation expenses of this transaction which added $303,909 to cost of revenues. This drag on gross margin will continue until the end of the Company's obligation to the hospital for potential repurchase of the equipment in May 2005. At that point, the effect of the transaction on the Company's earnings will depend on whether the customer decides to keep or return the equipment.

         Further, while the price of Siemens built machines was fixed per the terms of Manufacturing and Distribution Agreement, CDS built machines are priced on a cost-plus basis. Although Target management was not privy to any data to support the claim, Siemens personnel had maintained that the transfer price to the Target, originally based on much higher expected machine volumes, was below Siemens cost. Although the Target cannot currently estimate the scale of these reductions, the Target expects cost of sales to diminish as more experience is gained by CDS and the Target in the manufacture and testing of its machines (responsibilities formerly borne by Siemens). Also, as the Target's sales volume increases, a more consistent manufacturing flow and greater economies in larger batch purchases of machine parts are expected to contribute significantly to cost savings. The Target and its manufacturing partners are working to find other solutions to reduce costs.

         Operating Expenses

         A comparison of the Targets operating expenses for the years ended September 30, 2004 and 2003 is as follows:

                                          2004           2003        Change          % Age
        ------------------------- ------------- -------------- ------------- --------------
        General & Administrative     1,685,042        637,530     1,047,512        164.31%
        Sales and Marketing            498,178        434,458        63,720         14.67%
        Research and Development       436,506        498,342      (61,836)        -12.41%
        ------------------------- ------------- -------------- ------------- --------------
        Total Operating Expenses     2,619,726      1,570,330     1,049,396         66.83%
        ========================= ============= ============== ============= ==============

         General and Administrative. General and administrative expenses increased in large part due to increases in professional fees related to the Target's proposed merger, with expenditures for legal in this area totaling approximately $466,000. Additionally, the Target's accounting expenses and various filing costs related to the Target's audits and merger filings added an additional $155,000 over prior year expenses. Although the Target does not expect to incur the same level of legal expenses in the future, accounting charges are not expected to decrease. Further, the Target experienced a nearly $70,000 increase in insurance costs due to increased coverage and increased premiums. Should the Target complete its proposed merger, the Target expects that insurance costs will remain at or above this increased level. Wage costs in this area increased about $200,000 over the prior year as more time and staff was devoted to this area.

         Sales and Marketing. The increase in sales and marketing costs are primarily attributable to a large sales commission paid in 2004 related to the Target's Mobetron sale in that year. The sale was made directly to the end customer, with the distributor receiving a commission on the sale. In 2003, the Target's Mobetron sale was made directly to a distributor at a discounted sales price with the distributor enjoying any markup to the end customer; no sales commission was paid. Although sales and marketing expenditures would have changed very little year to year if not for the sales commission, the Target experienced a reduction in marketing consulting expenses of nearly $100,000 in 2004 as the Target's effort to acquire both Japanese and Chinese distributor's succeeded. This reduction however may not be permanent, and sales and marketing related consulting expenses may increase in the future should management find new markets which it believes are attractive to the Target and would be best exploited through the use of consultants. Offsetting this reduction, direct sales and marketing wages increased by about $60,000 in 2004 as more time and staff were devoted to these efforts. The Target expects that sales and marketing expenses will continue to increase with sales growth and as the Target further promotes its products.

         Research and Development. Wages and benefits make up the bulk of research and development costs. These costs fell by approximately $150,000 in 2004 as documentation and other development work related to the Mobetron abated as the Target completed its transition from Siemens to CDS manufactured machines. These costs however may rise again as engineering for cost reduction and other functional improvements to the Mobetron are undertaken. Offsetting the reductions in wages and benefits the Target incurred an approximately $90,000 increase in depreciation and amortization, mostly related to the amortization of the Target's technology license for the accelerator guides which are a key Mobetron component.

         Interest Expense/Income, Net. Interest income for 2004 and 2003 was negligible. Interest expense increased by approximately $770,000 , or 330%, from 2003 to 2004 primarily due to an increase in Target's debt to over $7,600,000 at September 30, 2004.

         Beginning in the fiscal year 2002, the Target began its Promissory Notes Program to raise funds for the Target's continuing operations until sufficient equity capital could be found. The promissory notes are convertible to Target common stock at $1.25 per share at the option of the note holders. The note holders also received 10% warrant coverage at $1.25 per share. The note is current and bears interest at 9% payable quarterly. Promissory Note debt grew to $1,325,000 (excluding $175,000 due to related parties) by October 2003, before the Target repaid $300,000 of this debt in March 2004 and an additional $250,000 in December 2004, while the balance remains outstanding.

         In October 2003, the Target began its Convertible Note Program to raise additional debt to meet the Target's capital requirements prior to its planned merger and planned subsequent equity raising, further increasing debt and interest expense. This debt accounts for $610,855 (excluding $25,000 owed to related parties) of notes payable at September 30, 2004. This debt, including any accrued interest, would automatically convert to equity upon a raise by the Target of at least $1,000,000 in new equity capital. Subsequent to September 30, 2004 the Target raised an additional $449,338 (including $75,000 from related parties) under this program bringing the outstanding balance principal balance of these notes to $960,193 (excluding $100,000 owed to related parties) at January 31, 2005. These notes mature on March 31, 2005.

         In March 2004, the Target raised an additional $3,000,000, due in full at maturity in March 2005, further raising debt and interest expense in anticipation of the merger. The Target incurred $625,000 of loan fees related to this debt, of which half was amortized into interest in 2004, with the remainder to be amortized into interest in fiscal 2005. An additional approximately $1,846,000 of debt was incurred as the Target factored some of the proceeds from its sales in late 2004 and early 2005.

         Interest expense is expected to remain high throughout the maturity of these notes if debt is not earlier repaid through operations or capital infusions (see discussion of Liquidity and Capital Resources below).

         Income Taxes. As of September 30, 2004 and 2003 the Target had federal net operating loss carry forwards of approximately $14,100,000 and $10,829,000 to be applied against future taxable income. The net operating loss carryforwards expire in tax years 2016 through 2023 for federal purposes. Utilization of the net operating loss carry forwards and credits may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended, and similar state provisions. The annual limitation may result in the expiration of net operating losses and credits before utilization.

         Liquidity and Capital Resources

         The Target has incurred significant operating losses since inception and expects such losses to continue as it furthers its product development programs. From inception to September 30, 2004, the Target incurred cumulative net losses of $15,134,015. As of September 30, 2004 the Target had cash and cash equivalents and other current assets of $3,614,941 which was not sufficient to pay existing liabilities and commitments and fund its obligations in the near term. These conditions continue though the date of this information statement and raise substantial doubt about the Target's ability to continue as a going concern. Since inception, the Target has financed its operations primarily through a combination of indebtedness, capital leases, private equity financings, government grants and revenues.

        Cash Flows                                      2004              2003             Change
        --------------------------------------- ----------------- ----------------- ------------------
        Provided by (Used in):
          Operating Activities                      (6,199,180)         (832,593)        (5,366,587)
          Investing Activities                         (77,537)         (333,031)           255,494
          Financing Activities                       6,365,180         1,154,940          5,210,240
        --------------------------------------- ----------------- ----------------- ------------------
        Net Increase/(Decrease)                         88,463           (10,684)            99,147
        ======================================= ================= ================= ==================

         The Target's primary cash inflows and outflows for the fiscal years 2004 and 2003 are as follows:

         Operating Activities

         The Target used net cash in operating activities of $6,199,180 in 2004 as compared to $832,593 in fiscal year 2003. The primary reasons for the increase in cash use were increased expenditures for general and administrative expenses in the amount of approximately $1.05 million, as discussed above, and the addition of debt which led to increased interest expense of approximately $770,000 as discussed above. Together these two items accounted for nearly one third of the increase in cash use.

         Additionally, while accounts payable grew by $1,548,818 in fiscal 2003 (a cash source) due mainly to amounts owed our contract manufacturer and Siemens, these amounts turned around substantially in fiscal 2004 as we made payments to these vendors. The total decrease in accounts payable in 2004 was $1,058,778. The Target expects less volatility in accounts payable in the future as it achieves more stable and predictable sales patterns. Further, prepaid expenses and other current assets, comprised at September 30, 2004 primarily of non-refundable loan fees paid in relation to certain borrowings (see Note 8, Other Notes) grew substantially compared to cash used for the same purpose in the prior year.

         Investing Activities:

         The Target used $255,494 less cash for investing activities in 2004. This decrease was primarily due to certain one-time expenditures related to CDS Group Corporation, the Target's new contract manufacturer, necessary to begin production of the Mobetron incurred in the year ended September 30, 2003. The Target expects expenditures for investing activities to grow as it expands its facilities and staff to meet expected future sales growth.

         Financing Activities:

         The Target continues to rely heavily on borrowing to finance its operations. Net cash provided by financing activities increased by $5,210,240 in the year ended September 30, 2004 as compared to the prior fiscal year. The largest component of this increase was in notes payable due third parties. A $3,000,000 borrowing made to the Target by a financial institution in March 2004 and borrowings of $1,845,700 under two factoring agreements in the August and September 2004 accounted for the majority of this type of borrowing, with borrowing under the Target's Promissory Notes and Other Convertible Notes accounting for most of the remainder. Additionally, the Target recorded $1,230,685 of Obligation for Leased Equipment pursuant to its transaction with a foreign hospital (see Note 9). These borrowings totaling $6,076,385, plus the fact that the Target repaid $770,259 more debt in the year ended September 30, 2004 than in the prior year account for the majority of the change in cash provided by financing activities. Further, the Target received an investment of $500,000 for preferred and common stock in the year ended September 30, 2003, but raised only $11,250 in equity in the year ended September 30, 2004. Also during the year ended September 30, 2003, the Target finished the repayment of a capital lease for equipment it had in turn subleased to one of it customers.

         Beginning in the fiscal year 2002, the Target began its Promissory Notes Program to raise funds for the Target's continuing operations until sufficient equity capital could be found. The promissory notes are convertible to Target common stock at $1.25 per share at the option of the note holders. The note holders also received 10% warrant coverage at $1.25 per share. The note is current and bears interest at 9% payable quarterly. During the years ended September 30, 2004, the Target issued an 18,000 warrants (zero to related parties) to purchase common stock in connection with the issuance of notes under the Target's Promissory Note Program. The promissory notes are current and bear interest at 9% per annum payable quarterly. Subsequent to September 30, 2004, the Target repaid $325,000 (including $75,000 to related parties) of principal outstanding on these notes. The principal balance outstanding under the notes is $775,000 (excluding $100,000 due to related parties) at January 31, 2005.

         Additionally, in fiscal year 2004, in anticipation of the maturity of their notes on March 1, 2004, holders of $275,000 (excluding $80,000 due to related parties) of Promissory Notes under the Target's Promissory Note Program agreed to extend the maturity, and subject to the closing of the Target's planned merger (see Note 17), to convert their notes into common stock at $1.25 per share, while holders of $650,000 and $100,000 (excluding $95,000 due to related parties) of Promissory Notes agreed to extend their notes until June 1, 2004 and September 1, 2004, respectively. In exchange for their agreement to convert or extend their Promissory Notes, the Target issued 240,000 warrants (including 35,000 warrants issued to related parties) at a strike price of $1.25 per share to these note holders. The remaining holders or $300,000 of Promissory notes elected not to either convert or extend and these Promissory notes were repaid between March 25 and March 31, 2004.

         In June 2004 and September 2004, the Target was unable to pay at maturity $650,000 and $100,000 (excluding $95,000 due to related parties), respectively, of notes under its Promissory Notes Program. However, subsequent to September 30, 2004, the Target repaid $325,000 (including $75,000 to related parties) of principal outstanding to these note holders. The Target has contacted the note holders and is working towards resolution of this event, however no assurance can be given that the note holders will continue to grant forbearance.

         Other Convertible Notes

         Other Convertible notes relate to notes issued under the Target's Convertible Note Program which the Target began in October 2003 in anticipation its planned merger (see Note 17). Other Convertible notes are convertible to Target common stock at $1.50 per share at the option of the note holders, however such notes, including any accrued interest, will automatically convert to Target common stock at between $1.00 and $1.50 per share based on the terms and attainment of its next round of equity financing. The notes are current and bear interest at 8% per annum and although originally due in full including all accrued interest on November 8, 2004, in December 2004, the note holders agreed to extend the maturity of their notes until March 31, 2005. As of September 30, 2004 the principal balance outstanding under the notes is $610,855 (excluding $25,000 owed to related parties). Subsequent to September 30, 2004 the Target raised an additional $449,338 (including $75,000 from related parties) under this program bringing the outstanding balance principal balance of these notes to $960,193 (excluding $100,000 owed to related parties) at January 31, 2005.

         Other Notes

         In March 2004, the Target borrowed $3,000,000 from a financial institution. The note bears interest at 21% per annum. Interest is due monthly while principal is due in lump sum at the maturity of the note in March 2005. Certain non-refundable loan fees, including amounts paid to an intermediary, were also paid in relation to this note in the amount of $625,000 which were capitalized on the books of the Target and will be amortized into interest expense ratably over the term of the note. The loan is secured by a lien on all of the assets of the Target. In addition, the Target issued 2,400,000 shares of its common stock to the lender as security for the note "Collateral Shares" which the company estimated had a fair market value of $1.25 per share. So long as an event of default under the agreement has not occurred, the Target retains voting rights over the Collateral Shares and the lender is not permitted to sell the Collateral Shares. Additionally, the Target has prepaid seven months of interest in the amount of $367,500, which is fully refundable and will be applied to the note balance should the Target prepay the loan. The note may be prepaid in full at any time without penalty. The Target has the option to extend the note for one year by paying certain fees to the lender. The full balance of the note remains outstanding at January 31, 2005.

         During August 2004, the Target entered into a factoring agreement under which it borrowed $900,000 from a financial institution. The agreement was secured by a pledge of the Target's equipment and sales contract related to the Target's sale of a Mobetron system to a foreign customer. The factoring agreement bears interest of $600 per day on the factored amount which may be prepaid any time. The Target repaid all amounts under this agreement in October 2004.

         During September 2004, the Target entered into a factoring agreement under which it borrowed $945,700 from a financial institution. The agreement was secured by a pledge of the Target's equipment and sales contract related to the Target's sale of a Mobetron system to a domestic customer. The factoring agreement bears interest of $630 per day on the factored amount which may be prepaid any time. The Target repaid all amounts under this agreement in November 2004.

         During November 2004, the Target entered into a factoring agreement under which it borrowed $875,000 from a financial institution. The agreement was secured by a pledge of the Target's equipment and sales contract related to the Target's sale of a Mobetron system to a foreign customer. The factoring agreement bears interest of $583 per day on the factored amount which may be prepaid any time. The Target repaid all amounts under this agreement in January 2005.

         In December 2004, the Target and reached a settlement agreement whereby the Target signed an unsecured note in the amount of $171,185 in full satisfaction of all outstanding amounts due Siemens. The note is due in full on December 31, 2005. The note is non-interest bearing unless the Target fails to repay the note when due after which the note accrues interest from the due date until repaid at 9% per annum. Pursuant to the terms of the settlement agreement and mutual release, the Company executed a stipulation for entry of judgment in Siemen's favor, which entitles Siemens to immediately enforce a judgment against the Company in the amount of any payment due under the settlement agreement and mutual release which is not paid in accordance with such settlement agreement. The Company did not make the payment due on December 31, 2004 and, therefore, Siemens is entitled to enforce a judgment against the Company in the amount of $171,185 plus any other amounts due under the settlement agreement and mutual release. The note fully amount of the note remains outstanding as of January 31, 2005.

         Based on current sales forecast and planned operating expenditures, the Target believes that its current cash and cash equivalents may be sufficient to meet expected cash flow needs for only an additional two to three months from the date of this Information Statement. However, the Target is seeking to raise additional funds. The Target has retained PCS as a financial advisor in this capacity and is also pursuing discussions with various interested parties. These discussions are however preliminary and no firm agreements have been reached. Additional financing may not be available on terms favorable to the Target, or at all. If adequate funds are not available on acceptable terms, the Target's ability to fund its operations, take advantage of opportunities, develop products or services or otherwise respond to competitive pressure could be significantly limited.

         Debt and Lease Obligations

         At January 31, 2003, the Target had $6,842,308 in notes payable and obligations for leased equipment from various sources. Interest rates on such debt range from 5% to 21%. At January 31, 2005, the Target had no capital lease obligations. The Target leases space at its principal executive and corporate headquarters, with the lease term expiring on December 31, 2004, after which the lease becomes a month-to-month arrangement, and at its test facility with the lease term expiring July 15, 2005.

         Future minimum payments under all debt and lease obligations at January 31, 2005 are as follows:


Notes payable - related parties                                    $1,007,425
Notes payable - other                                               4,959,883
Obligation for leased equipment                                     1,124,620
------------------------------------------------------------ ------------------
Notes payable - total                                              $7,091,928
Less current portion of debt and lease obligations                  7,091,928
------------------------------------------------------------ ------------------
Long-term portion of debt and lease obligations                $     --.--
============================================================ ==================

         At January 31, 2005, future minimum lease payments that come due in the current and following fiscal years ending September 30 are:

                    2005                       12,570
                    ------------------- -----------------
                    Total                     $12,570
                    =================== =================


         Deferred Revenue Items

         The Target had no deferred revenue items to report for the years ended September 30, 2004 or September 30, 2003.

         Off-Balance Sheet Arrangements

         As of the date of this statement, the Target does not have any off-balance sheet arrangements.

                         PROFORMA FINANCIAL INFORMATION
                  REFLECTING THE EFFECTS OF THE PROPOSED MERGER

         The following present the combined financial data of the Company and the Target for the year ended September 30, 2004, the Target's latest fiscal year end. The Company's balance sheet and statement of operations as of September 30, 2004 has been derived from financial statements included in this Information Statement and those previously filed by the Company under forms 10QSB and 10KSB, and as most recently amended for the quarter ended September 30, 2003 and the year ended December 31, 2003. The Target's balance sheet and statement of operations for the fiscal year ended September 30, 2004 have been derived from financial statements included in this Information Statement. The combined balance sheet and statement of operations as of September 30, 2004 assumes that the merger of the Company and the Target occurred on that date.

         The pro forma balance sheets and statement of operations presented is not necessarily indicative of the results that actually would have occurred if the merger had been completed on the assumed date(s) nor are the statements necessarily indicative of future combined financial position or earnings. The data presented should be read in conjunction with the financial statements of the Company and the Target for the periods shown.

         The Surviving Corporation will account for the Merger as a recapitalization of the Target. For accounting purposes, the financial statements of the Surviving Corporation will be substantially those of the Target, as adjusted for the merger. As such, its assets, liabilities, capital accounts, and share data will be retroactively restated to give effect to the merger, and the pre-merger historical financial statements of the Target will become those of the Surviving Corporation. Adjustments would be required to reflect the transaction being accounted for as a reverse merger.



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                                      114

                          Unaudited Proforma Condensed Combined Balance Sheet at September 30, 2004

                                                        Company         Target
Balance Sheet                                         Stand Alone    Stand Alone    Adjustments       Proforma   Notes
--------------------------------------------------- -------------- -------------- -------------- -------------- -------
Assets
Current Assets
Cash & Cash Equivalents                                       $30       $119,475             $0       $119,505
Accounts Receivable                                             0      1,134,296              0      1,134,296
Inventory                                                       0      1,966,266              0      1,966,266
Prepaid Expenses and Other Current Assets                       0        394,904              0        394,904
--------------------------------------------------- -------------- -------------- -------------- -------------- -------
Total Current Assets                                           30      3,614,941              0      3,614,971

Property and Equipment, net                                     0         77,082              0         77,082

Leased Equipment,  net                                          0        840,045              0        840,045

Other Assets
Intangibles - Net accumulated amortization                      0        203,193              0        203,193
Deposits                                                        0        126,414              0        126,414
--------------------------------------------------- -------------- -------------- -------------- -------------- -------
Total Other Assets                                              0        329,607              0        329,607

Total Assets                                                   30      4,861,675              0      4,861,705

Liabilities and Capital
Current Liabilities
Accounts Payable and Accrued Expenses                      30,597      1,295,778              0      1,326,375
Notes Payable, related parties                              5,000      1,057,425      (275,000)        787,425    2(f)
Notes payable, other                                            0      6,536,898       (80,000)      6,456,898    2(f)
Obligation for Leased Equipment                                 0      1,152,312              0      1,152,312
Interest Payable                                                0        176,267              0        176,267
Royalty Payable                                                 0        150,000              0        150,000
Contract Advances                                               0        598,000              0        598,000
Sales Tax Payable                                               0         58,950              0         58,950
Estimated Liability Under Warranties                            0        117,985              0        117,985
Other Current Liabilities                                       0         59,420              0         59,420
--------------------------------------------------- -------------- -------------- -------------- -------------- -------
Total Current Liabilities                                  35,597     11,203,035      (355,000)     10,883,632
Long Term Liabilities                                           0              0              0              0
--------------------------------------------------- -------------- -------------- -------------- -------------- -------
Total Liabilities                                          35,597     11,203,035      (355,000)     10,883,632

Capital
Series 1 Preferred Stock                                        0            507          (507)              0       1
Series 2 Preferred Stock                                        0          1,585        (1,585)                      1
Series 3 Preferred Stock                                        0            997          (997)                      1
Series 4 Preferred Stock                                        0          1,590        (1,590)                      1
Common Stock                                               22,284          9,195       (13,771)         17,708       2
Additional Paid in Capital                                 59,161      8,928,781      1,328,938     10,316,880       3
Treasury Stock                                                  0      (150,000)              0      (150,000)
Accumulated Deficit                                     (117,012)   (15,134,015)      (955,488)   (16,206,515)     4,5
--------------------------------------------------- -------------- -------------- -------------- -------------- -------
Total Capital                                            (35,567)    (6,341,360)        355,000    (6,021,927)
Total Liabilities & Capital                                   $30     $4,861,675             $0     $4,861,705
=================================================== ============== ============== ============== ============== =======

    Unaudited Proforma Condensed Combined Balance Sheet at September 30, 2004

Notes:

1. Upon completion of the merger all Target preferred shares will convert one for one to common shares per the terms of the merger.

2. Adjustment to reach proforma par value of common shares of merged entity which includes the sum of a) 22,284,000 shares of Acquirer Common stock less 19,932,265 of principal shareholder common to be cancelled, b) 9,195,925 of Target common Shares to be converted one for one into Acquirer common stock, c) a one for one conversion of 4,678,767 of Target preferred shares into Acquirer common stock, d) an estimated 339,546 shares of Target common stock to due Target preferred shareholders under anti-dilution provisions in their shareholder agreements and subsequently converting one to one into Acquirer common stock, e) 858,000 shares of Acquirer common stock issuable for services rendered in connection with the merger, and f) conversion of $355,000 of Target's Promissory Notes into 284,000 shares common stock at $1.25 per share.

3. Sum of eliminations in Notes 1, 2, 4, and 5

4. An adjustment of $117,012 to the retained earnings of Acquirer as a recapitalization adjustment.

5. Expense in the amount of $1,072,500 related to issuance of 858,000 shares of common stock to service providers at an estimated value of $1.25 per share.


               The remainder of this page intentionally left blank

                            Unaudited Proforma Condensed Combined Statement of Operations
                                   For the Twelve Months Ending September 30, 2004


                                                          Company         Target       Proforma
Statement of Operations                               Stand Alone    Stand Alone    Adjustments       Proforma   Notes
--------------------------------------------------- -------------- -------------- -------------- -------------- -------
Revenue                                                        $0     $1,992,705             $0     $1,992,705
Cost of Revenue                                                 0      1,786,661              0      1,786,661
--------------------------------------------------- -------------- -------------- -------------- -------------- -------
Gross Margin                                                    0        206,044              0      3,779,366

Operating Expenses
General and Administrative                                 65,250      1,685,042      1,072,500      2,822,792       1
Sales and Marketing                                             0        498,178              0        498,178
Research and Development                                        0        436,506              0        436,506
--------------------------------------------------- -------------- -------------- -------------- -------------- -------
Operating Expenses                                         65,250      2,619,726      1,072,500      3,757,476

Operating Loss                                           (65,250)    (2,413,682)    (1,072,500)    (3,551,432)
Interest Expense/Income -- Net                                  0      1,002,897              0      1,002,897
--------------------------------------------------- -------------- -------------- -------------- -------------- -------
Net Loss                                                ($65,250)   ($3,416,579)   ($1,072,500)   ($4,554,329)
Undeclared dividend accumulated on cummulative
preferred stock                                                 0        584,749      (584,749)              0
Net Loss Available to Common Shareholders               ($65,250)   ($4,001,328)     ($487,751)   ($4,554,329)

Basic and diluted weighted average shares              22,284,000      8,023,152   (13,779,952)     16,527,200
Net Income/(Loss) per share                                 $0.00        ($0.50)          $0.04        ($0.28)
=================================================== ============== ============== ============== ============== =======

Notes:
Unless otherwise noted, proforma amounts are a summing of the corresponding accounts of Acquirer and Target. 1. Issuance of shares to services providers (858,000 shares at an estimated $1.25 per share) for services related to the merger.

2. Weighted average shares have been calculated to give affect to those shares as if the merger had been in effect


               The remainder of this page intentionally left blank

                               FURTHER INFORMATION

         For further information concerning this matter, contact Mr. David Shamy of Intraop Medical Corporation, at PO Box 9301, Salt Lake City, Utah 84109; telephone number (801) 943-2345.

                                   APPENDICES

Appendix A:       Agreement and Plan of Reorganization by and among Intraop
----------        Medical, Inc. and Intraop Medical Corporation dated as of
                  February 24, 2004 and amended as of June 29, 2004, July 30,
                  2004, November 15, 2004, and December 20, 2004 (the "Merger
                  Agreement").

Appendix B:       Nevada Revised Statutes - Sections 92a.300 - 92a.500 (Rights
----------        Of Dissenting Owners).

Appendix C:       10-QSB Report of Intraop Medical Corporation for the quarter
----------        ended September 30, 2004.

Appendix D:       10-KSB/A Report of Intraop Medical Corporation for the fiscal
----------        year ending December 31, 2003.

Appendix E:       Consent of Stonefield Josephson, Inc., Certified Public
----------        Accountants

                                   APPENDIX A
                                   ----------

                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                             INTRAOP MEDICAL, INC.,

                          INTRAOP MEDICAL CORPORATION,

                          DATED AS OF FEBRUARY 24, 2004

       AMENDED AS OF JUNE 29, 2004, JULY 30, 2004, NOVEMBER 15, 2004, AND
                                DECEMBER 20, 2004

                            (THE "MERGER AGREEMENT")
                                  ----------------

                                    INCLUDING
             THE AMENDED AND RESTATED ARTICLES OF INCORPORATION AND
                           AMENDED AND RESTATED BYLAWS


                [AGREEMENT AND PREVIOUS AMENDMENTS ALREADY FILED]

                                   APPENDIX B
                                   ----------

              NEVADA REVISED STATUTES - SECTIONS 92A.300 - 92A.500

                           RIGHTS OF DISSENTING OWNERS



NRS 92A.300 Definitions.

         As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections. (Added to NRS by 1995, 2086)

NRS 92A.305 "Beneficial stockholder" defined.

         "Beneficial stockholder" means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record. (Added to NRS by 1995, 2087)

NRS 92A.310 "Corporate action" defined.

         "Corporate action" means the action of a domestic corporation. (Added to NRS by 1995, 2087)

NRS 92A.315 "Dissenter" defined.

         "Dissenter" means a stockholder who is entitled to dissent from a domestic corporation's action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive. (Added to NRS by 1995, 2087; A 1999, 1631)

NRS 92A.320 "Fair value" defined.

         "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which he objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. (Added to NRS by 1995,
2087)

NRS 92A.325 "Stockholder" defined.

         "Stockholder" means a stockholder of record or a beneficial stockholder of a domestic corporation. (Added to NRS by 1995, 2087)

NRS 92A.330 "Stockholder of record" defined.

         "Stockholder of record" means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee's certificate on file with the domestic corporation.
(Added to NRS by 1995, 2087)

NRS 92A.335 "Subject corporation" defined.

         "Subject corporation" means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter's rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective. (Added to NRS by 1995,
2087)

NRS 92A.340 Computation of interest.

         Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the average rate currently paid by the entity on its principal bank loans or, if it has no bank loans, at a rate that is fair and equitable under all of the circumstances. (Added to NRS by 1995, 2087)

NRS 92A.350 Rights of dissenting partner of domestic limited partnership.

         A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity. (Added to NRS by 1995, 2088)

NRS 92A.360 Rights of dissenting member of domestic limited-liability company.

         The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity. (Added to NRS by 1995, 2088)

NRS 92A.370 Rights of dissenting member of domestic nonprofit corporation.

         1. Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before his resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

         2. Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

          (Added to NRS by 1995, 2088)

NRS 92A.380 Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.

         1. Except as otherwise provided in NRS 92A.370 and 92A.390, any stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:

                  (a) Consummation of a conversion or plan of merger to which the domestic corporation is a constituent entity:

                       (1) If approval by the stockholders is required for the conversion or merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the conversion or plan of merger; or

                       (2) If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180.

                  (b) Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner's interests will be acquired, if his shares are to be acquired in the plan of exchange.

                  (c) Any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

         2. A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation.

          (Added to NRS by 1995, 2087; A 2001, 1414, 3199; 2003, 3189)

NRS 92A.390 Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger.

         1. There is no right of dissent with respect to a plan of merger or exchange in favor of stockholders of any class or series which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting at which the plan of merger or exchange is to be acted on, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held by at least 2,000 stockholders of record, unless:

                  (a) The articles of incorporation of the corporation issuing the shares provide otherwise; or

                  (b) The holders of the class or series are required under the plan of merger or exchange to accept for the shares anything except:

                       (1) Cash, owner's interests or owner's interests and cash in lieu of fractional owner's interests of:

                           (I) The surviving or acquiring entity; or

                           (II) Any other entity which, at the effective date of
the plan of merger or exchange, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held of record by a least 2,000 holders of owner's interests of record; or

                       (2) A combination of cash and owner's interests of the kind described in sub-subparagraphs (I) and (II) of subparagraph (1) of paragraph (b).

         2. There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

         (Added to NRS by 1995, 2088)

NRS 92A.400 Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.

         1. A stockholder of record may assert dissenter's rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf he asserts dissenter's rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different stockholders.

         2. A beneficial stockholder may assert dissenter's rights as to shares held on his behalf only if:

                  (a) He submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter's rights; and

                  (b) He does so with respect to all shares of which he is the beneficial stockholder or over which he has power to direct the vote.

         (Added to NRS by 1995, 2089)

NRS 92A.410 Notification of stockholders regarding right of dissent.

         1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, the notice of the meeting must state that stockholders are or may be entitled to assert dissenters' rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.

         2. If the corporate action creating dissenters' rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters' rights that the action was taken and send them the dissenter's notice described in NRS 92A.430.

          (Added to NRS by 1995, 2089; A 1997, 730)

NRS 92A.420 Prerequisites to demand for payment for shares.

         1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, a stockholder who wishes to assert dissenter's rights:

                  (a) Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

                  (b) Must not vote his shares in favor of the proposed action.

         2. A stockholder who does not satisfy the requirements of subsection 1 and NRS 92A.400 is not entitled to payment for his shares under this chapter.

         (Added to NRS by 1995, 2089; 1999, 1631)

NRS 92A.430 Dissenter's notice: Delivery to stockholders entitled to assert rights; contents.

         1. If a proposed corporate action creating dissenters' rights is authorized at a stockholders' meeting, the subject corporation shall deliver a written dissenter's notice to all stockholders who satisfied the requirements to assert those rights.

         2. The dissenter's notice must be sent no later than 10 days after the effectuation of the corporate action, and must:

                  (a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

                  (b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

                  (c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter's rights certify whether or not he acquired beneficial ownership of the shares before that date;

                  (d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and

                  (e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

         (Added to NRS by 1995, 2089)

NRS 92A.440 Demand for payment and deposit of certificates; retention of rights of stockholder.

         1. A stockholder to whom a dissenter's notice is sent must:

                  (a) Demand payment;

                  (b) Certify whether he or the beneficial owner on whose behalf he is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice for this certification; and

                  (c) Deposit his certificates, if any, in accordance with the terms of the notice.

         2. The stockholder who demands payment and deposits his certificates, if any, before the proposed corporate action is taken retains all other rights of a stockholder until those rights are cancelled or modified by the taking of the proposed corporate action.

         3. The stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter's notice, is not entitled to payment for his shares under this chapter.

         (Added to NRS by 1995, 2090; A 1997, 730; 2003, 3189)

NRS 92A.450 Uncertificated shares: Authority to restrict transfer after demand for payment; retention of rights of stockholder.

         1. The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

         2. The person for whom dissenter's rights are asserted as to shares not represented by a certificate retains all other rights of a stockholder until those rights are cancelled or modified by the taking of the proposed corporate action.

         (Added to NRS by 1995, 2090)

NRS 92A.460 Payment for shares: General requirements.

         1. Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

                  (a) Of the county where the corporation's registered office is located; or

                  (b) At the election of any dissenter residing or having its registered office in this state, of the county where the dissenter resides or has its registered office. The court shall dispose of the complaint promptly.

         2. The payment must be accompanied by:

                  (a) The subject corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders' equity for that year and the latest available interim financial statements, if any;

                  (b) A statement of the subject corporation's estimate of the fair value of the shares;

                  (c) An explanation of how the interest was calculated;

                  (d) A statement of the dissenter's rights to demand payment under NRS 92A.480; and

                  (e) A copy of NRS 92A.300 to 92A.500, inclusive.

         (Added to NRS by 1995, 2090)

NRS 92A.470 Payment for shares: Shares acquired on or after date of dissenter's notice.

         1. A subject corporation may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter's notice as the date of the first announcement to the news media or to the stockholders of the terms of the proposed action.

         2. To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The subject corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters' right to demand payment pursuant to NRS 92A.480.

         (Added to NRS by 1995, 2091)

NRS 92A.480 Dissenter's estimate of fair value: Notification of subject corporation; demand for payment of estimate.

         1. A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated.

         2. A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation of his demand in writing within 30 days after the subject corporation made or offered payment for his shares.

         (Added to NRS by 1995, 2091)

NRS 92A.490 Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.

         1. If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

         2. A subject corporation shall commence the proceeding in the district court of the county where its registered office is located. If the subject corporation is a foreign entity without a resident agent in the state, it shall commence the proceeding in the county where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located.

         3. The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

         4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

         5. Each dissenter who is made a party to the proceeding is entitled to a judgment:

                  (a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or

                  (b) For the fair value, plus accrued interest, of his after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

          (Added to NRS by 1995, 2091)

NRS 92A.500 Legal proceeding to determine fair value: Assessment of costs and fees.

         1. The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

         2. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

                  (a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

                  (b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

         3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

         4. In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

         5. This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.

         (Added to NRS by 1995, 2092)

                                   APPENDIX C

                                  10-QSB REPORT

                         OF INTRAOP MEDICAL CORPORATION

                    FOR THE QUARTER ENDED SEPTEMBER 30, 2004

                                   (ATTACHED)

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 10-QSB


     [X] Quarterly Report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 For the quarterly period ended September 30, 2004

     [ ] Transition Report pursuant to 13 or 15(d) of the Securities Exchange Act of 1934 For the transition period ____________ to ____________

                        Commission File Number 000-49735

        -----------------------------------------------------------------

                           INTRAOP MEDICAL CORPORATION
        -----------------------------------------------------------------
        (Exact name of Small Business Issuer as specified in its charter)


               Nevada                                     87-0642947
-----------------------------------------  -------------------------------------
  (State or other jurisdiction of           (I.R.S. Employer Identification No.)
   incorporation or organization)

        7408 Comstock Circle
        Salt Lake City, Utah                                84121

           Mailing Address
           ---------------
            P.O. Box 9301
         Salt Lake City, Utah                               84109
-----------------------------------------  -------------------------------------
(Address of principal executive offices)                 (Zip Code)

Issuer's telephone number, including area code:         801-943-2345
                                               ---------------------------------


        -----------------------------------------------------------------
              (Former name, former address and former fiscal year,
                          if changed since last report)

Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the issuer was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days [X] Yes [ ] No

State the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date: 20,284,000 Shares of $0.001 par value Common Stock outstanding as of the date of this filing.

                         PART 1 - FINANCIAL INFORMATION

Item 1. Financial Statements

The accompanying unaudited financial statements have been prepared in accordance with the instructions to Form 10-QSB and, therefore, do not include all information and footnotes necessary for a complete presentation of financial position, results of operations, cash flows, and stockholders' deficit in conformity with generally accepted accounting principles. In the opinion of management, all adjustments considered necessary for a fair presentation of the results of operations and financial position have been included and all such adjustments are of a normal recurring nature. Operating results for the nine months ended September 30, 2004 are not necessarily indicative of the results that can be expected for the year ending December 31, 2004.

                   INTRAOP MEDICAL CORPORATION AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                              FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004


                                TABLE OF CONTENTS


                                                                           Page
                                                                          Number
                                                                          ------
Financial Statements:

   Unaudited Condensed Consolidated Balance Sheet, September 30, 2004        4

   Unaudited Condensed Consolidated Statements of Operations, for the        5
   nine months ended September 30, 2004 and 2003, and for the period from inception on November 5, 1999 through September 30, 2004

   Unaudited Condensed Consolidated Statements of Stockholders' Equity,      6
   for the period from inception on November 5, 1999 through September
   30, 2004

   Unaudited Condensed Consolidated Statements of Cash Flows, for the        8
   nine months ended September 30, 2004 and 2003, and for the period from inception on November 5, 1999 through September 30, 2004

Notes to the Financial Statements                                            9

                   INTRAOP MEDICAL CORPORATION AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                           CONSOLIDATED BALANCE SHEET


ASSETS                                                        September 30, 2004
 Current Assets
   Cash in bank                                                      $       30
                                                              ------------------
     Total Current Assets                                                    30

 Other Assets
   Deferred Stock Offering Costs                                              -
                                                              ------------------
 Total Other Assets                                                          30


      TOTAL ASSETS                                                   $       30
                                                              ==================
LIABILITIES & STOCKHOLDERS' EQUITY
 Current Liabilities
   Accounts payable                                                  $   30,597
   Note payable - shareholder                                             5,000
                                                              ------------------
     Total Liabilities                                                   35,597
 Stockholders' Equity
   Preferred stock, $.001 par value, 5,000,000 shares                         -
    authorized, no share issued and outstanding
   Common stock, $.001 par value, 50,000,000 shares                      22,284
    authorized, 22,284,000 shares issued and outstanding
   Capital in excess of par value                                        59,161
   Deficit accumulated during the development stage                    (117,012)
                                                              ------------------
     Total Stockholders' Equity                                         (35,567)
                                                              ------------------
      TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                       $       30
                                                              ==================

   The accompanying notes are an integral part of these financial statements.

                   INTRAOP MEDICAL CORPORATION AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                        For the nine months     For the nine months         November 5, 1999
                                        ended September 30,     ended September 30,     (date of inception) to
                                               2004                    2003                September 30, 2004
                                        -------------------     -------------------      ---------------------
Revenue                                  $              -        $              -         $                -
Expenses
  General and Administrative                       30,660                   1,213                    117,012
                                        -------------------     -------------------      ---------------------
Net (loss) before income taxes                    (30,660)                 (1,213)                  (117,012)
Current Tax Expense                                     -                       -                          -
Deferred Tax Expense                                    -                       -                          -
    Net (loss)                           $        (30,660)       $         (1,213)        $         (117,012)
                                        ===================     ===================      =====================
Loss Per Common Share                                (.00)                   (.00)                      (.01)


   The accompanying notes are an integral part of these financial statements.

                   INTRAOP MEDICAL CORPORATION AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
      FROM NOVEMBER 5, 1999 (DATE OF INCEPTION) THROUGH SEPTEMBER 30, 2004

                              Preferred    Preferred     Common       Common     Capital in
                                Stock        Stock       Stock        Stock       Excess of   Accumulated
                                Shares      Amount       Shares       Amount      Par Value    (Deficit)
                             -----------  ----------- ------------ ------------ ------------ -------------

Balance,
November 5, 1999                      -   $        -            -  $         -  $         -  $          -


Issuance of 20,000,000
shares of common
Stock for cash at $.005
per share, December 1999              -            -   20,000,000       20,000      (15,000)            -

Issuance of 1,000,000 shares
of common stock for cash
at $.05 per share,
December 1999                         -            -    1,000,000        1,000        1,500             -

Net (loss) for period                 -            -            -            -            -        (8,589)
----------------------------------------------------------------------------------------------------------

Balance,
 December 31, 1999                    -            -   21,000,000       21,000      (13,500)       (8,589)

Issuance of 1,200,000 shares
of common stock for stock
per reorganization
agreement, May 2000                   -            -    1,200,000        1,200       29,800             -

Net (loss) for period                 -            -            -            -            -       (29,239)
----------------------------------------------------------------------------------------------------------

Balance,
December 31, 2000                     -            -   22,200,000       22,200       16,300       (37,828)

Net (loss) for period                 -            -            -            -            -        (5,398)
----------------------------------------------------------------------------------------------------------

Balance,
 December 31, 2001                    -            -   22,200,000       22,200       16,300       (43,226)


   The accompanying notes are an integral part of these financial statements.

                   INTRAOP MEDICAL CORPORATION AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
      FROM NOVEMBER 5, 1999 (DATE OF INCEPTION) THROUGH SEPTEMBER 30, 2004


                              Preferred    Preferred     Common       Common     Capital in
                                Stock        Stock       Stock        Stock       Excess of   Accumulated
                                Shares       Amount      Shares       Amount      Par Value    (Deficit)

Issuance of 84,000 shares
of common stock for cash
At $.001 per share, May 2002          -            -       84,000           84        4,116             -

Net (loss) for period                 -            -            -            -            -        (7,323)
----------------------------------------------------------------------------------------------------------

Balance,
 December 31, 2002                    -            -   22,284,000       22,284       20,416       (50,549)

Capital contributed by
Shareholder                           -            -            -            -       38,745             -

Net (loss) for period                 -            -            -            -            -       (35,803)
----------------------------------------------------------------------------------------------------------

Balance,
December 31, 2003                     -   $        -   22,284,000  $    22,284  $    59,161  $    (86,352)

Net (loss) for period                 -            -            -            -            -       (30,660)

----------------------------------------------------------------------------------------------------------
Balance, September 30, 2004           -   $        -   22,284,000  $    22,284  $    59,161  $   (117,012)
==========================================================================================================

----------------------------------------------------------------------------------------------------------

Note: Statement of Shareholder's Equity has been restated to retroactively give effect to a 20:1 forward stock split which occurred on October 1, 2003.

                   INTRAOP MEDICAL CORPORATION AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                         NET INCREASE (DECREASE) IN CASH


                                                For the nine             For the nine            November 5, 1999
                                                months ended             months ended          (date of inception)
                                             September 30, 2004       September 30, 2003      to September 30, 2004
                                             ------------------       ------------------      ---------------------
Cash Flows Provided by  Operating
Activities:
  Net Loss                                    $        (30,660)       $          (1,213)      $          (117,012)
  Adjustments to reconcile net loss
   to net cash used by operating
   activities:
    Bad debt expense                                         -                        -                     15,000
  Changes in assets and liabilities:
    Accounts payable                                    30,597                        -                     30,597
    Note payable - shareholder                               -                        -                      5,000
                                             ------------------       ------------------      ---------------------
  Net Cash Provided (Used) by
   Operating Activities                                    (63)                  (1,213)                   (66,415)

Cash Flows Provided by Investing
 Activities
  Payment for note receivable                                -                        -                    (15,000)
                                             ------------------       ------------------      ---------------------
    Net Cash Provided (Used) by
     Investing Activities                                    -                        -                    (15,000)

Cash Flows Provided by Financing
 Activities
  Capital contributed by
   shareholders                                              -                        -                     38,745
  Proceeds from issuance of
   Common Stock                                              -                        -                     42,700
                                             ------------------       ------------------      ---------------------
    Net Cash Provided (Used) by
     Financing Activities                                    -                        -                     81,445
    Net Increase (Decrease) in Cash                        (63)                  (1,213)                        30
    Cash at Beginning of Period                             93                    3,719                          -
                                             ------------------       ------------------      ---------------------
    Cash at End of Period                    $              30        $           2,506       $                 30

Supplemental Disclosures of Cash
 Flow Information:
Cash paid during the period for:
  Interest                                   $               -        $               -       $                  -
  Income taxes                               $               -        $               -       $                  -


   The accompanying notes are an integral part of these financial statements.

                   INTRAOP MEDICAL CORPORATION AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization - The Company was organized under the laws of the State of Nevada on November 5, 1999 under the name DigitalPreviews.com ("Parent"). Dialaclass.com, Inc. ("Subsidiary") was organized under the laws of the State of Nevada on March 26, 1999.

On October 1, 2003, the Company spun-off its wholly-owned subsidiary, Dialaclass.com, Inc., to its shareholders of record by dividending to such shareholders all of the shares of Dialaclass.com, Inc. Dialaclass.com, Inc. had had no operations or assets from the date of inception to the time of the spin-off. There were no costs associated with the formation of Dialaclass.com, Inc., and at the time of the spin-off the shares of Dialaclass.com, Inc. had no value.

On January 21, 2004, the Company filed a Certificate of Amendment with the Secretary of State of Nevada to change the name of the Company from DigitalPreviews.com, Inc. to Intraop Medical Corporation. The Company has been seeking viable business opportunities but has not commenced operations as of September 30, 2004. The Company has not yet generated any revenues from its planned principal operations and is considered a development stage company as defined in Statement of Financial Accounting Standards No. 7. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

Consolidation - The consolidated financial statements include the accounts of Parent and the wholly owned Subsidiary. All significant intercompany transactions have been eliminated in consolidation.

Stock Offering Costs - Costs related to proposed stock offerings are deferred until the offering is completed and are offset against the proceeds of the offering as a reduction to capital in excess of par value. In the event a stock offering is unsuccessful, the costs related to the offering will be written-off directly to expense.

Revenue Recognition - The Company has not yet generated any revenue. The Company will recognize revenue when income is earned.

Interest Income - The Company recognizes interest income on impaired loans in the period when payment is received.

Research and Development - Research and development costs are expensed as incurred.

Loss Per Share - The computation of loss per share is based on the weighted average number of shares outstanding during the period presented in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share."

Cash and Cash Equivalents - For purposes of the statement of cash flows, the Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

Accounting Estimates - The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimated.

NOTE 2 - BUSINESS REORGANIZATION

On May 1, 2000 the Company entered into an Agreement and Plan of Reorganization wherein Parent acquired all the issued and outstanding shares of common stock of Subsidiary in a stock for stock exchange. Parent issued 1,200,000 shares of common stock in the exchange. Parent and Subsidiary had similar ownership at the time of reorganization and were considered to be entities under common control. Accordingly, the reorganization has been recorded in a manner similar to a pooling of interest. The results of operations of Subsidiary have been included in the consolidated financial statements since the date of inception of Subsidiary.

NOTE 3 - IMPAIRED NOTE RECEIVABLE

On August 18, 2000 the Company signed a 30-day note receivable with Thinmillionaire.com, Inc. The Company loaned $15,000 to Thinmillionaire.com, Inc. at 10% interest per annum. As an incentive, Thinmillionaire.com, Inc. agreed to issue 3,000 shares of common stock to the Company.

Thinmillionaire.com, Inc. defaulted on the note and a new note was signed on January 5, 2001 for the outstanding principal and accrued interest for a total of $15,579. The new note was due June 5, 2001 and accrued interest at 10% per annum. As an incentive, Thinmillionaire.com, Inc. agreed to issue 6,000 shares of common stock to the Company.

Thinmillionaire.com, Inc. defaulted on the new note receivable.

Thinmillionaire.com, Inc. does not currently have the resources to repay the note and the note receivable is considered impaired. Although the Company intends to continue its efforts to collect the impaired note receivable, an allowance for doubtful accounts has been accrued for the amount of the impaired note receivable and no interest income has been recognized. A bad debt expense of $15,000 was recorded as part of general and administrative expense in December 2000. A summary of the impaired note receivable is as follows:


      Note Receivable                                 $   15,000
      Less: Allowance for Doubtful Account               (15,000)
                                                      -----------
                                                      $        -

NOTE 4 - MANUSCRIPT AND TRANSCRIPTS

The Company paid $14,831 from January through December 2002 to consultants to prepare a manuscript about online investing with accompanying transcripts for audiotapes and a handbook. The costs of the manuscript and transcripts are considered research and are included in general and administrative expense.

NOTE 5 - CAPITAL STOCK

Preferred Stock - The Company has authorized 5,000,000 shares of preferred stock, $.001 par value, which such rights, preferences and designations and to be issued in such series as determined by the Board of Directors. No shares are issued and outstanding at September 30, 2004.

Common Stock - On September 25, 2003 the shareholders of the Company voted to effect a 20 for 1 forward split of the Company's outstanding common stock effective October 1, 2003. The number of shares of outstanding common stock was increased from 1,114,200 shares to 22,284,000 shares of common stock as a result of this forward split. The financial statements and all share amounts contained herein have been restated retroactively to the date of inception to give effect to the stock split.

During December 1999, in connection with its organization, the Company issued 20,000,000 shares of its previously authorized, but unissued common stock. The shares were issued for cash in the amount of $5,000 (or $.005 per share).

During December 1999, the Company issued 1,000,000 shares of its previously authorized but unissued common stock. The shares were issued for cash in the amount of $2,500 (or $.05 per share).

During May 2000, in connection with the business reorganization, Parent issued 1,200,000 shares of common stock in exchange for 60,000 shares of Subsidiary common stock.

During May 2002, the Company issued 84,000 shares of its previously authorized but unissued common stock. The shares were issued for cash in the amount of $4,200 (or $1.00 per share).

In December of 2003 a shareholder contributed $38,745 for payment of accounts payable and operating expenses. The shareholder received no common stock for this capital contribution.

NOTE 6 - INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes." SFAS No. 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carry forwards.

The Company has available at September 30, 2004, unused operating loss carry forwards of $117,012. The amount of and ultimate realization of the benefits from the operating loss carry forwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carry forwards, the Company has established a valuation allowance equal to the tax effect of the loss carry forwards and, therefore, no deferred tax asset has been recognized for the loss carry forwards.

NOTE 7 - RELATED PARTY TRANSACTIONS

Management Compensation - As of September 30, 2004, the Company has not paid any compensation to any officer or director of the Company

Office Space - The Company has not had a need to rent office space. An officer/shareholder of the Company is allowing the Company to use his office as a mailing address, as needed. The cost is minimal and has not been recorded as a expense of the Company.

NOTE 8 - GOING CONCERN

The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principals, which contemplate continuation of the Company as a going concern. However, the Company has incurred losses since its inception and has not yet been successful in establishing profitable operations. Further, the Company has current liabilities in excess of current assets. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise the necessary additional funds not provided by operations through loans or through additional sales of their common stock. There is no assurance that the Company will be successful in raising this additional capital or achieving profitable operations. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 9 - LOSS PER SHARE

The following data shows the amounts used in computing loss per share:

                                                For the nine         For the nine          November 5, 1999
                                                months ended         months ended       (date of inception) to
                                             September 30, 2004   September 30, 2003      September 30, 2004
                                            -------------------   ------------------   -----------------------

Loss from Continuing operations available
 to common shareholders (numerator)          $         (30,660)   $          (1,213)      $        (117,012)

Weighted average of common shares
 outstanding used in loss per share for the
 period (denominator)                               22,284,000           22,284,000              22,137,292

Dilutive loss per share was not presented as the Company had no common stock equivalent shares for all period presented that would affect the computation of diluted loss per share.


NOTE 10 - MERGER AGREEMENT

On October 3, 2003 certain of the Company's shareholders agreed to sell to Peyton, Chandler & Sullivan, Inc. (PCS) and its assigns 2,264,735 shares of the Company's common stock representing approximately ten (10%) percent of the Company's common stock. On December 15, 2003, the Company signed a non-binding letter of intent to acquire substantially all of the assets of Intraop Medical, Inc. and assume certain liabilities and obligations of that Company. Both parties agreed to negotiate a definitive written agreement providing for an acquisition or merger between the companies. However, the letter of intent specifies that the parties have no obligation to consummate a purchase or merger until the definitive written agreement is accepted by both companies. Intraop Medical, Inc. manufactures and sells specialized medical equipment.

On February 24, 2004, the Company signed a definitive agreement and plan of reorganization (the "Merger Agreement") with Intraop Medical, Inc., a privately-held Delaware corporation (the "Target") under which the Target will be merged with and into the Company in a tax-free exchange of stock. Under the Merger Agreement, the Company will issue one share of its common stock in exchange for each share of the Target outstanding on the closing date of the proposed merger. All of the Target's obligations under its outstanding options, warrants, and convertible securities will be assumed by the Company. The closing of this merger is dependent upon a number of conditions, including the approval of both the Company's and the Target's stockholders, the satisfaction by the Target of its due diligence investigation of the Company and the satisfaction of customary closing conditions contained in the Merger Agreement.

On June 29, 2004, the Company and the Target agreed to amend the Merger Agreement to extend to July 31, 2004 the date after which, should the merger not be complete, either party may terminate the merger.

On July 31, 2004, the Company and the Target agreed to amend the Merger Agreement to extend to September 30, 2004 the date after which, should the merger not be complete, either party may terminate the merger.

NOTE 11 - SUBSEQUENT EVENT

On November 15, 2004, the Company and the Target agreed to amend the Merger Agreement to extend to December 31, 2004 the date after which, should the merger not be complete, either party may terminate the merger.

Item 2. Management's Discussion and Analysis or Plan of Operation

                    FORWARD LOOKING AND CAUTIONARY STATEMENTS

Except for the historical information and discussions contained herein, statements contained in this Form 10-QSB may constitute "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including the Company's ability to raise operating capital through the sale of equity securities and to successfully launch its products into the market and other risks, uncertainties and factors discussed elsewhere in this Form 10-QSB or in the Company's other filings with the Securities and Exchange Commission.

                                PLAN OF OPERATION

In September 2003, the Company, in anticipation of negotiating a potential merger with an operating company, formally abandoned its consulting and seminar business plans. On September 25, 2003, the Board of Directors has approved a 20:1 stock split to the holders of the Company's Common Stock. On October 3, 2003, certain of the Company's stockholders agreed to sell to Peyton, Chandler & Sullivan, Inc. ("PCS") and its assigns 2,264,735 shares of the Company's Common Stock representing approximately 10% of the Company's outstanding Common Stock. On December 15, 2003, the Company entered into a non-binding letter of intent to merge with Intraop Medical, Inc., a privately-held Delaware corporation (the "Target"). On February 24, 2004, the Company signed a definitive agreement and plan of reorganization with the Target. The Merger Agreement was approved by the Company's Board of Directors on February 24, 2004, and by the Target's Board of Directors on February 12, 2004. In addition, the merger was approved by the Company's majority stockholder, David Shamy, on September 3, 2004, and by the Target's stockholders on July 13, 2004. The Merger is subject to a number of important conditions, including the satisfaction by the Target of its due diligence investigation of the Company, the satisfaction of customary closing conditions contained in the Merger Agreement, and the U.S. Securities and Exchange Commission's approval of the Company's Information Statement on
Schedule 14C. If all such conditions are met or waived, the Merger is expected to be completed no later than December 31, 2004, but the Merger Agreement does not automatically expire if the Merger is not consummated by such date. There are no assurances that the Merger will occur by then or at all. If the Merger is not completed by December 31, 2004, either the Target or the Company may terminate the Merger.

If the Merger is completed the business of the Company will be the business of the Target. It is expected that before or after completion of the Merger the Company may seek additional equity investment, resulting in further dilution to current stockholders.

In the event the Merger is not completed, the Company may seek another merger partner. The Company may not have the resources to operate a business without acquiring one by way of merger.

Item 3. Controls And Procedures.

Under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, we evaluated the effectiveness of our disclosure controls and procedures, as such term is defined under Rule 13a-15(e) promulgated under the Securities Exchange Act of 1934, as amended. Based upon that evaluation, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures were effective as of the end of the period covered by this quarterly report.

There has been no change in our internal control over financial reporting during the quarter ended September 30, 2004 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

                           PART II - OTHER INFORMATION

Item 1. Legal Proceedings

The Company is not a party to any material legal proceedings and to our knowledge, no such proceedings are threatened or contemplated.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

The Company did not complete any sales of our securities during the nine months ended September 30, 2004.

Item 3. Defaults upon Senior Securities

None.

Item 4. Submission of Matters to a Vote of Security Holders

None.

Item 5. Other Information

None.

Item 6. Exhibits

Exhibit
Number                              Description
-------   ----------------------------------------------------------------------
 10.1 Third Amendment to Agreement and Plan of Reorganization By and Among Intraop Medical, Inc. and Intraop Medical Corporation

 31.1 Certification of Chief Executive Officer and Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

 32.1 Certification of Chief Executive Officer and Chief Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

                                   SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                 INTRAOP MEDICAL CORPORATION

                                                 Date: November 15, 2004

                                                 By: /s/ David Shamy
                                                     ---------------------------
                                                     David Shamy
                                                     Principal Executive Officer
                                                     Principal Financial Officer
                                                     Chief Accounting Officer

                                                                    Exhibit 10.1

                                 THIRD AMENDMENT
                                       TO
                      AGREEMENT AND PLAN OF REORGANIZATION
                                  BY AND AMONG
                              INTRAOP MEDICAL, INC.
                                       AND
                           INTRAOP MEDICAL CORPORATION

         This Third Amendment (the "Amendment") to the Agreement and Plan of Reorganization is made and entered into as of November 15, 2004, by and among Intraop Medical, Inc., a Delaware corporation ("Target") and Intraop Medical Corporation, a Nevada corporation ("Acquiror"). Any capitalized terms not defined herein shall have the same meanings given to them in the Agreement (as defined below).

                                    RECITALS

         Whereas Target and Acquiror have entered into that certain Agreement and Plan of Reorganization as of February 24, 2004, (the "Original Agreement") with respect to a plan of reorganization, as result of which Target will be merged with and into Acquiror.

         Whereas, on June 29, 2004, the Target and the Acquiror have entered into that certain Amendment to Agreement and Plan of Reorganization (the "First Amendment"), extending to July 31, 2004, the date after which, should the merger not be complete, either party may terminate the merger.

         Whereas, subsequently, on July 31, 2004, the Target and the Acquiror have entered into that certain Second Amendment to Agreement and Plan of Reorganization (the "Second Amendment"), extending to September 30, 2004, the date after which, should the merger not be complete, either party may terminate the merger.

         Whereas, the Original Agreement as amended by the First Amendment and the Second Amendment is referred to herein as the "Agreement."

         Whereas, pursuant to Section 7.1(b) of the Agreement, the Agreement may be terminated at any time prior to the Effective Time, by written notice by the terminating party to the other party, by either Acquiror or Target if the Merger shall not have been consummated by September 30, 2004.

         Whereas, as of the date hereof, the merger has not been consummated.

         Whereas, Target and Acquiror desire to amend the Agreement as provided herein.

         Now, therefore, in consideration of the mutual promises, covenants, and representations contained herein, the parties hereto agree as follows:

                                    AMENDMENT

1) Section 7.1(b) of the Agreement shall be deleted and entirely replaced with the following:

         (b) by either Acquiror or Target if the Merger shall not have been consummated by December 31, 2004, provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date.

3) This Amendment may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

4) Except as otherwise modified hereby, the terms of the Agreement shall remain in full force and effect.


         IN WITNESS WHEREOF, Target and Acquiror have caused this Amendment to be executed and delivered by each of them or their respective officers thereunto duly authorized, all as of the date first written above.

INTRAOP MEDICAL CORPORATION                         INTRAOP MEDICAL, INC.


By:  /s/ David Shamy                                By: /s/ Donald A. Goer

Name:  David Shamy                                  Name:  Donald A. Goer

Title:  President                                   Title:  President

                                                                    Exhibit 31.1

        CERTIFICATION PURSUANT TO RULE 13a-14 OR 15d-14 OF THE SECURITIES
         EXCHANGE ACT OF 1934, AS ADOPTED PURSUANT TO SECTION 302 OF THE
                           SARBANES-OXLEY ACT OF 2002

I, David Shamy, Chief Executive Officer and Chief Financial Officer of Intraop Medical Corporation (formerly Digitalpreviews.com, Inc.), (the "Company"), certify that:

1. I have reviewed this quarterly report on Form 10-QSB of the Company;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and we have:

(a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(c) disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of registrant's board of directors:

(a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

(b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.


                                             /s/   David Shamy
                                             -------------------------------
                                             David Shamy
                                             Principal Executive Officer
                                             Principal Financial Officer

                                             Date: November 15, 2004

                                                                    Exhibit 32.1

                           INTRAOP MEDICAL CORPORATION
                      (FORMERLY DIGITALPREVIEWS.COM, INC.)

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of Intraop Medical Corporation (formerly Digitalpreviews.com, Inc.) (the "Company") on Form 10-QSB for the period ending September 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, David Shamy, Principal Executive Officer and Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                                             /s/   David Shamy
                                             --------------------------------
                                             David Shamy
                                             Principal Executive Officer
                                             Principal Financial Officer

                                             Date:  November 15, 2004


A signed original of this written statement required by Section 906 has been provided to Intraop Medical Corporation and will be retained by Intraop Medical Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

                                   APPENDIX D
                                   ----------

                                 10-KSB/A REPORT

                         OF INTRAOP MEDICAL CORPORATION

                  FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003

                 [10-KSB/A WAS PREVIOUSLY FILED AS SAME APPENDIX

            TO SCHEDULE 14C FILED WITH THE SEC ON SEPTEMBER 13, 2004]

                                   APPENDIX E
                                   ----------

                     CONSENT OF STONEFIELD JOSEPHSON, INC.,

                          CERTIFIED PUBLIC ACCOUNTANTS

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Directors
Intraop Medical, Inc.

We consent to the use of our Report of Independent Registered Public Accounting Firm dated October 15, 2004, covering the consolidated balance sheet of Intraop Medical, Inc. as of September 30, 2004, and the related consolidated statements of operations, shareholders' deficit and cash flows for the years ended September 30, 2004 and 2003 in the Information Statement For Written Consent of Stockholders to be filed with the Commission on or about February 8, 2005.




/s/ Stonefield Josephson, Inc.

Certified Public Accountants

San Francisco, California
February 8, 2005